As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-161616

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Brookfield Realty Capital Corp.
(Exact name of registrant as specified in governing instruments)

Three World Financial Center, 200 Vesey Street, Tenth Floor
New York, New York 10281-1010
(212) 417-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jonathan C. Tyras, Esq.
Brookfield Realty Capital Corp.
Three World Financial Center, 200 Vesey Street, Tenth Floor
New York, New York 10281-1010
(212) 417-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Michael L. Zuppone, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, New York 10022 (212) 318-6000	J. Warren Gorrell, Jr., Esq. David P. Slotkin, Esq. Hogan & Hartson LLP 555 Thirteenth Street, N.W. Washington, D.C. 20004 (202) 637-5600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

           If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated December 4, 2009

             Shares

Common Stock

            Brookfield Realty Capital Corp. is a newly organized Maryland corporation that will originate, invest in and manage a portfolio of commercial mortgage loans. In addition, we may originate, issue or purchase other commercial real estate-related debt investments, such as corporate loans, mezzanine loans, commercial mortgage-backed securities and debtor-in-possession financings. We will be externally managed and advised by Brookfield Realty Capital Advisors LLC, which we refer to as our Manager, a wholly-owned subsidiary of Brookfield Asset Management Inc., or Brookfield, a global, publicly traded asset manager that specializes in, among other things, real estate.

            This is our initial public offering of shares of our common stock. All of the             shares of common stock being sold in this offering are being sold by us. Prior to this offering, there has been no public market for our common stock. We anticipate that the initial public offering price of our common stock in this offering will be $             per share. We have applied to list our common stock on the New York Stock Exchange under the symbol "BRCC".

            Concurrently with the completion of this offering,             , an affiliate of Brookfield, will acquire $              million of our common stock in a private placement at a price per share equal to the price per share in this offering.

            We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes, commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, among other purposes, stockholders generally are restricted from owning more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of our outstanding capital stock.

            See "Risk Factors" beginning on page 24 for a discussion of the following and other risks you should consider before buying shares of the common stock.

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  We are a new company with no operating history or any material assets and will commence operations only upon the completion of this offering; we may not be able to operate our business successfully, find suitable investments or generate sufficient cash flow to make or sustain distributions to our stockholders.

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  The net proceeds from this offering and the concurrent private placement are not committed to specific investments; we may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree, and our failure to apply these proceeds effectively could cause our operating results and the value of our common stock to decline.

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  There are various conflicts of interest in our relationships with Brookfield, our Manager and their respective affiliates, which could result in decisions that are not in the best interests of our stockholders.

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  We are dependent on our Manager, Brookfield, their respective affiliates and their key personnel for our success, and we may not find a suitable replacement for our Manager or Brookfield if the management agreement or the advisory agreement is terminated, or for these key personnel if they leave our Manager, Brookfield or their respective affiliates or otherwise become unavailable to us.

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  Our Manager's fee structure may induce it to make certain investments, including speculative investments, that increase the risk of our investment portfolio.

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  If we do not qualify as a REIT or fail to remain qualified as a REIT in any taxable year, we will be subject to U.S. federal income tax at regular corporate rates and potentially state and local taxes and could face substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders and adversely affect the value of our common stock.

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  Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.

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  We may change our business, investment, leverage and financing strategies without stockholder consent.

            Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Brookfield Realty Capital Corp.	$	$
(1)
All of the shares sold in this offering will be sold to the underwriters at $             per share, representing an initial discount to the underwriters of $             per share. We will bear $             per share and our Manager will bear $             per share of the underwriters' discount, in each case upon the closing of this offering. We have agreed to reimburse our Manager upon the closing of this offering $             per share with respect to all shares sold in this offering, in the form of restricted stock units, or Underwriting Discount Restricted Stock Units, valued at the initial public offering price (or             Underwriting Discount Restricted Stock Units). The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock under certain circumstances described herein. See the tables on page 201 under the heading "Underwriting" for more information.

            The underwriters may purchase up to an additional             shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus.

            The underwriters expect to deliver the shares against payment in New York, New York on             , 2009.

Goldman, Sachs & Co.

Prospectus dated             , 2009

Prospectus

          Through and including                          , 2009 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

          No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

PROSPECTUS SUMMARY

          This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under the heading "Risk Factors" and the other information included in this prospectus. Except where the context suggests otherwise, the terms "Brookfield Realty", "we", "us" and "our" refer to Brookfield Realty Capital Corp., a Maryland corporation, together with its consolidated subsidiaries; "our Manager" refers to our external manager, Brookfield Realty Capital Advisors LLC, a Delaware limited liability company; "Brookfield" refers to Brookfield Asset Management Inc. (our sponsor for purposes of this offering), the indirect parent company of our Manager, together with its subsidiaries; and "BREF" refers to Brookfield Real Estate Financial Partners LLC, Brookfield's dedicated real estate finance subsidiary. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is sold at $                  per share; (ii)                    shares of our common stock (equal to                  % of the outstanding common stock following completion of this offering, assuming the underwriters do not exercise their option to purchase additional shares) will be purchased by                  , an affiliate of Brookfield, in a private placement to be completed concurrently with the completion of this offering; and (iii) the underwriters do not exercise their option to purchase up to an additional                   shares of our common stock.

Our Company

          We are a newly organized real estate finance company that will originate, invest in and actively manage a portfolio of commercial real estate mortgage loans. In addition, we may originate, issue or purchase other commercial real estate-related debt investments, such as corporate loans, mezzanine loans, commercial mortgage-backed securities, or CMBS, and debtor-in-possession financings. Our principal investment activities will be within the United States.

          We will be externally managed and advised by our Manager, a wholly-owned subsidiary of Brookfield, pursuant to the terms of a management agreement, and our Manager will have access to the personnel and resources of Brookfield and BREF necessary for the implementation and execution of our business strategy pursuant to an advisory agreement. We believe that we will benefit from the leadership, experience and disciplined investment approach of Brookfield's seasoned real estate finance team and from the broader platform of Brookfield, one of the world's largest real estate owners and investors.

          Brookfield (NYSE: BAM) is a publicly traded asset management company that specializes in real estate, renewable power and infrastructure assets. Within its real estate operations, Brookfield owns and manages a significant portfolio of high-quality office properties and offers clients a comprehensive array of bridge and mezzanine lending products as well as alternative asset funds and financial and advisory services. Brookfield, together with its predecessors, has significant experience investing in and operating real estate assets and has a global reach, including offices in New York, Toronto, São Paulo, London and Sydney. From 2001, when Brookfield sponsored its first private investment fund, through September 30, 2009, Brookfield has sponsored and managed a total of 16 private investment funds with capital commitments of approximately $10.3 billion. As of September 30, 2009, Brookfield had approximately $90.0 billion in assets under management, including $42.2 billion in real estate. Brookfield's headquarters are located in Toronto and New York City. As of June 30, 2009, Brookfield had over 14,000 employees, of which approximately 11,300 are in real estate-related businesses.

          Brookfield employs a core team of real estate finance and capital markets professionals that has been working together at Brookfield since 2002. This team includes Barry Blattman, who will serve as our chairman and is a senior managing partner of Brookfield, Andrea Balkan, the managing partner of BREF, and William Powell, who will serve as our president and chief executive officer and as a member of our board of directors and who is a managing partner of Brookfield.

Each of these three professionals has more than 20 years of experience in real estate investments and finance, both at Brookfield and with some of the nation's leading commercial real estate and debt finance institutions. Brookfield has been an active investor in the real estate finance sector and, starting in 2004, began doing so on behalf of third-party investors, through BREF, as the manager of BREF ONE, LLC, which we refer to as BREF ONE, a $600 million private real estate finance fund that is fully invested, and BREF TWO, LLC, which we refer to as BREF TWO, a $727 million private real estate finance fund, for which the investment period is scheduled to expire in July 2010. Similar to our investment strategy, BREF ONE's and BREF TWO's investment strategies have focused primarily on commercial real estate finance investments with high-quality collateral. As of June 30, 2009, these funds have purchased or originated 50 investments, including mezzanine loans, B notes, non-traditional first mortgage loans and large loan CMBS transactions, in the aggregate investing $4.7 billion.

          Our chairman, our president and chief executive officer, our chief financial officer and our other officers are employees and executives of Brookfield. We do not expect to have any employees. Brookfield is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, none of Brookfield, its executives and other personnel, including our executive officers supplied to us by Brookfield, is obligated to dedicate any specific portion of its or their time to our business.

          We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act.

Market Opportunities

          Commercial real estate is a capital intensive business that requires constant infusions of capital to develop, acquire and maintain commercial properties. Property and Portfolio Research estimates that over $1.4 trillion of U.S. commercial real estate debt will mature between 2010 and 2012, with $478 billion maturing in 2010 alone.

          We believe that refinancing this debt through existing lenders will not be an option for many borrowers. In the last decade, financing for the U.S. commercial real estate market was provided by a wide variety of domestic and international financing institutions and by a robust securitization market in which portfolios of loans were sold and the risk distributed to investors rather than retained by the original lenders. The amount of capital that currently is available for commercial real estate debt, however, has been dramatically reduced as a result of the collapse of the securitization model of real estate financing and the decision by many traditional sources of debt capital to either exit the market or substantially curtail their activity, as evidenced by the dramatic decrease in the amount of U.S. CMBS issuances over the past two years. We believe that this reduction reflects, in part, a shift away from the securitization model of financing to a model in which the lender originates loans and retains the risk, which we believe will provide companies that have experience both originating and investing in real estate debt across the capital structure with current opportunities to originate appropriately structured, well-underwritten loans to experienced owners on high-quality properties.

Our Competitive Strengths

          We believe we distinguish ourselves from our competitors through the following competitive advantages:

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  Investment Professionals with Extensive Experience in Commercial Real Estate — Barry Blattman, Andrea Balkan and William Powell are seasoned veterans in the real estate finance business, each with more than 20 years of experience in commercial real estate investing, financing and capital markets, including extensive experience originating real estate debt through a variety of credit cycles and market conditions, of which the past seven years were at Brookfield.

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  Established Platform for Direct Origination of New Mortgage Loans — We will have ready access to and benefit from the direct origination platform well established by Brookfield, which, through its dedicated team of professionals, has deployed capital in real estate debt investments through various markets and economic cycles since 2002.

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  Brookfield's Wide-Reaching Market Presence and Networks — Brookfield is an established investor in all facets of the real estate market, and we will benefit from Brookfield's broad market presence and extensive nationwide network of established relationships with investment and commercial banks and other financial institutions, real estate owners, leasing agents, property managers and professional investment brokers and advisors. Our debt sourcing capability also will be enhanced by the market knowledge of and referrals from Brookfield's extensive array of real estate business units and certain of its fund management groups. We believe that Brookfield's market presence and external networks provide an advantage to us by providing wide visibility into and to the real estate market, enabling us to source attractive risk-adjusted transactions that may not be known or available to our competitors, and broader insight into general market trends given the diversity of Brookfield's business activities.

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  Demonstrated Investment Capability and Track Record — Brookfield has raised $1.3 billion in capital for two private commercial real estate debt investment funds, BREF ONE and BREF TWO, since 2004. Including reinvestment of proceeds, these funds have deployed an aggregate of over $1.5 billion in capital in 50 investments as of June 30, 2009. As of such date, 27 of these investments had been repaid at par. Furthermore, despite the major distress in the commercial real estate debt market, as of June 30, 2009, only one loan is non-performing and only two loans are sub-performing with restructuring negotiations in progress.

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  Dedicated In-House Investment, Operational and Asset Management Expertise — Through Brookfield and BREF, we will be fully staffed with extensive experience in each of the functions critical to deploying capital into the commercial real estate debt market. We believe that Brookfield and BREF's in-house experience across all functions of the investment cycle will allow us to make better informed decisions about identifying and structuring new opportunities than our competitors. We believe that this expertise provides us with the ability to act quickly and decisively in resolving potential problems, including through active management of foreclosures.

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  Responsible Use of Leverage — Through varying market conditions, Brookfield has historically utilized debt financing conservatively, both at the corporate level and within the various funds and vehicles that it has sponsored. Brookfield believes that it can achieve attractive risk-adjusted returns while limiting leverage to ensure that it will be able to maximize the value of its assets while retaining ownership and control of such assets.

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  Alignment of Interests — We have structured our relationship with our Manager to closely align our interests with those of our Manager and its affiliates, which will create an incentive for our Manager to maximize returns for our stockholders. In addition to the incentive fees that may be earned by our Manager (which are payable in the form of restricted stock units and referred to as Incentive Restricted Stock Units) and the reimbursement of underwriting fees to our Manager in the form of restricted stock units (referred to as Underwriting Discount Restricted Stock Units), a subsidiary of Brookfield has agreed to acquire $                   million of our common stock in a concurrent private placement at a price per share equal to the initial public offering price, for an aggregate investment equal to                  % of our outstanding common stock following completion of this offering and the concurrent private placement.

Investment Strategy

          Our primary investment objectives are to pay a consistent cash dividend and to preserve, protect and re-invest our equity base by deploying our capital into real estate loans that will perform in accordance with the loan terms and provide stable performance. To accomplish our objectives, we expect to employ the following investment strategy:

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  focusing on financings of high-quality collateral, which we generally define as properties that are highly competitive in maximizing occupancy and rental rates in their respective markets, which is expected to be the primary driver of our investment decisions;

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  originating or purchasing loans secured by high-quality real estate assets in primary markets in the United States that are stable and have positive economic indicators and forecasts indicate that this value is likely to be stable through varying market conditions;

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  targeting loans with a maximum loan-to-value range of 50% to 80%, which we believe would permit high current returns and benefit from borrowers investing a significant amount of equity in the transaction;

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  targeting larger loans, which we believe will minimize competition due to fewer lenders that will seek or be able to underwrite such loans and provide us with better leverage in negotiations with other lenders and borrowers;

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  seeking to take advantage of the current pricing inconsistencies caused by the existing economic environment created by distressed sellers or distressed capital structures; and

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  emphasizing capital preservation and maintaining liquidity.

          We intend to originate or acquire assets directly, or indirectly through other investment funds managed by Brookfield and its affiliates in which we will be a limited partner (subject to approval by our audit committee) or by co-investing with such other funds.

          Our investment strategy may be amended from time to time by our board of directors, without the approval of our stockholders.

Our Investments

          The assets in which we intend to invest will include the following types of commercial real estate loans and other debt investments, focusing primarily on the office, retail, multifamily, industrial and hospitality real estate sectors in the United States:

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  whole mortgage loans:  loans fully secured by a first mortgage lien on a commercial property that provide long-term mortgage financing to commercial property developers or owners generally having maturity dates ranging from three to ten years;

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  bridge loans:  whole mortgage loans secured by a first mortgage lien on a commercial property that provide interim financing generally having maturity dates shorter than three years to borrowers seeking short-term capital typically for the acquisition of real estate;

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  B notes:  typically a privately negotiated loan that is secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A note secured by the same first mortgage on the same property or group;

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  mezzanine loans:  loans made to commercial property owners that are secured by pledges of the borrower's ownership interests in the property and/or the property owner, subordinate to whole mortgage loans secured by first or second mortgage liens on the property but senior to the borrower's equity in the property;

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  CMBS:  securities that are collateralized by, or evidence ownership interests in, commercial mortgage loans, including investment grade, non-investment grade and unrated tranches of CMBS that principally are comprised of loans to a single borrower or a small number of large loans; and

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  debtor-in-possession financings:  debtor-in-possession financings primarily secured by real estate assets, to real estate companies that have a need for additional liquidity while in the process of being restructured.

          In addition to the assets described above, we also may make limited investments in other real estate-related assets, including corporate bank debt and corporate bonds, construction or property rehabilitation loans, preferred equity interests and other real estate debt-related investments that exhibit the same economic characteristics of the assets listed above, which could include interests in net-leased real estate assets, real estate funds or other such products.

          Although we intend to focus on the investments described above, our investment decisions will depend on prevailing market conditions and our ability to maintain our qualification as a REIT and our exclusion from registration under the Investment Company Act. Our current expectation is that at full deployment of the proceeds from this offering, our initial portfolio of originated and purchased debt will consist of approximately 60%-70% whole mortgage loans and bridge loans, 10%-15% B notes, 10%-15% mezzanine loans (we collectively refer to whole loans, bridge loans, B notes and mezzanine loans as our target assets) and up to 20% in other assets described in this section, which we collectively refer to as our other core assets, including CMBS, debtor-in-possession financings and certain other real estate-related assets in the United States. However, there is no assurance that upon completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among these various assets and we have not adopted any policy that establishes specific asset allocations among these various asset classes.

Investment Process

          Our investment strategy will be implemented through a well established underwriting, investment and asset management process and will be coordinated by our Manager, utilizing the resources of Brookfield and BREF pursuant to an advisory agreement. The key steps in our investment process will involve the following:

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  Deal Flow Sources — We will have access to Brookfield's wide-reaching network of professionals and organizations within the real estate industry, as well as within the real estate finance and investment community.

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  Preliminary Analysis — After our initial screening process, transactions of potential interest will be subjected to our formalized underwriting process and procedures and will be discussed at a weekly pipeline meeting which will be attended by key members of our Manager's investment committee, which we refer to as the Investment Committee. The Investment Committee will be chaired by Brian Lawson, a member of our board of directors and a senior managing partner and the chief financial officer of Brookfield, and also will include William Powell, Andrea Balkan (pursuant to a designation right contained in the advisory agreement with Brookfield and BREF), Lowell Baron, our chief financial officer, and Barry Blattman.

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  Structuring and Pricing — We will negotiate each investment to ensure that it is properly structured and appropriately priced. Successful negotiations will result in a negotiated term sheet, subject to due diligence, satisfactory documentation and approval by the Investment Committee.

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  Credit Analysis and Underwriting Due Diligence — We will review the proposed capital structure, create a cash flow analysis, review and evaluate market data, review historical operating statements and the borrower's current budget, and review borrower and guarantor financials, experience and reputation of a potential investment. We will utilize Brookfield's internal resources and third-party specialists to determine if a particular investment is suitable. Based on the completion of due diligence, a formal presentation will be made to the Investment Committee.

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  Investment Committee — The Investment Committee must unanimously approve all of our investments.

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  Legal Review and Closing — Brookfield maintains an in-house loan closing team that, together with a well-developed network of legal, tax, bankruptcy and environmental advisors, will assist us in properly structuring newly originated loans in accordance with each set of individual circumstances.

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  Surveillance and Asset Management — Each investment we make will be actively and regularly monitored in accordance with asset management procedures for compliance with its particular covenants, its performance relative to our expectations, the status of its leverage and the effectiveness of financial hedges, if any.

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  Realization — We expect that most of our investments will be held until their respective maturity dates, although we do expect to engage in the sales of certain investments if, in our view, value would be maximized, subject to our ability to maintain our status as a REIT and our exemption from the Investment Company Act. When it is necessary to take over a collateral asset, either through foreclosure or otherwise, we will be able to draw upon the resources and capabilities of Brookfield, subject to customary fees, to assist in property management and leasing.

Investment Guidelines

          Our board of directors has adopted the following investment guidelines to which our Manager must adhere:

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  no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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  no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act;

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  unless approved by our board of directors, we will not make any investment in assets other than our target assets or our other core assets if, after giving pro forma effect to such investment, 20% or more of our total assets would be invested in assets other than our target assets or our other core assets (based on carrying value and measured at the time of investment);

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  all investments require the unanimous approval of the Investment Committee; and

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  without the approval of our board of directors, no investment shall be made with an equity investment by us that exceeds the greater of (i) $150 million or (ii) the lesser of 25% of our Equity Capitalization, as defined below, or $500 million.

          Until appropriate investments in our target assets and other core assets are identified, our Manager may invest the proceeds from this offering and the concurrent private placement and any future offerings of our equity or debt securities in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act.

Our Financing Strategy

          We expect that initially we will utilize little to no debt to finance our assets. In the future, and subject to maintaining our qualification as a REIT and our exemption from the Investment Company Act, we expect to finance the acquisition of our assets, to the extent available to us, through:

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  non-recourse loans or senior participations provided by the Term Asset-Backed Securities Loan Facility or by private placements to institutional investors;

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  securitizations;

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  other sources of private financing, including warehouse and bank credit facilities; and

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  public offerings of our equity or debt securities.

Leverage Policies

          We will manage our exposure to leverage in a manner that is consistent with our goals of capital preservation and of providing a stable, consistent return for our stockholders. We do not initially expect to use leverage. To the extent market conditions improve and markets stabilize over time, we may increase our borrowing levels in the future but will seek to limit our leverage so that it does not exceed a debt-to-equity ratio of 3:1. We consider this leverage ratio to be prudent for the asset classes in which we intend to invest. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager's assessment of a variety of factors, will be at the discretion of our Manager and will not be subject to the approval of our stockholders. We are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Risk Management

          Our investment processes are designed to incorporate risk management into every investment decision. The risk management committee of our board of directors will conduct regular oversight of portfolio risk and will advise and consult with our Manager and board of directors with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines. Our Manager will actively manage the credit, financing and interest rate risks associated with holding a portfolio of our assets.

  Credit Risk

          We will seek to manage credit risk, in part, by primarily investing in asset classes and in markets in which we feel we have superior knowledge. Additionally, we will seek to manage credit risk through our extensive due diligence, underwriting, loan structuring and legal closing processes as well as a credit committee process. Through the use of non-recourse financing, upfront and ongoing reserves, interest rate cap agreements, cash flow sweep mechanisms, guaranties, tenant/leasing approval requirements, budget approvals, financial reporting requirements and restrictions on transfers, assumptions and extension, we expect to be able to have the ability to limit our credit and legal risks associated with the potential transaction.

  Asset Management and Special Servicing

          Pursuant to the advisory agreement, we will have access to Brookfield's dedicated, in-house asset management and special servicing group, which will provide investment oversight and critical input to the acquisition and disposition processes, including any workouts, foreclosures, restructurings and bankruptcies.

  Interest Rate Hedging

          We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasuries and options on U.S. Treasuries and interest rate floors to hedge all or a portion of the interest rate risk between the interest we earn on investments and our borrowing costs caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted return and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing. Additionally, to the extent we finance any investments in the future, we will attempt to use match funded financing structures, which match assets and liabilities with respect to maturities and interest rates in order to limit our refinance risk.

Summary Risk Factors

          An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under the heading "Risk Factors" beginning on page 26 of this prospectus before purchasing our common stock. If any of these risks occur, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

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  We are a new company with no operating history and may not be able to operate our business successfully, find suitable investments or generate sufficient cash flow to make or sustain distributions to our stockholders.

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  The net proceeds from this offering and the concurrent private placement are not committed to specific investments; we may allocate the net proceeds from this offering and the concurrent private placement to investments with which you may not agree, and our failure to apply these proceeds effectively could cause our operating results and the value of our common stock to decline.

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  There are various conflicts of interest in our relationship with Brookfield, BREF, our Manager and their affiliates that could result in decisions that are not in the best interests of our stockholders. Our executive officers and certain members of our board of directors, including our chairman, are executives of Brookfield and/or one or more of its affiliates. Our Manager and executive officers may have conflicts of interest that arise as a result of their competing duties to us and their duties to Brookfield and certain investment vehicles managed by Brookfield or its affiliates.

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  We are dependent upon our Manager, Brookfield and their respective affiliates and key personnel and we may not find a suitable replacement for our Manager or Brookfield if the management agreement or the advisory agreement is terminated, or for their key personnel if they leave our Manager or Brookfield or their respective affiliates or otherwise become unavailable to us.

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  We will pay our Manager substantial base management fees regardless of the performance of our portfolio, which might reduce our Manager's incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. In addition, our Manager has the ability to earn incentive fees each quarter based on our Excess Earnings (as defined herein), which may induce our Manager and its affiliates to make certain investments, including speculative investments, which increase the risk of our investment portfolio.

  •
  Our management agreement is being negotiated between related parties and not on an arm's-length basis and its terms, including fees, expense reimbursement and the amounts payable to our Manager, may not be as favorable to us as if it has been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

  •
  We may compete with existing and future investment vehicles, including BREF ONE and BREF TWO, for access to Brookfield and its affiliates, which may affect the size, type and form of investment opportunities available to us.

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  Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager unless required by our investment guidelines.

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  Our board of directors may change our business, investment, leverage and financing strategies without stockholder consent.

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  In the future, we may use leverage in executing our business strategy, and we are not restricted in our governing documents or otherwise in the amount of leverage that we may use. The use of leverage may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

  •
  Increases in interest rates and shifts in the yield curve could negatively affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

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  A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our operating results.

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  Until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities or utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions to our stockholders.

  •
  We may in the future choose to pay dividends in our own stock, in which case you may be required to pay income taxes on such dividends in excess of the cash dividends you receive from us.

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  Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

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  Complying with REIT requirements may cause us to forego otherwise attractive investment opportunities or financing or hedging strategies.

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  Maintenance of our exemption from registration under the Investment Company Act imposes significant limits on our operations.

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  Recent market conditions may make it more difficult for us to analyze potential investment opportunities or our portfolio of assets as historical assumptions we use to value a particular asset or analyze interest rate changes and prepayment trends may not be appropriate during the current unprecedented downturn in the real estate market and general economy.

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  The performance of the commercial mortgage loans we expect to originate or acquire and the commercial properties underlying any investments we may make will be subject to the ability of the commercial property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

  •
  We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

Our Formation and Structure

          We were organized as a Maryland corporation on July 28, 2009 by Brookfield. The following diagram illustrates our organizational structure after giving effect to this offering on a fully diluted basis (assuming no exercise by the underwriters of their option) and the concurrent private placement to                   , an affiliate of Brookfield, but does not reflect an aggregate of             shares of restricted stock to be granted to our independent directors concurrently with the closing of this offering.

(1)
Reflects         shares of our common stock acquired in a concurrent private placement.

(2)
Excludes         shares issuable upon vesting of any Underwriting Discount Restricted Stock Units.

Management Agreement

          We will be externally managed and advised by our Manager pursuant to the terms of a management agreement, and our Manager will have access to the personnel, infrastructure, relationships and experience of Brookfield and its affiliates in effectuating our investment strategy pursuant to an advisory agreement among our Manager, Brookfield and BREF. Our Manager is required to provide us with officers and services pursuant to the terms of the management agreement. However, our chairman, our president and chief executive officer, our chief financial officer and our other officers are employees and executives of Brookfield. Brookfield is not obligated to dedicate any personnel exclusively to us. In addition, none of Brookfield, its executives and other personnel, including our executive officers supplied to us by Brookfield, is obligated to dedicate any specific portion of its or their time to our business.

          We will enter into a management agreement with our Manager that will become effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties:

  •
  performing all of our day-to-day functions;

  •
  determining our investment strategy, subject to the investment guidelines established by our board of directors;

  •
  sourcing, analyzing and executing investments, asset sales and financings; and

  •
  performing asset management duties.

Our board of directors will oversee compliance with our investment guidelines.

          The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless earlier terminated as described below. After the initial term, our independent directors will review our Manager's performance annually and the management agreement may be terminated by us through non-renewal upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us. We will provide our Manager with 180 days prior notice of such a termination. Upon such a termination, we will pay our Manager a termination fee as described in the table below. We also may terminate the management agreement for cause at any time with 30 days prior written notice from our board of directors, without payment of a termination fee. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

          Our Manager may terminate the management agreement if we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay the Manager a termination fee. Our Manager may decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. Our Manager also may terminate the management agreement if we materially breach the management agreement or we are taken private, which we refer to herein as "good reason," in which case we would be required to pay a termination fee.

          The following table summarizes the fees and expense reimbursements that we will pay to our Manager pursuant to the management agreement and certain other matters with respect to the management agreement and our Manager:

Type	Description of Payment	Payment Terms
Base management fee	1.50% per annum of our Equity Capitalization.	Quarterly in arrears in cash.
Incentive fee
To the extent cash earnings on an annualized basis exceed 8% of Equity Capitalization, we refer to such excess earnings as Excess Earnings.

To the extent that Excess Earnings are distributed to stockholders in the form of a cash dividend, which we refer to as a special cash distribution, an amount equal to 20% of the special cash distribution will be payable to our Manager as an incentive fee. If there is no special cash distribution paid to stockholders with respect to a quarter, our Manager will not earn an incentive fee for that quarter. To the extent we incur losses in any quarter, such losses will be disregarded for the purpose of calculating whether an incentive fee is payable in any future quarter.
Any such incentive fee will be paid on a quarterly basis in the form of Incentive Restricted Stock Units, which will vest annually in equal 1/3 increments over the course of three years, beginning on the first anniversary of the grant date. Once such Incentive Restricted Stock Units have vested, the Manager may elect to receive up to 50% of the value of the cumulative vested units in cash, with the remainder settled in shares of our common stock, subject to certain restrictions related to our ownership limits.

Type	Description of Payment	Payment Terms
No incentive fee will be paid on any cash distributions that constitute a return of capital to our stockholders.
The number of Incentive Restricted Stock Units payable to our Manager with respect to any incentive fee earned will be equal to the dollar amount of the incentive fee earned in such quarter divided by the weighted-average closing price of our common stock on the NYSE for the five consecutive trading days ending on the date the applicable special cash distribution is paid. Our Manager will be entitled to receive "distribution equivalents" with respect to these Incentive Restricted Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders.
Expense reimbursement
	We will reimburse our Manager for all out-of-pocket operating expenses that it incurs on our behalf, including expenses relating to legal, accounting, due diligence and other services. Our reimbursement obligation is not subject to any dollar limitation. In addition, we will not reimburse our Manager for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons; provided that if our chief financial officer is fully dedicated to us in the future, the salary for such dedicated chief financial officer will be reimbursed by us.	Quarterly in cash.
Origination fee
	We will receive any origination fees charged to borrowers on loans that are originated by BREF or our Manager. For any such loans that have an original principal amount of at least $25.0 million and that have a maturity date of not less than three years, we will pay to our Manager, out of the origination fees that we receive from such borrower, an origination fee equal to the lesser of (a) $100,000 and (b) the amount of origination fees paid to us by such borrower.	Paid promptly after the origination fee is received from the applicable borrower.
Transactions with Brookfield-managed funds	For capital that is invested in affiliated Brookfield-managed funds or vehicles with third-party institutional limited partners, we will pay the same fee as	We will pay the fee at the same time as the third-party institutional limited partners in such fund.

Type	Description of Payment	Payment Terms
similarly sized third-party institutional limited partners in such fund or vehicle, subject to approval of our audit committee. Generally, such fee historically has been, and in the future may consist of, an asset management fee (which generally has ranged from 0.15% to 2.0% for committed or invested capital or between 0.25% and 1.0% per annum on either gross or net assets under management, as the case may be) and, in certain cases, an incentive fee (which generally has ranged from 10% to 25.0% of profits and gains after return hurdles ranging from 8.0% to 40.0% have been surpassed), which could be greater than the base management and incentive fees that we pay to our Manager. Any future fees are subject to then existing market conditions. We will not invest in any affiliated Brookfield-managed fund or vehicle without the prior approval of our audit committee.
Reimbursement of Manager's partial payment of initial underwriting discount
Pursuant to an underwriting agreement among the underwriters, our Manager and us, our Manager will agree to pay the underwriters $ per share with respect to each share sold in this offering, representing a portion of the initial underwriting discount. Pursuant to our management agreement, we have agreed to reimburse our Manager for its partial payment of the initial underwriting discount, subject to our achieving Excess Earnings within the first 24 full calendar quarters following the closing of this offering.
We have agreed to reimburse our Manager upon the closing of this offering $ per share with respect to all shares sold in this offering, in the form of Underwriting Discount Restricted Stock Units valued at the initial public offering price. The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments for each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings (as described above) for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following of this offering, whichever occurs first. Our Manager will be entitled to receive "distribution equivalents" with respect to the Underwriting Discount Restricted

Type	Description of Payment		Payment Terms
Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders.
Termination; termination fee and related events
If we terminate the management agreement without cause (including non-renewal) or our Manager terminates the management agreement for good reason, the following shall apply:

• We must pay a termination fee.
The termination fee is equal to three times the sum of the average annual base management fee and the average annual incentive fee paid to our Manager during the 24-month period immediately preceding the date of termination, calculated as of the end of the
	•	Any unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest irrespective of whether we have met the Excess Earnings hurdle.	most recently completed fiscal quarter prior to the date of termination. If we terminate the management agreement without cause
	•	Any unvested Incentive Restricted Stock Units and any unvested restricted stock units issued to our Manager in the future under the 2009 Plan, will immediately accelerate and vest.	(including non-renewal), the termination fee is payable on or before the last day of the initial term or the renewal term, as the case may be. If our Manager terminates the management agreement for good reason,
	If we terminate the management agreement for cause or our Manager terminates the management agreement without good reason (including non-renewal or termination in the event we become regulated as an investment company under the Investment Company Act), the following shall apply:		the termination fee is payable within 30 days after such termination.
	•	We would not be required to pay any termination fee.
	•	Our Manager shall retain any unvested Underwriting Discount Restricted Stock Units subject to their existing terms.
	•	Our Manager shall forfeit any unvested Incentive Restricted Stock Units and any unvested restricted stock units issued in the future under the 2009 Plan.
Change in control	In the event of a change in control of us, the following shall apply:
	•	Any unvested Underwriting Discount Restricted Stock Units will immediately accelerate and

Type	Description of Payment		Payment Terms
vest irrespective of whether we have met the Excess Earnings hurdle described above.
	•	Any unvested Incentive Restricted Stock Units and any unvested restricted stock units issued to our Manager in the future under the 2009 Plan will immediately accelerate and vest.

          For purposes of calculating fees under our management agreement, "Equity Capitalization" is defined as (a) the sum of (i) the net proceeds of this offering, the concurrent private placement and any future equity or trust preferred securities issuances (including upon conversion, exchange or exercise of any other security, in which case the net proceeds shall include the net proceeds obtained from the issuance of the other securities so converted, exchanged or exercised and upon such conversion, exchange or exercise) (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) plus (ii) any cash earnings (not paid to our stockholders as dividends and without taking into account any non-cash equity compensation expense incurred at the end of the applicable measurement period), (b) less (i) any return of capital to investors and (ii) any amount we pay to repurchase our common stock since inception; provided, however, that we will not be required to pay base management fees on the portion of the proceeds from this offering and the concurrent private placement that have not been initially invested in our target assets or our other core assets or used to pay our expenses. Solely for the purpose of calculating the base management fee, "Equity Capitalization" shall exclude any capital invested in or through Brookfield-managed funds or vehicles.

          Securities issued without the receipt by us of consideration, including shares of restricted stock and restricted stock units granted under our equity incentive plan, which we refer to as the 2009 Plan, will not be included in the calculation of Equity Capitalization.

          For purposes of the definition of Equity Capitalization and the calculation of Excess Earnings, cash earnings is defined as (a) cash flow from operations as reported in our statement of cash flows (which is net of base management fees to our Manager), excluding the effects of changes in short-term receivables and payables, plus (b) any origination fees received during such period (which will not be included in our cash flow from operations), any realized cash gains on our investments and any realized cash gains on the repayment, repurchase or other discharge of our indebtedness, and minus (c) any realized cash losses on our investments, any realized cash losses on the repayment, repurchase or other discharge on our indebtedness and any financing costs paid during such period.

Advisory Agreement

          Our Manager will enter into an advisory agreement with Brookfield and BREF, which will become effective upon the closing of this offering and pursuant to which our Manager will be provided with access to, among other things, Brookfield's and BREF's portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technology necessary for the performance of our Manager's duties, in exchange for a fee representing the Manager's allocable cost for these services. The fee paid by our Manager pursuant to this advisory agreement shall not constitute a reimbursable expense under the management agreement.

Conflicts of Interest and Related Policies

          Management.    We will be entirely dependent on our Manager for our day-to-day management and have no independent officers or employees. Our chairman, president and chief executive officer, chief financial officer and vice president and general counsel also serve or may serve as employees, officers and/or directors of Brookfield and/or certain of its affiliates, including, without limitation, existing or future affiliated pooled investment vehicles or managed accounts and other Brookfield-sponsored funds. As a result, our management agreement with our Manager is being negotiated between related parties, and its terms, including fees, expense reimbursements and the amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm's-length with an unaffiliated third party. Further, the ability of our Manager, Brookfield and their respective affiliates, officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. In addition, employees, officers and other personnel of our Manager may have obligations to investors in other Brookfield-related entities, the fulfillment of which might not be in the best interests of us or our stockholders.

          Investment Activities of Certain Affiliates.    BREF TWO and other Brookfield-sponsored funds and advisory clients, which we refer to collectively as Brookfield clients, and advisory clients of Brookfield Investment Management Inc., which we refer to as BIM, including several publicly traded and other closed-end funds and Crystal River Capital, Inc., which we refer to collectively as BIM clients, have made in the past and may in the future make investments in certain of our target assets and our other core assets. BIM is a registered investment advisor and a wholly-owned subsidiary of Brookfield that is operated separately from Brookfield's other advisory businesses. Some of these Brookfield and BIM clients may be deemed to be our affiliates because they are controlled by Brookfield through its and its subsidiaries' management of their assets. Additional information concerning these funds is set forth in "Business — Conflicts of Interest and Related Policies — Investment Activities of Certain Affiliates." See "Risk Factors — Risks Related to Our Relationships with Our Manager — We may compete with existing and future private and public investment vehicles managed by Brookfield or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders."

          BREF TWO Exclusivity and Current Co-Investment Allocation Provisions.    Our ability to make investments in our target assets and our other core assets is currently subject to the exclusivity and investment opportunity allocation rights of BREF TWO. BREF TWO was formed to invest in real estate related finance transactions, principally in the United States, with a risk position that generally is senior to traditional equity and subordinate to traditional first mortgages and investment grade corporate debt, but may include the making of whole loans, which we refer to as the BREF TWO Investment Strategy. During the BREF TWO Exclusivity Period (as defined below), Brookfield Asset Management Inc. and its subsidiaries (other than BIM) must offer to BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy. The BREF TWO Exclusivity Period is the period that commenced on the initial closing of BREF TWO and ends on the earlier of the end of the BREF TWO investment period, which is scheduled to expire in July 2010, and the date on which at least 75% of the aggregate capital commitments of BREF TWO have been invested or have been committed for investment.

          BREF TWO has informed us that currently, it intends to retain the majority of its unfunded capital commitments either for follow-on investments in existing portfolio assets or for other defensive purposes. However, no assurance can be given that BREF will not cause BREF TWO to change this strategy and call unfunded capital commitments to fund new investments. BREF has informed us that if BREF TWO were to call unfunded capital commitments to fund new investments during the remainder of the BREF TWO Exclusivity Period, it expects that these investments would be in B Notes and mezzanine loans and not in traditional first mortgage loans, all of which are our target assets. However, no assurance can be given that BREF will not cause BREF TWO to invest in traditional first mortgage loans during the remainder of the BREF TWO Exclusivity Period.

          During the BREF TWO Exclusivity Period, unless BREF TWO declines an investment opportunity that falls within the BREF TWO Investment Strategy, we may be precluded from participating in such investment opportunity. Factors that could cause BREF TWO to decline any such investment opportunity include, among other considerations, the availability of capital (given the current defensive strategy articulated to us) and the risk/return profile of the proposed investment.

          Accordingly, during the remainder of the BREF TWO Exclusivity Period, Brookfield Asset Management Inc. and its subsidiaries (other than BIM) will offer BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy for its consideration. If BREF TWO elects to pursue such investment opportunity by itself, we will not be permitted to participate in such investment; if BREF TWO declines to pursue such investment opportunity, our Manager will be able to consider the opportunity on our behalf.

          Under certain circumstances, we may co-invest with BREF TWO in an investment through a separate co-investment vehicle or by acquiring from Brookfield an economic interest in the investment (such acquisition would be subject to the approval of BREF and our audit committee). To the extent that we do so, the allocation shall be made by BREF in consultation with our Manager and BREF TWO's limited partner advisory committee.

          To the extent BREF TWO acquires any investments in which we also are interested or we acquire assets together with or through BREF TWO or any other fund managed by Brookfield or its affiliates, our ability to timely invest the proceeds from this offering and the concurrent private placement in revenue-generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

          As of June 30, 2009, BREF TWO had called $421.6 million of capital (none of which was utilized to originate first mortgage loans), of which $4.0 million was distributed as recallable capital, leaving approximately $309.4 million of unfunded capital commitments.

          Future Investment Opportunity Allocation Provisions.    Pursuant to a co-investment and allocation agreement among our Manager, Brookfield and us, our Manager and Brookfield have agreed that neither they nor any entity controlled by Brookfield will, in the future, sponsor or manage any new U.S. publicly traded investment vehicle that invests primarily in our target assets for so long as the management agreement is in effect and our Manager and Brookfield are under common control. However, Brookfield and its affiliates may sponsor or manage other U.S. publicly traded investment vehicles that invest generally in real estate assets, but not primarily in our target assets, which we refer to as a potential competing vehicle. Our Manager and Brookfield also have agreed that for so long as the management agreement is in effect and our Manager and Brookfield are under common control, no entity controlled by Brookfield will sponsor or manage another potential competing vehicle or another private or foreign investment vehicle that focuses on investing in our target assets, which we refer to as private or foreign competing vehicles, unless Brookfield adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us or (ii) provides us the opportunity to co-invest with such vehicles, or, if approved by our audit committee, invest directly in such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicle's and our availability of cash for investment. Since we intend to invest predominantly in the United States in assets secured primarily by collateral located in the United States, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

          Our independent directors will periodically review our Manager's and Brookfield's compliance with the co-investment provisions described above and our audit committee must approve any investments involving our affiliates or our Manager's affiliates except in the case where we co-invest with such entity.

          To the extent that any existing or future fund managed by Brookfield or its affiliates has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. To the extent that we acquire assets together with or through any such fund, our ability to invest the proceeds from this offering and the concurrent private placement in revenue generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Brookfield also manage the funds with which we may co-invest or through which we may invest, and fees payable to such affiliates by such funds may be more advantageous to Brookfield than the fees payable by us to our Manager, our interests in such investments may conflict with the interests of the other funds and Brookfield or, to the extent we invest through such other funds, the fees payable by us to Brookfield may exceed those payable under the management agreement with our Manager. Brookfield and/or our Manager may in the future change, or adopt additional, conflicts of interest policies and procedures designed to support the equitable allocation and to prevent preferential allocation of investment opportunities among entities with overlapping investment objectives that are now or in the future managed by Brookfield or its affiliates. Our independent directors will periodically review our Manager's and Brookfield's compliance with these conflicts of interest and allocation provisions.

          Transactions with Other Brookfield Affiliates.    Pursuant to our management agreement, our Manager may not consummate on our behalf any transaction that involves:

  •
  the sale of any investment to;

  •
  the acquisition of any investment from;

  •
  the making of any investment in;

  •
  the borrowing of funds from; or

  •
  the lending of funds to,

any investment vehicle managed by Brookfield or any of its affiliates or any account advised by them (other than co-investments with any such vehicle) unless:

  •
  such transaction is on terms no less favorable than can be obtained on an arm's-length basis from unrelated third parties based on any of the following:

  •
  prevailing market prices;

  •
  other reliable indicators of fair market value; or

  •
  an independent valuation or appraisal; and

  •
  such transaction has been approved in advance by our audit committee.

          Policy Regarding Investments Related to Properties Managed by Brookfield Affiliates.    We expect our board of directors to adopt a policy that permits us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of Brookfield or with respect to which an unaffiliated owner may have engaged an affiliate of Brookfield to provide certain other services with respect to the property.

          Policy Regarding Investments Related to Business Activities Conducted by Us.    We do not have a policy that expressly prohibits our directors, officers or affiliates from engaging for their own account in business activities of the types conducted by us. However, we expect that our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors and officers, as well as employees of our Manager, Brookfield and their respective affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of our audit committee.

          Policy Regarding Senior or Junior Investments in Common Assets.    We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Brookfield or its affiliates. Such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment. We expect that our board of directors will adopt a policy that provides that in the event of a default, the Manager will advise our independent directors, who will direct our Manager with respect to the resolution or disposition of the investment.

Operating and Regulatory Structure

  REIT Qualification

          We intend to qualify and elect to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code. We believe that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

          So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

          In order to implement our investment strategy, subject to the limitations in the Internal Revenue Code on the total value of investments in taxable REIT subsidiaries and the amount of dividend income from taxable REIT subsidiaries, we may utilize taxable REIT subsidiaries in order to conduct any active businesses or make sales of assets that would not be appropriate for a REIT, hold assets that do not qualify as real estate assets under the Internal Revenue Code and engage in activities or make investments that would produce income that would not qualify as income from real estate assets.

  Exclusion from Regulation Under the Investment Company Act

          We intend to operate our business so that neither we nor any of our subsidiaries would be subject to regulation as an "investment company" under the Investment Company Act.

          We and certain of our subsidiaries intend to qualify for the exclusion from regulation provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) is designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exclusion, we will need to ensure that at least 55% of our total assets (or the total assets of any of our subsidiaries relying thereon) consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for purposes of the Investment Company Act, which we refer to as qualifying assets, and that at least 80% of total assets consist of qualifying assets and real estate-related assets.

          In determining whether we or our subsidiaries satisfy the requirements for relying on Section 3(c)(5)(C), we rely on guidance published by the Securities and Exchange Commission staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying assets and real estate-related assets. To the extent that the Securities and Exchange Commission staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we will be able to maintain this exclusion from regulation for us and each of our applicable subsidiaries.

          Alternatively, we may rely on the exclusion from regulation provided by Section 3(c)(6) of the Investment Company Act. Section 3(c)(6) provides an exclusion from regulation as an investment company for a company that is primarily engaged directly, or through one or more majority-owned subsidiaries, in a business described in Section 3(c)(5)(C) of the Investment Company Act (and from which it derived more than 25% of its gross income in its last fiscal year), together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Some of our subsidiaries also may rely on the exclusion from regulation provided by Section 3(c)(6) in the event they hold mortgage assets through majority-owned subsidiaries that themselves rely on Section 3(c)(5)(C). We note, however, that the Securities and Exchange Commission staff has issued little interpretive guidance with respect to Section 3(c)(6), and any guidance published by the staff may require us to adjust our strategy accordingly.

          Some of our subsidiaries, such as our taxable REIT subsidiary, may hold assets that would not allow them to qualify for the Section 3(c)(5)(C) exclusion. In such case, we intend to rely on the exclusion in Section 3(c)(1) or Section 3(c)(7) for these subsidiaries and limit the value of our interests in them by limiting the amount of assets held by them so that we may continue to qualify for an exclusion from regulation as an investment company. We may in the future also organize financing subsidiaries that will borrow under the Term Asset-Backed Securities Loan Facility and will rely on Section 3(c)(7), not on Rule 3a-7, for their Investment Company Act exclusion. We will similarly limit our investments in these Term Asset-Backed Securities Loan Facility subsidiaries to ensure that we continue to qualify for an exclusion from regulation as an investment company.

          There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, or the guidance from the Securities and Exchange Commission staff regarding the treatment of assets as qualifying assets or real estate-related assets, will not change in a manner that adversely affects our operations. To the extent that the Securities and Exchange Commission staff provides more specific guidance regarding any of the matters bearing upon the provisions we and our subsidiaries rely on for exclusion from regulation under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the Securities and Exchange Commission staff could provide additional flexibility to us or it could inhibit our ability to pursue the strategies we have chosen.

          Further, although we intend to monitor our portfolio, there can be no assurance that we or our subsidiaries will be able to maintain an exclusion from regulation as an investment company under the Investment Company Act. If we or any of our subsidiaries fail to qualify for an exclusion in the future, we could be required to restructure our activities or the activities of our subsidiaries, including selling assets in a manner that, or at a time when, we would not otherwise choose to do so, which could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions. Such a sale could occur during adverse market conditions, and we could be forced to accept a price below one that we believe is appropriate.

          For further discussion of our exclusion from regulation under the Investment Company Act, see "Business—Operating and Regulatory Structure—Exclusion from Regulation under the Investment Company Act."

Restrictions on Ownership of Our Common Stock

          To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter generally prohibits, with certain exceptions, any individual from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of our outstanding capital stock. Our board of directors may, in its sole discretion and subject to certain conditions, waive the 9.8% ownership limit with respect to a particular stockholder if our board of directors receives such representations, covenants and undertakings as our board of directors deems appropriate to determine that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things:

  •
  beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

  •
  transferring shares of our capital stock after January 29, 2010 if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

          Our charter provides that any transfer of our capital stock that would result in our capital stock being beneficially owned by fewer than 100 persons after January 29, 2010 will be void ab initio. In addition, our charter provides that any ownership or purported transfer of our capital stock in violation of any of the other foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

THE OFFERING

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters' option)
Common stock to be outstanding after this offering and the concurrent private placement	shares(1)
Use of proceeds

The net proceeds to us from our sale of shares of common stock in this offering and the concurrent private placement, after deducting the underwriting discount and other estimated offering expenses, will be approximately $        million. If the underwriters exercise their option in full, we estimate that our net proceeds will be approximately $        million.

We intend to invest the net proceeds of this offering and the concurrent private placement in our target assets and our other core assets. We expect that our initial focus will be on originating and acquiring whole mortgage loans, B notes and mezzanine loans and until appropriate investments can be identified, our Manager may invest the net proceeds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These initial short-term investments are expected to provide a lower net return than we will seek to achieve from investments in our target assets and our other core assets.

We plan to invest the net proceeds of this offering in accordance with our investment objectives and strategies described in this prospectus. See "Use of Proceeds".
Distribution policy

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its taxable income. We generally intend over time to pay quarterly distributions in an amount equal to our taxable income.

We currently do not intend to use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate making quarterly distributions to our stockholders, our board of directors has the sole discretion to determine the timing, form

(1)
Excludes (i) any shares issuable upon the vesting of any Underwriting Discount Restricted Stock Units, (ii) an aggregate of                    shares of our common stock currently reserved for issuance under our 2009 Plan and (iii) up to                   shares of our common stock that we may issue and sell upon the exercise of the underwriters' option. Includes an aggregate of                  shares of restricted stock to be granted to our independent directors concurrently with the closing of this offering.

and amount of any distributions to our stockholders, and the amount of such distributions may be limited until we have a portfolio of income-generating assets.

Any distributions we make to our stockholders will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and liquidity. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see "Distribution Policy".

New York Stock Exchange Symbol	We have applied to have our common stock listed on the New York Stock Exchange under the symbol "BRCC".
Risk factors

Investing in our common stock involves a high degree of risk. You should read and consider the information set forth under the heading "Risk Factors" and all other information in this prospectus before investing in our common stock.

Our Corporate Information

          Our offices, Brookfield's offices and our Manager's offices are located at Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010, and our telephone number is 212-417-7000. We maintain an internet site at                  which contains information concerning us and our subsidiaries. The information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

          An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, which address all of our material risks, together with the other information contained in this prospectus. If any of the risks discussed in this prospectus occur, the trading price of our common stock could decline significantly and you could lose all or a part of your investment. Some statements in this prospectus, including statements in the following risk factors constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements".

Risks Related to Our Relationship with Our Manager

We are dependent on our Manager, Brookfield and their respective affiliates and their key personnel for our success, and we may not find a suitable replacement for our Manager, Brookfield and their respective affiliates if the management agreement or the advisory agreement is terminated or for these key personnel if they leave our Manager, Brookfield or their respective affiliates or otherwise become unavailable to us.

          We are externally managed and advised by our Manager, which is a wholly-owned subsidiary of Brookfield, and all of our officers are employees of Brookfield or its affiliates. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager and its affiliates. The executive officers and key personnel of our Manager and its affiliates will evaluate, negotiate, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the executive officers or key personnel of our Manager and its affiliates could have a material adverse effect on our performance.

          Neither our Manager nor its affiliates are obligated to dedicate any specific personnel exclusively to us, nor are they or their personnel obligated to dedicate any specific portion of their time to the management of our business. As a result, we cannot provide any assurances regarding the amount of time our Manager or its affiliates will dedicate to the management of our business. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, with significant responsibilities for other investment vehicles currently managed by Brookfield and its affiliates, and may not always be able to devote sufficient time to the management of our business. Consequently, we may not receive the level of support and assistance that we otherwise might receive if we were internally managed.

          In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to the executive officers and key personnel of our Manager and its affiliates. The initial term of our management agreement with our Manager and the advisory agreement among our Manager, Brookfield and BREF only extends until the third anniversary of the closing of this offering, with automatic one-year renewals thereafter, and may be terminated earlier under certain circumstances. The advisory agreement cannot be terminated until such time as the management agreement is terminated and will automatically terminate if the management agreement is terminated. If the management agreement or the advisory agreement is terminated or not renewed and no suitable replacement is found to manage us, we may not be able to execute our business plan, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

Our Manager's fee structure may not create proper incentives or may induce our Manager and its affiliates to make certain investments, including speculative investments, which increase the risk of our investment portfolio.

          We will pay our Manager substantial base management fees regardless of the performance of our portfolio. Our Manager's entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. Consequently, we may be required to pay our Manager significant base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter.

          In addition, our Manager has the ability to earn incentive fees each quarter based on our Excess Earnings, which may create an incentive for our Manager to invest in assets with higher yield potential, which are generally riskier or more speculative, or sell an asset prematurely for a gain, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled. If our interests and those of our Manager are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our common stock.

We may compete with existing and future private and public investment vehicles managed by Brookfield or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders.

          We are subject to conflicts of interest arising out of our relationship with Brookfield, including our Manager and its affiliates. Specifically, Mr. Blattman, our chairman, Mr. Powell, our president and chief executive officer and a member of our board of directors, Mr. Baron, our chief financial officer and treasurer, and Mr. Tyras, our vice president and general counsel, are executives of Brookfield and/or one or more of its affiliates. Our Manager and executive officers may have conflicts between their duties to us and their duties to, and interests in, Brookfield and certain private real estate investment funds or public vehicles managed by Brookfield or its affiliates that seek to invest in our target assets and our other core assets and may compete for investment opportunities with us. As a result, we may not be presented with an opportunity or we may have to compete with or co-invest with such other funds or public vehicles to acquire certain assets. To the extent that any existing public vehicle or any existing or future fund managed by Brookfield or its affiliates has significant available capital, the likelihood that we may compete with or co-invest in a particular asset with such fund or public vehicle or that such fund will have exclusive rights to invest in a particular asset could increase significantly.

          For example, our ability to make investments in our target assets and our other core assets is currently subject to the exclusivity and investment opportunity allocation rights of BREF TWO. BREF TWO was formed to invest in real estate related finance transactions, principally in the United States, with a risk position that generally is senior to traditional equity and subordinate to traditional first mortgages and investment grade corporate debt, but may include the making of whole loans, which we refer to as the BREF TWO Investment Strategy. During the BREF TWO Exclusivity Period (as defined below), Brookfield Asset Management Inc. and its subsidiaries (other than BIM) must offer to BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy. The BREF TWO Exclusivity Period is the period that commenced on the initial closing of BREF TWO and ends on the earlier of the end of the BREF TWO investment period, which is scheduled to expire in July 2010, and the date on which at least 75% of the aggregate capital commitments of BREF TWO have been invested or have been committed for investment. BREF TWO has informed us that currently, it intends to retain the majority of its unfunded capital commitments either for follow-on investments in existing portfolio assets or for other defensive purposes. However, no assurance can be given that BREF will not cause BREF TWO to change this strategy and call unfunded capital commitments to fund new investments. BREF has informed us that if BREF TWO were to call unfunded capital commitments to fund new investments during the remainder of the BREF TWO Exclusivity Period, it expects that these investments would be in B notes and mezzanine loans and not in traditional first mortgage loans, all of which are our target assets. However, no assurance can be given that BREF will not cause BREF TWO to invest in traditional first mortgage loans during the remainder of the BREF TWO Exclusivity Period.

          During the BREF TWO Exclusivity Period, unless BREF TWO declines an investment opportunity that falls within the BREF TWO Investment Strategy, we may be precluded from participating in such investment opportunity. Factors that could cause BREF TWO to decline any such investment opportunity include, among other considerations, the availability of capital (given the current defensive strategy articulated to us) and the risk/return profile of the proposed investment. Accordingly, during the remainder of the BREF TWO Exclusivity Period, Brookfield Asset Management Inc. and its subsidiaries (other than BIM) will offer BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy for its consideration. If BREF TWO elects to pursue such investment opportunity by itself, we will not be permitted to participate in such investment; if BREF TWO declines to pursue such investment opportunity, our Manager will be able to consider the opportunity on our behalf.

          To the extent BREF TWO acquires any investments in which we also are interested or we acquire assets together with or through BREF TWO or any other fund managed by Brookfield or its affiliates, our ability to timely invest the proceeds from this offering and the concurrent private placement in revenue-generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Brookfield also manage BREF TWO and other funds with which we may co-invest or through which we may invest, and fees payable to such affiliates by such funds may be more advantageous to Brookfield than the fees payable by us to our Manager, our interests in such investments may conflict with the interests of the other funds and Brookfield or, to the extent we invest through such other funds, the fees payable by us to Brookfield may exceed those payable under the management agreement with our Manager. Brookfield and/or our Manager may in the future change, or adopt additional, conflicts of interest policies and procedures to address allocation of investment opportunities among entities with overlapping investment objectives that are now or in the future managed by Brookfield or its affiliates that may require us to share, participate in or be precluded from participating in investment opportunities with such other entities.

          Additionally, Brookfield and its affiliates may in the future sponsor or manage other new investment vehicles, other than public real estate investment vehicles that invest primarily in our target assets, that have overlapping focuses with ours or compete with us. Although Brookfield, our Manager and we have entered into a co-investment and allocation policy governing allocation among us and future investment vehicles that Brookfield or its affiliates may sponsor or manage, there is no assurance that the investment allocation policy will adequately address all of the conflicts that may arise. See "Business — Conflicts of Interest and Related Policies".

          Brookfield also has economic interests in certain BIM clients, including Crystal River, which may compete with us for investment opportunities and although BIM clients do not have the contractual right to receive an allocation of investments sourced by Brookfield, in certain circumstances, subject to restrictions that arise as a result of a subsidiary of Brookfield having registered as an investment adviser with the Securities and Exchange Commission, or SEC, investments sourced at Brookfield could be allocated to BIM clients, to the extent such BIM clients have investable cash.

          There can be no assurance that Brookfield or its affiliates will not devote more time, attention or resources to some or all of these advisory clients than to us or present an opportunity to these advisory clients that it fails to present to us, which could have a material adverse effect on our ability to acquire assets, generate cash flow and income and make distributions to our stockholders.

We may acquire investments from Brookfield or its affiliates or otherwise participate in investments in which they have an interest or for which they have a related investment, which could result in conflicts of interest.

          We may acquire investments from Brookfield or its affiliates, make investments that finance their investments or otherwise participate in investments in which they have an interest or for which they have a related investment. These transactions are not at arm's-length, will not be the result of arm's-length negotiations and will involve conflicts between our interests and the interests of Brookfield and its affiliates in obtaining favorable terms and conditions. There can be no assurance that any procedural protections, such as obtaining market prices, other reliable indicators of fair market value, independent valuations or appraisals and the prior approval of our audit committee, will be sufficient to ensure that the consideration we pay for these investments will not exceed their fair market value. The returns realized from the assets that we purchase from Brookfield may be substantially below our expectations, which would adversely affect our results of operations. There can be no assurance that the assets that we purchase from Brookfield will appreciate in value, and some such assets may decline in value, which would adversely affect our financial condition.

We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Brookfield or its affiliates, which may present various conflicts of interest in the event of default or restructuring.

          We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Brookfield or its affiliates. Such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment. Although our policy provides that in the event of a default, the Manager will advise our independent directors, who will direct our Manager with respect to the resolution or disposition of the investment, there is no assurance that such process will adequately addresses all of the conflicts that may arise between us and Brookfield or its affiliates in such situation.

Our management agreement is being negotiated between related parties and not on an arm's-length basis, and its terms, including fees, expense reimbursement and the amounts payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

          Our executive officers and three of our seven directors are executives of Brookfield and/or one or more of its affiliates. Our management agreement is being negotiated between related parties and its terms, including fees payable to our Manager, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. We may choose not to enforce, or to enforce less vigorously, our rights under the management agreement or the loan servicing agreement because of our desire to maintain our ongoing relationship with our Manager and Brookfield.

Termination of the management agreement would be costly and may cause us to be unable to execute our business plan.

          Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager's performance annually and, following the initial three-year term, the management agreement may be terminated annually through non-renewal upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon our Manager's unsatisfactory performance that is materially detrimental to us. We are required to provide our Manager with 180 days prior notice of any such a termination. Additionally, upon such a termination, or if we materially breach the management agreement and our Manager terminates the management agreement, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, in the event the management agreement is terminated by us without cause (including non-renewal) or in the event the management agreement is terminated by our Manager for good reason, the unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest irrespective of whether we have met the Excess Earnings hurdle described in the table on page 13, and any unvested Incentive Restricted Stock Units and any unvested restricted stock units, or RSUs, issued to our Manager in the future under the 2009 Plan will immediately accelerate and vest. If the management agreement is terminated for any other reason, our Manager will forfeit any unvested Incentive Restricted Stock Units and any unvested RSUs issued to our Manager in the future under the 2009 Plan but will retain any unvested Underwriting Discount Restricted Stock Units subject to their existing terms. These provisions increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our Manager without cause.

          In addition, in the event the management agreement is terminated by us without cause (including non-renewal), or by our Manager for good reason, and the general partner of a fund that is managed by Brookfield or its affiliates in which we have invested does not approve our new replacement manager, then in such event we will lose our seat on the advisory board of such fund, to the extent we have such a seat. Thereafter, we will only be entitled to receive the annual audited financial statements and interim unaudited financial statements and will no longer be entitled to any other confidential information from such fund.

          Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is renewable for one-year terms; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice.

          If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Our Manager's liability is limited under the management agreement and we have agreed to indemnify our Manager against certain liabilities.

          Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. Under the terms of the management agreement, our Manager and its affiliates and their respective directors, officers, members, managers, partners, owners and employees will not be liable to us, our directors, our stockholders or any subsidiary of ours, or their directors, officers, managers, members, partners or owners for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its affiliates and their respective directors, officers, members, managers, partners, owners and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the management agreement. As a result, we could experience poor performance or losses for which our Manager would not be liable.

Our Manager manages our portfolio pursuant to very broad investment guidelines and our board of directors will not approve each investment decision made by our Manager, which may result in our making riskier investments with which you may not agree and which could cause our operating results and the value of our common stock to decline.

          Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required to, review and approve in advance all of our proposed investments. In addition, in conducting periodic reviews, our directors may rely primarily on information provided to them by our Manager or its affiliates. Furthermore, our Manager and its affiliates may use complex strategies in structuring transactions for us, and those transactions may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Subject to maintaining our REIT qualification and our exemption from regulation under the Investment Company Act, our Manager has great latitude within the broad investment guidelines in determining the types of investments it makes for us, which could result in investment returns that are substantially below expectations or that result in losses, which would cause our operating results and the value of our common stock to decline. Further, decisions made and investments and financing arrangements entered into by our Manager may not fully reflect the best interests of our stockholders.

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to stockholders.

          We, directly or through Brookfield, our Manager or their respective affiliates may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Brookfield's management of investment funds could create a conflict of interest to the extent our Manager is aware of inside information concerning potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on behalf of the funds and to monitor funds invested. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments on our behalf, which could negatively affect our operations.

We do not own the Brookfield name, but we may use the name pursuant to a license agreement with Brookfield. Use of the name by other parties or the termination of our license agreement may harm our business.

          We will enter into a license agreement with Brookfield pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "Brookfield" and related logo. Under this agreement, we will have a right to use this name and related logo for so long as our Manager or another subsidiary of Brookfield serves as our manager. Brookfield will retain the right to continue using the "Brookfield" name. We will further be unable to preclude Brookfield from licensing or transferring the ownership of the "Brookfield" name to third parties, some of whom may compete with us. Consequently, we will be unable to prevent any damage to goodwill that may occur as a result of the activities of Brookfield or others. Furthermore, in the event that the license agreement is terminated, we will be required to change our name and cease using the "Brookfield" name. Any of these events could disrupt our recognition in the market place, damage any goodwill we may have generated and otherwise harm our business. The license agreement will terminate concurrently with the termination of the management agreement.

Risks Related to Our Business

We have no operating history and may not be able to operate our business successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

          We were organized on July 28, 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus. Furthermore, our investors are not acquiring an interest in Brookfield or its affiliates through this offering. We can provide no assurance that our Manager will replicate Brookfield's or BREF's historical success or our management team's success in its previous endeavors, and our investment returns could be substantially lower than the returns achieved by the previous endeavors. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of our target assets and our other core assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds, make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities or utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes.

Our Manager and its affiliates have limited prior experience managing a public REIT, maintaining an Investment Company Act exemption or managing a public company, which may hinder their ability to achieve our investment objectives or result in a loss of our qualification as a REIT or maintenance of our Investment Company Act exemption and hinder our ability to operate as a public company.

          The federal income tax laws impose numerous constraints on the operations of REITs. Our Manager was formed on August 25, 2009 and our Manager and its affiliates have limited experience in managing a portfolio of assets under REIT and Investment Company Act constraints, which may hinder their ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives. Our Manager and its affiliates have limited experience operating a public REIT and operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code applicable to REITs or the Investment Company Act. If we fail to qualify or maintain qualification as a REIT, our distributions to stockholders would not be deductible for U.S. federal income tax purposes and we would be required to pay corporate tax at applicable rates on our taxable income, which will substantially reduce our earnings and may reduce the market value of our common stock. Furthermore, as a public company we will be subject to periodic and current reporting requirements under applicable regulations of the SEC, as well as requirements imposed on public companies under the Sarbanes-Oxley Act of 2002. As a result, substantial work on our part will be required to implement appropriate reporting and compliance processes, including internal control over financial reporting, assess their design, remediate any deficiencies identified and test the operation of such processes, and we have limited experience implementing such processes in a public company. This process is expected to be both costly and challenging. In addition, failure to comply properly with SEC regulations and requirements could hinder our ability to operate as a public company.

We may change our investment strategy, asset allocation, leverage and financing strategy without stockholder consent, which may result in riskier investments or in lower distributions to you.

          We have not adopted a policy as to the amounts to be invested in each of our target assets and our other core assets. Subject to our intention to invest in a portfolio that allows us to qualify as a REIT and remain eligible for an exclusion from regulation as an investment company under the Investment Company Act, we may change our investment strategy or asset allocation, including the percentage of assets that may be invested in each class, or in the case of securities, in a single issuer, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this report. A change in our investment strategy may increase our exposure to interest rate risk, default risk, real estate market fluctuations and liquidity risk, all of which could negatively affect the market price of our common stock and our ability to make distributions to you.

          Furthermore, as the market evolves, our board of directors may determine that the commercial real estate market does not offer the potential for attractive risk-adjusted returns for an investment strategy that is consistent with our intention to elect and qualify to be taxed as a REIT and to operate in a manner to maintain our exemption from registration under the Investment Company Act. For example, if our board of directors believes it would be advisable for us to be a more active seller of loans and securities, our board of directors may determine that we should conduct such business through a TRS or that we should cease to maintain our REIT qualification. Changes to our strategies with regards to the foregoing could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

If we fail to develop, enhance and implement strategies to adapt to changing conditions in the commercial real estate industry and capital markets, our financial condition and results of operations may be materially and adversely affected.

          The manner in which we compete and the types of assets in which we seek to invest will be affected by changing conditions resulting from sudden changes in our industry, regulatory environment, the role of government-sponsored entities, the role of credit rating agencies or their rating criteria or process, or the U.S. and global economies generally. If we do not effectively respond to these changes, or if our strategies to respond to these changes are not successful, our financial condition and results of operations may be adversely affected. In addition, we can provide no assurances that we will be successful in executing our business strategies or that, even if we successfully implement our business strategies, we will ever generate revenues or profits.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could impact our ability to timely prepare consolidated financial statements.

          Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to a delay in preparation of financial information and the delivery of this information to our stockholders. Changes in accounting interpretations or assumptions could impact our consolidated financial statements and our ability to timely prepare our consolidated financial statements. Our inability to timely prepare our consolidated financial statements in the future would likely adversely affect our stock price significantly.

Risks Related to Our Assets and Investments

We operate in a highly competitive market for investment opportunities, and competition may limit our ability to acquire attractive investments in our target assets and our other core assets on favorable terms or at all, which could have a material adverse effect on our business, financial condition and results of operations.

          We will compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies to make the types of investments that we plan to make. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which will likely create additional competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as funding from the U.S. Government, if we are not eligible to participate in programs established by the U.S. Government, such as the Term Asset- Backed Securities Loan Facility, or TALF. In addition, some of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material negative impact on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investments in our target assets and our other core assets on favorable terms or at all, which could have a material adverse effect on our business, financial condition and results of operations.

We have not yet identified any specific assets for our portfolio and therefore you will be unable to evaluate the allocation of net proceeds from this offering and the concurrent private placement or the economic merit of our investments prior to making an investment decision, and suitable investment opportunities may not be immediately available.

          We have not yet identified any specific assets for our portfolio and, thus, you will not be able to evaluate the manner in which the net proceeds of this offering and the concurrent private placement will be invested or the economic merit of our expected investments before purchasing our common stock. As a result, we may use the net proceeds from these offerings to invest in assets with which you may not agree. In addition, until appropriate assets can be identified, our Manager may invest the net proceeds of this offering and the concurrent private offering in interest-bearing short-term investments, which are expected to provide a lower net return than we will seek to achieve from investments in our target assets and our other core assets. The failure of our Manager to apply these proceeds effectively, originate loans or find assets that meet our investment criteria in a timely manner or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

The commercial mortgage loans we expect to originate or acquire and the commercial properties underlying any investments we may make will be subject to the ability of the property owner to generate net income from operating the property as well as the risks of delinquency and foreclosure.

          Our portfolio of target assets and our other core assets will consist primarily of commercial mortgage loans that we have either originated or acquired and other investments that are secured by commercial property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired and the risk of delinquencies and foreclosure will increase. Net operating income of an income-producing property can be adversely affected by, among other things:

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  tenant mix and success of tenant businesses;

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  property management decisions;

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  property location, condition and design;

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  competition from comparable types of properties;

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  changes in national, regional or local economic conditions and/or specific industry segments, including the credit and securitization markets;

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  declines in regional or local real estate values, rental rates and occupancy rates;

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  increases in interest rates, real estate tax rates and other operating expenses;

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  costs of remediation and liabilities associated with environmental conditions;

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  the potential for uninsured or underinsured property losses;

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  changes in governmental laws and regulations, including fiscal policies, zoning ordinances, rent control policies and environmental legislation and the related costs of compliance; and

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  acts of God, terrorist attacks, social unrest and civil disturbances.

          In the event of any default under a mortgage loan held directly by us or the bankruptcy of a mortgage loan borrower, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations and limit amounts available for distribution to our stockholders. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Our investments in CMBS may be subordinated and could subject us to increased risk of losses.

          In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related CMBS, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us and may be in excess of our underwriting assumptions.

          The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Prepayment rates may adversely affect the value of our portfolio of assets.

          The value of our assets may be affected by prepayment rates on mortgage loans. If we originate or acquire mortgage-related securities or a pool of mortgage securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, as a result of the risk of prepayment, the market value of the prepaid assets may benefit less than other fixed income securities from declining interest rates.

Some of our portfolio assets may be recorded at fair value as estimated by management and reviewed by our board of directors and, as a result, there is uncertainty as to the value of these assets.

          Some of our portfolio assets may be in the form of securities or loans that are not publicly traded. The fair value of securities and other assets that are not publicly traded is not readily determinable. Depending on whether these securities and other investments are classified as available-for-sale or held-to-maturity, we will value certain of these investments quarterly at fair value, as determined in accordance with SFAS No. 157, "Fair Value Measurements", or SFAS 157, which may include unobservable inputs. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Our results of operations and the value of our common stock could be adversely affected if our determinations regarding the fair value of these assets are materially higher than the values that we ultimately realize upon their disposal.

          Valuations of certain assets in which we may invest may be difficult to obtain or unreliable. In general, third-party dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of an asset, valuations of the same asset can vary substantially from one dealer or pricing service to another. Therefore, conflicts of interest exist to the extent that our Manager is involved in the determination of the fair value of our investments. Additionally, our results of operations for a given period could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Declines in the market values of our assets may adversely affect periodic reported results, credit availability and liquidity, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

          Some of our assets may be classified for accounting purposes as "available-for-sale". Changes in the market values of those assets may be directly charged or credited to stockholders' equity. As a result, a decline in value may reduce the book value of our assets. Moreover, if we determine the decline in value of an available-for-sale security to be other than temporary, such decline will reduce earnings.

          Any repurchase or other financing agreements that we may enter into likely will be subject to bilateral margin calls in the event that the collateral securing our obligations under those facilities exceeds or does not meet our collateralization requirements. Any decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

The lack of liquidity in our assets may harm our business.

          We expect that the bulk of our investments will be in assets and securities that are not publicly traded. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. In addition, certain of our target assets and our other core assets, such as B notes, mezzanine loans, bridge loans, interests in private funds that invest in real estate debt and other loans are also particularly illiquid investments due to their short life, their potential unsuitability for securitization or the greater difficulty of recovery in the event of a borrower's default. The illiquidity of our assets may make it difficult for us to sell such assets if the need arises, including, if necessary, to maintain our status as a REIT or to maintain our exemption from the Investment Company Act. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets, which may lead to losses and a worsening of our financial conditions. Moreover, we may face other restrictions on our ability to liquidate an asset in a business entity to the extent that we or our Manager has or could be attributed with material nonpublic information regarding such business entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited and could have a material adverse effect on our financial condition and results of operations, the value of our common stock and our ability to make distributions to our stockholders.

A prolonged economic slowdown, a recession or declining real estate values could impair the performance of our assets and harm our operating results.

          Our investment strategy for certain assets may rely, in part, upon local market recoveries, of which we can provide no assurance. Furthermore, we believe the risks associated with our investments will be more acute during periods of economic slowdown or recession, such as the current dislocation and weakness in the capital and credit markets, especially if these periods are accompanied by declining real estate values. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. Furthermore, a prolonged economic slowdown may result in decreased demand for commercial property, impairing property owners' ability to repay their loans. If borrowers default, we may incur losses on our investments with them if the value of any collateral we foreclose upon is insufficient to cover the full amount of such investment, and the funds from such foreclosure may take a significant amount of time to realize. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our Manager's ability to acquire, sell and securitize loans. The further deterioration of the real estate market may result in a decline in the market value of our investments or cause us to experience losses related to our assets, which may adversely affect our results of operations, the availability and cost of credit and our ability to make distributions to our stockholders.

          We are subject to the risk that upon expiration of leases for space located at any income-producing property that we may in the future purchase or that serves as collateral for loans that we originate or acquire, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants) may be less favorable than the expiring lease terms. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. If we, or the other owners of such properties, are unable to relet or renew leases for all or substantially all of the space at any such properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if reserves for these purposes prove inadequate, we may be required to reduce or eliminate distributions to our stockholders.

          In addition, during periods of increased adverse market volatility, such as the current extended disruption in the global liquidity markets, we are exposed to the risk that in the future, the availability under certain of our potential funding sources may decline and/or we may have to post margin collateral, which may have a material adverse impact on our available liquidity. As a result, our contingent liquidity reserves may not be sufficient in the event of a material adverse change in the credit markets and related market price market volatility. Additionally, in the future, demands on liquidity may potentially result in de-leveraging of our portfolio, which could adversely impact our earnings.

We may be exposed to environmental liabilities with respect to properties to which we take title, which could impair the performance of our assets and harm our operating results.

          In the course of our business, we may take title to real estate, and, we could be subject to environmental liabilities with respect to these properties. In these circumstances, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

Our Manager's and its affiliates' due diligence may not reveal all of an entity's liabilities and may not reveal other weaknesses in its business, which could lead to investment losses.

          Before investing in a company, our Manager and its affiliates will assess the strength and skills of the company's management and other factors that our Manager and its affiliates believe are material to the performance of the asset. In making the assessment and otherwise conducting customary due diligence, our Manager and its affiliates will rely on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our Manager's and its affiliates' due diligence processes will uncover all relevant facts or that any current or future asset will be successful and not result in investment losses.

Uninsured losses or a loss in excess of insured limits on commercial real estate may not cover all losses and could adversely affect our financial condition.

          We intend to require our borrowers to carry comprehensive general liability, fire, extended coverage and loss of rent insurance on our properties, with policy specifications and insured limits customarily carried for similar properties. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. In addition, there are certain types of losses, such as losses resulting from wars, terrorism or acts of God, that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, the owners of such property may generate less cash flow on their properties, which increases significantly the likelihood that such property owners will default on their debt service obligations to us. Uninsured losses may also reduce the value of the underlying property. If borrowers default, we may incur losses on our investments with them if the value of any collateral we foreclose upon is insufficient to cover the full amount of such investment, and the funds from such foreclosure may take a significant amount of time to realize.

The bridge loans that we may originate or acquire will involve a greater risk of loss than traditional investment grade mortgage loans with fully insured borrowers.

          We may originate or acquire bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition, construction or rehabilitation of a property that often is undervalued, under-managed and/or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we bear the risk that we may not recover some or all of our initial investment.

          In addition, borrowers usually use the proceeds of a conventional mortgage to repay a bridge loan. Bridge loans therefore are subject to risks of a borrower's inability to obtain permanent financing to repay the bridge loan. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and "special hazard" losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the bridge loan. To the extent we suffer such losses with respect to our bridge loans, the value of our company and the price of our shares of common stock may be adversely affected.

The B notes and mezzanine loans that we may originate or acquire may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

          As part of our whole loan origination platform, we may retain from whole loans we acquire or originate, subordinate interests referred to as B notes. B notes are commercial real estate loans secured by a first mortgage on a single large commercial property or group of related properties and subordinated to a senior interest, referred to as an A note. As a result, if a borrower defaults, there may not be sufficient funds remaining for B note owners after payment to the A note owners.

In addition, to the extent that we acquire B notes, the A note holder may take actions that we do not agree with and that are not in our stockholders' best interests.

          Similar to our B note strategy, we may originate or acquire mezzanine loans, which are subordinated loans secured by second mortgages in the underlying property or loans made to property owners that are secured by pledges of the borrower's ownership interests, in whole or in part, in entities that directly or indirectly own the real property. Mezzanine loans are by their nature structurally subordinated to more senior property level financings. If a borrower defaults on our mezzanine loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the property level debt and other senior debt is paid in full. In addition, even if we are able to foreclose on the underlying collateral following a default on a mezzanine loan, we would be substituted for the defaulting borrower and, to the extent income generated on the underlying property is insufficient to meet outstanding debt obligations on the property, may need to commit substantial additional capital to stabilize the property and prevent additional defaults to lenders with existing liens on the property. Significant losses related to our B notes or mezzanine loans would result in operating losses for us and may limit our ability to make distributions to our stockholders.

Construction or rehabilitation loans that we may originate or acquire involve an increased risk of loss.

          If we fail to fund our entire commitment on a construction loan that we originate or acquire or if a borrower otherwise fails to complete the construction of a project or experiences cost overruns, there could be adverse consequences associated with the loan, including a loss of the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

          Risks of cost overruns and noncompletion of renovation of the properties underlying rehabilitation loans also may result in significant losses. The renovation, refurbishment or expansion by a borrower under a mortgaged property involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of net operating income and may not be able to make payments on our asset, which could result in significant losses.

Loans to owners of net leased properties that we may originate or acquire may generate losses.

          We may invest in commercial mortgage loans to owners of net leased real estate assets. A net lease requires the tenant to pay, in addition to the fixed rent, some or all of the property expenses that normally would be paid by the property owner. If a tenant fails or becomes unable to maintain a property, the borrower would have difficulty making its required loan payments to us. In addition, under many net leases the owner of the property retains certain obligations with respect to the property including, among other things, the responsibility for maintenance and repair of the property, provision of adequate parking, maintenance of common areas and compliance with other affirmative covenants in the lease. If the borrower were to fail to meet these obligations, the applicable tenant could abate rent or terminate the applicable lease, which may result in a loss of capital invested in, and anticipated profits from, the property to the borrower and the borrower would have difficulty making its required loan payments to us. In addition, the borrower may find it difficult to lease property to new tenants that may have been suited to the particular needs of a former tenant. Any of these events could result in significant losses.

We likely will not control the special servicing of the mortgage loans included in any CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

          With respect to each series of the CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans will be held by a "directing certificateholder" or a "controlling class representative", which is appointed by the holders of the most subordinate class of certificates in such series (except in the case of TALF-financed newly issued CMBS and certain other CMBS, where control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts"); provided that under a TALF financing we will have to agree not to exercise or refrain from exercising any voting, consent or waiver rights without the consent of the Federal Reserve Bank of New York, which we refer to as the FRBNY. To the extent that we acquire more senior classes of CMBS, we will not have the right to appoint the directing certificateholder. In connection with the servicing of the specially serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect our interests, including, among others, by modifying the terms of the loans in a way that is not in our best interests or foreclosing on the loan prematurely, either of which could have a material adverse effect on our results of operations and our ability to make distributions.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

          In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed "lender liability". Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Recent market conditions may make it more difficult for us to analyze potential investment opportunities or our portfolio of assets.

          Our success will depend, in part, on our ability to analyze effectively potential investment opportunities in order to assess the level of risk-adjusted returns that we should expect from any particular investment. To estimate the value of a particular asset, our Manager and its affiliates may use historical assumptions that may or may not be appropriate during the current unprecedented downturn in the real estate market and general economy. To the extent that our Manager uses historical assumptions that are inappropriate under current market conditions, we may overpay for an asset or acquire an asset that we otherwise might not acquire, which could have a material adverse effect on our results of operations and our ability to make distributions to our stockholders.

          In addition, as part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. Recent dislocations in the mortgage market or other developments may change the way that prepayment trends have historically responded to interest rate changes, which may adversely affect our ability to assess the market value of our portfolio of assets, implement our hedging strategies and implement techniques to reduce our prepayment rate volatility. If our estimates prove to be incorrect or our hedges do not adequately mitigate the impact of changes in interest rates or prepayments, we may incur losses that could materially and adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Non-investment grade rated loans, corporate bank debt and debt securities of commercial real estate operating or finance companies that we may invest in or acquire will be subject to a higher risk of default and/or to the specific risks relating to the particular company, which risks may result in significant losses.

          Some of our investments will not conform to conventional loan standards applied by traditional lenders and either will not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these investments will have a higher risk of default and loss than investment grade rated assets. We also may invest in corporate bank debt and debt securities of commercial real estate operating or finance companies. These investments will involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, the debt securities are often not secured and may be subordinated to its other obligations. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio. Significant losses related to our non-investment grade rated loans, corporate bank debt or debt securities would result in operating losses for us and may limit our ability to make distributions to our stockholders.

A portion of our investments may be in the form of non-performing and sub-performing commercial mortgage loans, or loans that may become non-performing and sub-performing, which are subject to increased risks relative to performing loans.

          A portion of our investments may be in the form of non-performing and sub-performing commercial mortgage loans, or loans that may become non-performing and sub-performing, which are subject to increased risks of loss. Such non-performing or sub-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may divert the attention of our Manager and management from other activities and entail, among other things, a substantial reduction in the interest rate, capitalization of interest payments and a substantial write-down of the principal of the loan. However, even if such restructuring were successfully accomplished, a risk exists that the borrower will not be able or willing to maintain the restructured payments or refinance the restructured mortgage upon maturity.

          In the future, it is possible that we may find it necessary or desirable to foreclose on some, if not many, of the loans we originate or acquire, and the foreclosure process may be lengthy and expensive. Borrowers may resist mortgage foreclosure actions by asserting numerous claims, counterclaims and defenses against us including, without limitation, numerous lender liability claims and defenses, even when such assertions may have no basis in fact, in an effort to prolong the foreclosure action and force the lender into a modification of the loan or a favorable buy-out of the borrower's position. In some states, foreclosure actions can sometimes take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process. Foreclosure may create a negative public perception of the related mortgaged property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss. Any such reductions could materially and adversely affect the value of the commercial loans in which we intend to invest.

          Whether or not our Manager has participated in the negotiation of the terms of any such mortgages, there can be no assurance as to the adequacy of the protection of the terms of the loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted that might interfere with enforcement of our rights. In the event of a foreclosure, we may assume direct ownership of the underlying real estate. The liquidation proceeds from a sale of such real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

          In addition, claims may be assessed against us on account of our position as mortgage holder or property owner, including responsibility for tax payments, environmental hazards and other liabilities, which could have a material adverse effect on our results of operations, financial condition and our ability to make distributions to our stockholders.

Participating interests may not be available and, even if obtained, may not be realized.

          In connection with the origination or acquisition of certain structured finance assets, subject to maintaining our qualification as a REIT, we may obtain participating interests, or equity "kickers", in the owner of the property that entitle us to payments based upon a development's cash flow or profits or any increase in the value of the property that would be realized upon a refinancing or sale thereof. Participating interests are more difficult to obtain when real estate financing is available at relatively low interest rates. Participating interests are not insured or guaranteed by any governmental entity and are therefore subject to the general risks inherent in real estate investments. Therefore, even if we are successful in making investments that provide for participating interests, there can be no assurance that such interests will result in additional payments to us.

We may not be able to successfully complete securitization transactions, which could inhibit our ability to grow our business and could negatively affect our results of operations.

          In addition to issuing senior securities to raise capital as described above, we may, to the extent consistent with the REIT requirements, seek to securitize certain of our portfolio investments to generate cash for funding new investments. This would involve creating a special-purpose vehicle, contributing a pool of our assets to the entity, and selling interests in the entity on a non-recourse basis to purchasers (whom we would expect to be willing to accept a lower interest rate to invest in investment grade loan pools). We would expect to retain all or a portion of the equity in the securitized pool of portfolio investments. We may use short-term facilities to finance the acquisition of securities until a sufficient quantity of securities had been accumulated, at which time we would refinance these facilities through a securitization, such as a CMBS, or issuance of collateralized debt obligations, or CDOs, or the private placement of loan participations or other long-term financing. If we were to employ this strategy, we would be subject to the risk that we would not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CMBS, CDO or private placement issuance. We also would be subject to the risk that we would not be able to obtain short-term credit facilities or would not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. The inability to consummate securitizations of our portfolio to finance our investments on a long-term basis could require us to seek other forms of potentially less attractive financing or to liquidate assets at an inopportune time or price, which could adversely affect our performance and our ability to grow our business. Additionally, the securitization of our portfolio might magnify our exposure to losses because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses.

          Conditions in the capital markets have caused the CDO market to completely shut down. Downgrades of structured securities by the rating agencies are likely to continue through at least 2009. Large-scale downgrades and other factors have caused a liquidity crisis, as the downgrades have triggered forced sales of CMBS by structured investment vehicles, asset-backed commercial paper issuers and financial institutions. The inability to securitize our portfolio may hurt our performance and our ability to grow our business. At the same time, the securitization of our portfolio investments might expose us to losses, as the residual portfolio investments in which we do not sell interests will tend to be riskier and more likely to generate losses.

Our investments may be concentrated and will be subject to risk of default.

          While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our investments in our target assets and our other core assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of asset, downturns relating generally to such region or type of asset may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our common stock and accordingly reduce our ability to pay dividends to our stockholders.

We may invest in derivative instruments, which would subject us to increased risk of loss.

          Subject to maintaining our qualification as a REIT, we may invest in derivative instruments. The prices of derivative instruments, including futures and options, are highly volatile. Payments made pursuant to swap agreements may also be highly volatile. Price movements of futures and options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of futures, options and swap agreements also depends upon the value of the assets underlying them. In addition, our assets are also subject to the risk of the failure of any of the exchanges on which our positions trade or of our clearinghouses or counterparties.

          We may buy or sell (write) both call options and put options, and when we write options, we may do so on a "covered" or an "uncovered" basis. A call option is "covered" when the writer owns securities of the same class and amount as those to which the call option applies. A put option is covered when the writer has an open short position in securities of the relevant class and amount. Our option transactions may be part of a hedging strategy (i.e., offsetting the risk involved in another securities position) or a form of leverage, in which we will have the right to benefit from price movements in a large number of securities with a small commitment of capital. These activities involve risks that can be substantial, depending on the circumstances.

          In general, without taking into account other positions or transactions we may enter into, the principal risks involved in options trading can be described as follows: when we buy an option, a decrease (or inadequate increase) in the price of the underlying security in the case of a call, or an increase (or inadequate decrease) in the price of the underlying security in the case of a put, could result in a total loss of our investment in the option (including commissions). We could mitigate those losses by selling short, or buying puts on, the securities for which we hold call options, or by taking a long position (e.g., by buying the securities or buying calls on them) in securities underlying put options.

          When we sell (write) an option, the risk can be substantially greater than when we buy an option. The seller of an uncovered call option bears the risk of an increase in the market price of the underlying security above the exercise price. The risk is theoretically unlimited unless the option is "covered", in which case we would forego the opportunity for profit on the underlying security only to the extent the market price of the security rises above the exercise price. If the price of the underlying security were to drop below the exercise price, the premium received on the option (after transaction costs) would provide profit which, in the case of a covered call, would reduce or offset any loss we might suffer as a result of owning the security. The Commodity Futures Trading Commission and certain commodity exchanges have established limits referred to as speculative position limits or position limits on the maximum net long or net short position which any person or group of persons may hold or control in particular futures and options. Limits on trading in options contracts also have been established by the various options exchanges. It is possible that the trading decisions may have to be modified and that positions held may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect our results of operations, financial condition and business.

We may invest in credit default swaps, which may subject us to an increased risk of loss.

          Subject to maintaining our qualification as a REIT, we may invest in credit default swaps, or CDS. A CDS is a contract between two parties which transfers the risk of loss if a borrower fails to pay principal or interest on time or files for bankruptcy. CDS can be used to hedge a portion of the default risk on a single corporate debt or a portfolio of loans. In addition, CDS can be used to implement our Manager's view that a particular credit, or group of credits, will experience credit improvement. In the case of expected credit improvement, we may "write" credit default protection in which we receive spread income. We may also "purchase" credit default protection even in the case in which we do not own the referenced instrument if, in the judgment of our Manager, there is a high likelihood of credit deterioration. The CDS market in high yield securities is comparatively new and rapidly evolving compared to the CDS market for more seasoned and liquid investment grade securities. Swap transactions dependent upon credit events are priced incorporating many variables, including the potential loss upon default. As such, there are many factors upon which market participants may have divergent views.

The value of assets denominated or quoted in international currencies may decrease due to fluctuations in the relative rates of exchange among the currencies of different nations and by exchange control regulations.

          If we make investments denominated or quoted in foreign currencies, our investment performance may be negatively affected by a devaluation of that currency. Further, our investment performance may be negatively affected by currency exchange rates because the U.S. dollar value of assets denominated or quoted in another currency may increase or decrease in response to changes in the value of the currency in relation to the U.S. dollar.

Risks Related to our Sources of Financing and Hedging

We may leverage our investments, which may negatively affect our return on our investments and may reduce cash available for distribution.

          We do not initially expect to use leverage. To the extent that market conditions improve and markets stabilize over time, and, to the extent available to us, in the future, we may leverage our investments through borrowings, generally through the use of non-recourse facilities, or participations, but may from time to time utilize warehouse and bank credit facilities, secured loans, securitizations (including the issuance of CMBS, CDOs or the private placement of loan participations when possible), loans to entities in which we hold, directly or indirectly, interests in pools of assets and other borrowings, in each case, when markets permit. Given current market conditions, we also may seek to take advantage of available borrowings, if any, under new programs established by the U.S. Government, such as the TALF with respect to newly-issued CMBS. Even though we intend to keep our total borrowings within a conservative range, we are not limited in the amount of leverage we may use other than by general market conditions. The percentage of leverage will vary depending on our ability to obtain credit facilities and the lenders' and rating agencies' estimate of the stability of the investments' cash flow. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations and, our failure to meet such obligations is likely to result in:

  •
  acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all;

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  our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements; and/or

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  the loss of some or all of our assets to foreclosure or sale.

We may in the future leverage certain of our assets through repurchase or other financing agreements. A decrease in the value of these assets may lead to margin calls, which we will have to satisfy. Such margin calls could adversely affect our liquidity, results of operations and financial condition. Posting additional margin decreases our cash available to make other, higher yielding investments (thereby decreasing our return on equity). Moreover, we may not have the funds available to satisfy any such margin calls and may have to sell assets at a time when we might not otherwise choose to do so.

          Our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing costs. If any portion of our debt matures prior to the investment it was used to finance, we may not be able to refinance such debt on favorable terms, or at all.

          Further, credit facility providers and warehouse facility providers may require us to maintain a certain amount of uninvested cash or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly and we could be forced to sell additional investments at a loss. The satisfaction of such obligations may reduce cash flow available for distribution to our stockholders.

Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

Failure to procure adequate capital and funding would negatively affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to make distributions to our stockholders.

          We will depend upon the availability of adequate funding and capital for our operations. As a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. However, any taxable REIT subsidiary, or TRS, we may utilize is able to retain earnings for investment in new capital, subject to the REIT requirements that place a limitation on the value of TRS stock and securities owned by a REIT. The failure to secure acceptable funding could reduce our taxable income, as our investments would no longer generate the same level of net interest income due to the lack of funding or increase in funding costs. The reduction in our taxable income would reduce our liquidity and our ability to make distributions to our stockholders. The global credit crisis has significantly limited our ability to access capital, and we cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. Therefore, in the event that we cannot obtain sufficient funding on acceptable terms, there may be further declines in the market price of our common stock and our ability to make distributions.

          Furthermore, lenders can impose restrictions on us that affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. We may enter into loan agreements in the future that contain negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

We may not be able to finance our assets on a long-term basis on attractive terms or at all, including by means of a securitization.

          Dramatic declines in the commercial real estate markets have resulted in significant asset write-downs by financial institutions. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards even further than they already have, which could make it more difficult for us to obtain financing on favorable terms or at all, in the event that we seek to use leverage to acquire our target assets and our other core assets. In addition, when we originate or acquire loans that we finance on a short-term basis with a view to securitization or other long-term financing, we bear the risk of being unable to securitize the assets or otherwise finance them on a long-term basis at attractive prices or in a timely matter, or at all.

          Our inability to obtain financing or to refinance or extend the maturity of any future indebtedness on favorable terms could have a material impact on our liquidity, profitability, ability to pay future dividends and ability to maintain our REIT status. Some of our assets securing these obligations may be illiquid and this lack of liquidity could significantly impede our ability to realize the value at which such assets are being carried if we are required to sell them to satisfy debt maturities.

If we issue senior securities or obtain debt financing, we will be subject to various negative and restrictive covenants limiting our operating flexibility, which could materially decrease cash available for distribution to our stockholders.

          If we decide to issue senior securities in the future or obtain debt financing, it is likely that the senior securities or the financing will be governed by an indenture or loan document or other instrument containing covenants that will restrict our operating flexibility. Holders of senior securities may be granted specific rights, including but not limited to the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture or loan document, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock.

          In addition, our indenture, loan documents or other instruments may contain negative covenants that limit, among other things, our ability to repurchase our common shares, distribute more than a certain amount of our net income or funds from operations to our stockholders, employ leverage beyond certain amounts, sell assets, engage in mergers or consolidations, grant liens, and enter into transactions with affiliates. If we fail to meet or satisfy any of these covenants, we would be in default under these agreements, and the holders of senior securities or our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their interests against existing collateral. We may also be subject to cross-default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral and foreclosure rights upon default. Further, this could also make it difficult for us to satisfy the qualification requirements necessary to maintain our status as a REIT for U.S. federal income tax purposes.

Hedging against interest rate exposure may expose us to contingent liabilities in the future and may adversely affect our results of operations, cash available for distribution to our stockholders and the value of our common stock.

          Subject to maintaining our qualification as a REIT and our exemption from regulation under the Investment Company Act, we may pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity may vary in scope based on the level and volatility of interest rates, the type of assets held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

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  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

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  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

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  the duration of the hedge may not match the duration of the related liability;

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  the amount of income that a REIT may earn from hedging transactions (other than through TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

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  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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  the party owing money in the hedging transaction may default on its obligation to pay.

          Although we may enter into hedging transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. Such hedging transactions also may limit the opportunity for gain if the values of the portfolio positions should increase.

          In addition, by entering into derivative contracts in connection with hedging transactions, we could be required to fund cash payments in certain circumstances. These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely affect our financial condition.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs that could expose us to unexpected economic losses in the future.

          Hedging instruments involve risk because they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of, or close out, a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item.

          We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", or SFAS 133. Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we do not apply hedge accounting or fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective, the result could be an increase in volatility of our earnings from period to period. Furthermore, if we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction or item, which may have an adverse effect on our results of operations.

Increases in interest rates and shifts in the yield curve could negatively affect the value of our investments and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

          We may invest in fixed rate mortgage loans, which will decline in value if long-term interest rates increase. While we originate our loans with the goal of holding them to their respective maturity dates, there can be no assurance that we will not have to sell some loans prior to their maturity and in these cases, declines in market value due to increases in interest rates may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders. A significant risk associated with our target assets and our other core assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. As a result, we could realize a loss if the loans were sold.

          In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. Increases in these rates will tend to decrease our net income and the market value of our assets.

          Rising interest rates may also cause our target assets and our other core assets that were issued prior to an interest rate increase to provide yields that are below prevailing market interest rates. If rising interest rates cause us to be unable to acquire a sufficient volume of our target assets and our other core assets with a yield that is above our borrowing cost, our ability to satisfy our investment objectives and to generate income and pay dividends may be materially and adversely affected.

          If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve) and if we employ short-term borrowings, our borrowing costs may increase more rapidly than the interest income earned on our assets. Because we expect our investments, on average, generally will bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our net assets. To the extent cash flows from investments that return scheduled and unscheduled principal are reinvested, the spread between the yields on the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion), in which event our borrowing costs may exceed our interest income and we could incur operating losses. As a result of the foregoing, significant fluctuations in interest rates could materially and adversely affect our results of operations, financial conditions and our ability to make distributions to our stockholders.

Any credit ratings assigned to our assets will be subject to ongoing evaluations and revisions, and we cannot assure you that those ratings will not be downgraded.

          Some of our assets may be rated by Moody's Investors Service, Fitch Ratings or S&P or other rating agencies. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our assets in the future, the value of these assets could significantly decline, which would adversely affect the value of our portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Risks Related to This Offering and our Common Stock

There is currently no public market for our common stock and an active trading market for our common stock may never develop following this offering and the trading and price of our common stock may be volatile and could decline substantially following this offering.

          Prior to this offering, our common stock has not been traded. The public offering price for our common stock will be determined by negotiations between the underwriters and us. We cannot assure you that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that the price of our shares available in the public market will reflect our actual financial performance.

          We have applied to have our common stock listed on the NYSE under the symbol "BRCC". Listing on the NYSE will not ensure that an actual market will develop for our common stock. In addition, the NYSE and other stock markets have experienced significant price and volume fluctuations. As a result, the market price of our common stock is likely to be similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus and others such as:

  •
  our operating performance and the performance of other similar companies;

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  actual or anticipated changes in our business strategy or prospects;

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  actual or anticipated variations in our quarterly operating results or dividends;

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  changes in our earnings estimates;

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  publication of research reports about us or the real estate industry;

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  equity issuances by us, or stock resales by our stockholders or the perception that such issuances or resales could occur;

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  the passage of legislation or other regulatory developments that adversely affect us or the assets in which we seek to invest;

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  increases in market interest rates that lead purchasers of our common stock to demand a higher yield;

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  the use of significant leverage to finance our assets;

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  changes in market valuations of similar companies;

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  additions to or departures of our Manager's or its affiliates' key personnel;

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  actions by our stockholders;

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  changes in accounting principles;

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  speculation in the press or investment community;

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  the realization of any of the other risk factors presented in this prospectus; and

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  general market and economic conditions.

          In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management's attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may cause a decline in the market price of our common stock.

          In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to the 2009 Plan), or the perception that these sales could occur, could cause a material decline in the price of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Future sales or issuances of shares of our common stock may depress the price of our shares and your interest may be diluted.

          We cannot predict the effect, if any, of future sales of our common stock or the availability of shares for future sales on the market price of our common stock. Our management agreement provides that our Manager's incentive compensation is to be paid in Incentive Restricted Stock Units of which, upon vesting, at least 50% will be settled in shares of our common stock (provided that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries more than 9.8% of our outstanding common stock) and the balance in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage or all of its incentive compensation in the form of our common stock subject to certain ownership limitations. Any sales of a substantial number of our shares in the public market, or the perception that sales might occur, may cause the market price of our shares to decline.

          Existing stockholders and potential investors in this offering do not have preemptive rights to purchase or acquire any common stock issued by us in the future. Therefore, investors purchasing shares in this offering may experience dilution of their equity investment if we sell additional shares of common stock in the future, sell securities that are convertible into common stock or issue shares of our common stock, including shares issued as incentive compensation under our management agreement, or options exercisable for shares of our common stock.

You should not rely on lock-up agreements in connection with the private placement or this offering to limit the amount of common stock sold into the market.

          We and our Manager and each of our directors and executive officers will agree with the underwriters not to, among other things, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, subject to certain exceptions. In addition,                      has agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the shares of our common stock it purchases in our concurrent private placement, for a period of 365 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative of the underwriters.

          The representative of the underwriters may, at any time, release all or a portion of the securities subject to the foregoing lock-up provisions. There are no present agreements between the underwriters and us or any of our executive officers, directors or stockholders releasing them or us from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representative of the underwriters may waive these restrictions. If the restrictions under the lock-up agreements with members of our senior management, directors, members of our strategic advisory committee and an affiliate of Brookfield are waived or terminated, or upon expiration of a lock-up period, approximately        shares will be available for sale into the market at that time, subject only to applicable securities rules and regulations. These sales or a perception that these sales may occur could reduce the market price for our common stock.

We have not established a minimum distribution payment level and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

          We are generally required to distribute to our stockholders at least 90% of our taxable income each year for us to qualify as a REIT under the Internal Revenue Code, which requirement we currently intend to satisfy. To the extent we satisfy the 90% distribution requirement but distribute less than 100% of our taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by the risk factors described in this prospectus. Because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. We currently do not expect to use the proceeds from this offering and the concurrent private placement to make distributions to our stockholders. Therefore, the amount of such distributions may be limited until we have a portfolio of income-generating assets.

          Although we currently do not intend to do so, until our portfolio of assets generates sufficient income and cash flow, we could be required to sell assets, borrow funds or make a portion of our distributions in the form of a taxable stock distribution or distribution of debt securities. To the extent that we are required to sell assets in adverse market conditions or borrow funds at unfavorable rates, our results of operations could be materially and adversely affected. In addition, we could be required to utilize the net proceeds of this offering and the concurrent private placement to fund our quarterly distributions, which would reduce the amount of cash we have available for investing and other purposes. Funding our distributions from the net proceeds of this offering and the concurrent private placement may constitute a return of capital to our investors, which would have the effect of reducing the basis of a stockholder's investment in our common stock.

          Among the factors that could impair our ability to make distributions to our stockholders are:

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  our inability to invest the proceeds of this offering and our concurrent private offering;

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  our inability to realize attractive risk-adjusted returns on our investments;

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  unanticipated expenses that reduce our cash flow or non-cash earnings;

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  defaults in our investment portfolio or decreases in the value of the underlying assets; and

  •
  the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

          As a result, no assurance can be given that we will be able to make distributions to our stockholders at any time in the future or that the level of any distributions we do make to our stockholders will achieve a market yield or increase or even be maintained over time, any of which could materially and adversely affect the market price of our common stock.

Risks Related to Our Organization and Structure

Certain provisions of Maryland law could inhibit changes in control.

          Under the Maryland Business Combination Act, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder.

          After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

          The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that provides that any business combination between us and our Manager or any of its affiliates is exempted from the provisions of the Maryland Business Combination Act. In addition, our board of directors has adopted a resolution that provides that any business combination between us and any other person, including an interested stockholder or an affiliate or associate of an interested stockholder, is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by our board of directors, including a majority of directors who are not affiliates or associates of such persons. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder that have been approved by our board of directors or business combinations between us and our Manager or its affiliates, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute.

          We cannot assure you that our board of directors will not determine to become subject to the Maryland Business Combination Act in the future. However, an alteration or repeal of these resolutions will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal. If these resolutions are repealed, or our board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

          The Maryland Control Share Acquisition Act provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. The acquirer and officers and employees who are also directors of the corporation are not entitled to vote on the approval of rights of control shares. "Control shares" are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A "control share acquisition" means the acquisition of ownership or the power to direct the exercise of voting power with respect to issued and outstanding control shares, subject to certain exceptions.

          If voting rights of control shares acquired in a control share acquisition are not approved at a stockholders' meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved by the stockholders and the acquirer becomes entitled to vote a majority of the voting power, all other stockholders may exercise appraisal rights, unless the charter provides otherwise. Our charter eliminates appraisal rights and our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares acquired in a control share acquisition may be subject to the Maryland Control Share Acquisition Act.

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

          Our board may authorize the issuance of additional shares of common and preferred stock without stockholder approval. Our charter permits our board of directors, without stockholder approval, to amend our charter to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock having preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption as determined by our board of directors. Thus, our board of directors could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

          Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that our stockholders believe is in their best interest.

          Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

          In addition, our charter permits us to agree to indemnify our present and former directors and officers for actions taken by them in those and other capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we are obligated to advance the defense costs incurred by our directors and officers. Upon completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

Our charter and bylaws contain provisions that may have an anti-takeover effect, thus preventing stockholders from receiving a premium on their shares.

          Our charter and bylaws contain provisions that may have an anti-takeover effect, and the effect of such provisions may be to prevent stockholders from receiving a premium on their shares. These provisions include the following:

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  There are ownership limits and other restrictions on transferability and ownership of our stock in our charter.  In order to qualify as a REIT for each taxable year after 2009, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year and our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist us in satisfying these tests, among other purposes, our charter generally prohibits any individual from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of our outstanding capital stock, subject to important exceptions and contains other restrictions on the ownership and transfer of our stock. These restrictions may:

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  discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or that our stockholders believe may be in their best interests; or

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  result in shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary and thereby resulting in a forfeiture of ownership of the additional shares.

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  Our charter and bylaws contain other possible anti-takeover provisions.  Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price.

Rapid changes in the values of real estate-related assets we may own may make it more difficult for us to maintain our qualification as a REIT or exclusion from regulation under the Investment Company Act, which may cause us to change our mix of portfolio investments, which may not produce optimal returns consistent with our investment strategy.

          If the market value or income potential of any real estate-related assets we may own declines as a result of increased interest rates, credit events or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from regulation under the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated if the assets that we need to sell to comply with the requirements for qualification as a REIT or to qualify for an exclusion from regulations under the Investment Company Act have no pre-existing trading market and cannot easily be sold. To the extent that the assets we need to sell are composed of subordinated CMBS, individually-negotiated loans, loan participations or mezzanine loans for which there is no established trading market, we may have difficulty selling such investments quickly for their fair value. Accordingly, we may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Maintenance of our exclusion from registration under the Investment Company Act will impose significant limits on our operations, which may have a material adverse effect on our ability to execute our business strategy.

          We intend to conduct our operations so that neither we nor any of our subsidiaries would be subject to regulation as an investment company under the Investment Company Act.

          We and certain of our subsidiaries intend to qualify for the exclusion from regulation provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) is designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we will need to ensure that at least 55% of our total assets (or the total assets of any of our subsidiaries relying thereon) consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for purposes of the Investment Company Act, which we refer to as qualifying assets, and that at least 80% of total assets consist of qualifying assets and real estate-related assets (with no more than 20% of total assets consisting of non-qualifying assets or non-real estate-related assets). Neither we nor any of our subsidiaries intend to issue redeemable securities.

          In determining whether we or our subsidiaries satisfy the requirements for relying on Section 3(c)(5)(C), we rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying assets and real estate-related assets. For this purpose, we treat as qualifying assets our investments in commercial mortgage loans and certain B-notes and mezzanine loans that the SEC staff, in various no-action letters, has determined are the financial equivalent of mortgage loans for purposes of the Investment Company Act. We intend to treat as real estate-related assets CMBS, B-notes and mezzanine loans that do not satisfy the relevant no-action letter conditions, debt and equity securities of companies primarily engaged in real estate businesses, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

          Alternatively, we may rely on the exclusion from regulation provided by Section 3(c)(6) of the Investment Company Act. Section 3(c)(6) provides an exclusion from regulation as an investment company for a company that is primarily engaged directly, or through one or more majority-owned subsidiaries, in a business described in Section 3(c)(5)(C) of the Investment Company Act (and from which it derived more than 25% of its gross income in its last fiscal year), together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Some of our subsidiaries may also rely on the exclusion from regulation provided by Section 3(c)(6) in the event they hold mortgage assets through majority-owned subsidiaries that themselves rely on Section 3(c)(5)(C). We will value our interests in these various subsidiaries in accordance with guidance provided by the SEC or its staff. We note, however, that the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), and any guidance published by the staff may require us to adjust our strategy accordingly.

          Some of our subsidiaries, such as our taxable REIT subsidiary, may hold assets that would not allow them to qualify for the Section 3(c)(5)(C) exclusion. In such case, we intend to rely on the exclusion in Section 3(c)(1) or Section 3(c)(7) for these subsidiaries and limit the value of our interests in them by limiting the amount of assets held by them so that we may continue to qualify for an exclusion from regulation as an investment company.

          We may in the future also organize financing subsidiaries that will borrow under the TALF and will rely on Section 3(c)(7), not on Rule 3a-7, for their Investment Company Act exclusion. We will similarly limit our investments in these TALF subsidiaries to ensure that we continue to qualify for an exclusion from regulation as an investment company.

          Although we intend to monitor our portfolios periodically and prior to each investment acquisition or disposition, there can be no assurance that we and our subsidiaries will be able to maintain an exclusion from regulation as an investment company. Reliance on these exclusions significantly limits the types of assets we and our subsidiaries may buy or sell for our portfolios, and requires that we continuously monitor our portfolios in connection with such buying and selling activities to ensure that we continue to meet applicable portfolio restrictions. In addition, there can be no assurance that the laws and regulations governing the Investment Company Act status of our company will not change in a manner that adversely affects our operations, or that the Division of Investment Management of the SEC in providing more guidance regarding these exclusions might take positions that would adversely affect our operations. Further, we note that our Manager and its affiliates have limited experience managing a portfolio of assets in the manner necessary to maintain our exclusion under the Investment Company Act.

          If we or our subsidiaries fail to maintain our exclusion from regulation as an investment company, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock. In addition, if we were required to register as an investment company, but failed to do so, we could be subject to criminal and civil actions, and third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In addition, failure to maintain our Investment Company Act exclusion would permit our Manager to terminate the management agreement.

Our ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

          In order for us to qualify as a REIT for each taxable year after our 2009 taxable year, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. "Individuals" for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT qualification, among other purposes, our charter generally prohibits any individual from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of our outstanding capital stock.

          This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Risks Related to our Taxation as a REIT

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

          To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. Alternatively, we may be required to liquidate from our portfolio or contribute to a TRS otherwise attractive investments in order to maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders. In addition, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

          Our ability to satisfy the gross income and asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. In some cases, the real property will be under construction or the subject of significant improvements, making such collateral even more difficult to value. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, would not challenge our valuations or valuation estimates of this collateral. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in securities of other issuers will not cause a violation of the REIT requirements. Thus, compliance with the REIT requirements may hinder our investment performance.

The "taxable mortgage pool" rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

          Certain of our securitizations may result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as non-U.S. persons eligible for treaty benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us attributable to the taxable mortgage pool that is characterized as "excess inclusion income". In addition, to the extent that our stock is owned by tax-exempt "disqualified organizations", such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on the excess inclusion income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. The IRS has not given clear guidance as to the appropriate method for the calculation of excess inclusion income and, absent such clear guidance, we intend to calculate excess inclusion income based upon what we believe to be a reasonable method. In addition, pursuant to recently issued guidance from the IRS, we will be required to allocate excess inclusion income to our stockholders in proportion to dividends paid and to inform our stockholders of the amount and character of the excess inclusion income allocated to them. Given the lack of guidance, there can be no assurances that we will calculate excess inclusion income in a manner satisfactory to the IRS.

          We are effectively precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions. In certain instances, we may pledge our equity interests in these taxable mortgage pools as collateral under our repurchase or other financing agreements, subjecting the pools to the potential loss of their tax-exempt status in the event that we were forced to sell our interests or our interests were foreclosed upon by a third party that was not afforded the same exemption as us.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our stockholders.

          We will operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes. However, the federal income tax laws governing REITs are highly technical and complex, and administrative interpretations of the federal income tax laws governing qualification as a REIT are limited. Certain rules applicable to REITs are particularly difficult to interpret or to apply in the case of the REITs investing in real estate mortgage loans that are acquired at a discount, subject to work-outs or modifications, or reasonably expected to be in default at the time of acquisition. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. Although we operate in such a manner so as to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. Our ability to satisfy the gross income and asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. In addition, we will be required to make estimates of or otherwise determine the value of real property that is collateral for our mortgage loan assets. There can be no assurance that the IRS would not challenge our valuations or valuation estimates of this collateral.

          If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

Failure to make required distributions would subject us to federal corporate income tax, which would reduce the cash available for distribution to our stockholders and could adversely affect our ability to execute our business plan.

          In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

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  85% of our ordinary taxable income for that year;

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  95% of our capital gain net income for that year; and

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  100% of our undistributed taxable income from prior years.

          We intend to distribute our net taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that domestic TRSs distribute their after-tax net income to their parent REIT or their stockholders and any TRS may determine not to make any distributions to us.

          Our taxable income may substantially differ from our net income as determined based on accounting principles generally accepted in the United States, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, which we refer to as phantom income. Although some types of phantom income are excluded to the extent they exceed 5% of our REIT taxable income in determining the 90% distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt on a short-term or long-term basis, or liquidate non-cash assets at rates or times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year. Because certain of our assets may generate substantial mismatches between taxable income and available cash, the requirement to distribute a substantial portion of our net taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements.

Dividends payable by REITs do not qualify for the reduced tax rates.

          The maximum federal tax rate for dividends payable to domestic stockholders that are individuals or trusts or estates that meet certain holding periods is equal to the rate in effect on long-term capital gains, which is currently 15% (through 2010). Dividends payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts or estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the relative value of the stock of REITs, including our common stock.

We may choose to pay dividends in our own stock, in which case you may be required to pay income taxes on such dividends in excess of the cash dividends you receive from us.

          We may distribute taxable dividends that are payable in cash and shares of our common stock at the election of each stockholder. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock that it received as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. In addition, if a significant number of our stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.

          Further, as Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

          We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as "market discount" for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments of certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions. Similarly, some of the mortgage-backed securities, or MBS, that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such MBS will be made. If such MBS turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

          In the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate MBS at its stated rate, regardless of whether corresponding cash payments are received or are ultimately collectable. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

          Finally, we or our TRS may recognize taxable "phantom income" as a result of modifications, pursuant to agreements with borrowers, of debt instruments that we acquire if the amendments to the outstanding debt are "significant modifications" under the applicable Treasury regulations. In addition, our TRS may be treated as a "dealer" for federal income tax purposes, in which case the TRS would be required to mark-to-market its assets at the end of each taxable year and recognize taxable gain or loss on those assets even though there has been no actual sale of those assets.

Our ownership of and relationship with any TRS will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

          A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. The value of our interests in and thus the amount of assets held in a TRS may also be limited by our need to qualify for an exclusion from regulation as an investment company under the Investment Company Act. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

          Any TRS we own, as a domestic TRS, will pay federal, state and local income tax on its taxable income, and its after-tax net income is available for distribution to us but is not required to be distributed to us. The aggregate value of the TRS stock and securities owned by us should be less than 25% of the value of our total assets (including the TRS stock and securities). Although we plan to monitor our investments in TRSs, there can be no assurance that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Complying with REIT requirements may limit our ability to hedge effectively.

          The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets does not constitute "gross income" for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. See "Federal Income Tax Consequences of Our Qualification as a REIT." As a result of these rules, we intend to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRS will generally not provide any tax benefit, expect for being carried forward against future taxable income in the TRS.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as sales for federal income tax purposes.

          A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were able to sell or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial to us.

          It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in CDO transactions through TRSs, subject to certain limitations. To the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

          We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets certain requirements, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. We may acquire mezzanine loans that do not meet the safe harbor or the IRS could challenge such loan's treatment as a real estate asset for purposes of the REIT asset and gross income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

          At any time, the federal, state or local income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new tax law, regulation or administrative interpretation, or any amendment to any existing tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, tax law, regulation or administrative interpretation.

If we make distributions in excess of our current and accumulated earnings and profits, those distributions will be treated as a return of capital, which will reduce the adjusted basis of your stock, and to the extent such distributions exceed your adjusted basis, you may recognize a capital gain.

          Unless you are a tax-exempt entity, distributions that we make to you generally will be subject to tax as ordinary income to the extent of our current and accumulated earnings and profits as determined for federal income tax purposes. If the amount we distribute to you exceeds your allocable share of our current and accumulated earnings and profits, the excess will be treated as a return of capital to the extent of your adjusted basis in your stock, which will reduce your basis in your stock but will not be subject to tax. To the extent the amount we distribute to you exceeds both your allocable share of our current and accumulated earnings and profits and your adjusted basis, this excess amount will be treated as a gain from the sale or exchange of a capital asset.

Risks Related to U.S. Government Programs

There is no assurance that we will be able to obtain any TALF loans; the terms and conditions of the TALF may change and we could lose our eligibility as a TALF borrower, each of which could adversely affect our business.

          The TALF is operated by the FRBNY. Assets to be used as collateral for TALF loans must meet strict eligibility criteria with respect to characteristics such as issuance date, maturity and credit rating and with respect to the origination date of the underlying collateral. These restrictions may limit the availability of eligible assets, and we may be unable to acquire sufficient amounts of assets to obtain financing under the TALF consistent with our investment strategy. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. The terms and conditions of the TALF, including asset and borrower eligibility, could be changed at any time. To the extent that the Federal Reserve modifies asset eligibility requirements, the pool of assets available for financing under the TALF may be limited, which could make it more difficult to identify attractive investments in our target assets and our other core assets. Any such modifications may adversely affect the market value of any of our assets financed through the TALF and otherwise or our ability to obtain additional TALF financing. The TALF is currently scheduled to expire on March 31, 2010 for most loans, including legacy CMBS, and on June 30, 2010 for "new issue" CMBS, unless further extended. Although numerous legacy CMBS have been funded under the TALF, as of November 30, 2009, only one "new issue" TALF-eligible CMBS has been sold. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected. We intend to enhance the returns on our commercial mortgage loan investments, especially loan originations, by securitizing or otherwise selling a participation in the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio to the extent that TALF financing would be available for buyers of these AAA-rated CMBS. The FRBNY has the discretion to accept or reject an individual mortgage loan underlying a CMBS based upon various factors, including diversification of collateral pools. As a result, there can be no assurance that our intended securitizations would benefit from TALF financing for AAA-rated CMBS.

We may need to surrender eligible TALF assets to repay TALF loans at maturity.

          Each TALF loan must be repaid within three to five years. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold or refinanced for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or other default events occur and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from such sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

Our ability to transfer assets purchased using TALF funding is restricted.

          Our assets purchased using TALF funding will be pledged to the FRBNY as collateral for the TALF loans. If we sell or transfer any of these assets, we must either repay the related TALF loan or obtain the consent of the FRBNY to assign our obligations under the related TALF loan to the applicable assignee. The FRBNY in its discretion may restrict or prevent us from assigning our loan obligations to a third party, including a third party that meets the criteria of an eligible borrower. In addition, the FRBNY will not consent to any assignments after the termination date for making new loans, which is currently March 31, 2010 for most loans, including legacy CMBS, and June 30, 2010 for "new issue" CMBS, unless further extended by the Federal Reserve. These restrictions may limit our ability to trade or otherwise dispose of our assets, and may adversely affect our ability to take advantage of favorable market conditions and make distributions to stockholders.

The interest payments that we receive under the TALF may be limited, and we may be required to allocate capital to support repayment of TALF fundings.

          Interest payments received from assets that are used as collateral for a TALF loan must be applied to pay interest on the related TALF loan before any interest payments can be distributed to us, and to the extent there are interest payments from the collateral in excess of the required interest payment on the related TALF loan, the amount of such excess interest that will be distributed to us may be limited. We also may be required to use our capital resources and earnings to keep any TALF loans current. As a result, TALF fundings could require us to allocate capital to support repayment of these fundings and away from what may otherwise be more attractive acquisition opportunities.

The customer agreement required under TALF may expose us to additional liabilities.

          To obtain TALF loans, we must execute a customer agreement with at least one primary dealer which will act on our behalf under the TALF program. Such agreements may make the terms of any TALF borrowings less favorable to us and/or expose us to additional liabilities. The FRBNY will have full recourse to us for repayment of any TALF loan for breaches of our representations made to our primary dealers in connection with obtaining such loan. As a result, we could be subject to losses from any TALF borrowing in excess of the equity we invest to obtain such borrowing.

FORWARD-LOOKING STATEMENTS

          We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words "believe", "expect", "anticipate", "estimate", "plan", "continue", "intend", "should", "may" or similar expressions, we intend to identify forward-looking statements. You can also indentify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking:

  •
  the factors included in this prospectus, including those set forth under headings "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business";

  •
  the effects of conflicts of interest that may result from our relationship with our Manager and its affiliates;

  •
  our expected co-investment allocations and related requirements;

  •
  use of proceeds of this offering and the concurrent private placement;

  •
  our business and investment strategy;

  •
  our ability to obtain financing arrangements;

  •
  our expected assets;

  •
  our projected operating results;

  •
  general volatility of the markets in which we invest and the market price of our common stock;

  •
  availability, terms and deployment of capital;

  •
  actions and initiatives of the U.S. Government and changes to U.S. Government policies;

  •
  our expected leverage;

  •
  financing and advance rates for our target assets and our other core assets;

  •
  interest rate mismatches between our investments and our borrowings used to fund such investments;

  •
  changes in interest rates and the market value of our target assets and our other core assets;

  •
  changes in prepayment of our target assets and our other core assets;

  •
  effects of hedging instruments on our target assets and our other core assets;

  •
  the degree to which our hedging strategies may or may not protect us from interest rate volatility;

  •
  our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  our ability to maintain our exemption from registration under the Investment Company Act;

  •
  estimates related to our ability to make distributions to our stockholders in the future;

  •
  availability of investment opportunities in commercial real estate debt-related investments and securities;

  •
  availability of qualified personnel;

  •
  market trends in our industry, interest rates, real estate values, the real estate debt securities markets or the general economy;

  •
  rates of default and/or decreased recovery rates on our target assets and our other core assets;

  •
  the impact of changes in governmental regulations, tax law and rates and similar matters;

  •
  the adequacy of our cash resources and working capital;

  •
  changes in GAAP by standard-setting bodies; and

  •
  the degree, nature and our understanding of our competition.

          The forward-looking statements contained herein are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us; they are not guarantees of future performance. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of    shares of our common stock in this offering will be approximately $     million, or approximately $     million if the underwriters fully exercise their option of up to    shares, in each case assuming a public offering price of $    per share, and after deducting the initial underwriting discount of approximately $     million, or approximately $     million if the underwriters fully exercise their option of up to     shares, and estimated offering expenses of approximately $     million payable by us. Concurrently with the completion of this offering,    will acquire $     million of our common stock in a private placement at a price per share equal to the price per share in this offering, yielding $     million of proceeds to us.

          All of the shares sold in this offering (which does not include the shares sold to    in the private placement) will be sold to the underwriters at $    per share, representing an initial discount to the underwriters of $    per share. We will bear $    per share and our Manager will bear $    per share of the underwriters' discount, in each case upon the closing of this offering. We have agreed to reimburse our Manager $    per share with respect to all shares sold in this offering, in the form of Underwriting Discount Restricted Stock Units valued at the initial public offering price (or    Underwriting Discount Restricted Stock Units). The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments for each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings (as described elsewhere herein) for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following this offering, whichever occurs first. Our Manager will be entitled to receive "distributions equivalents" with respect to these RSUs, whether or not vested, at the same time distributions are paid to our common stockholders. If there is a change in control of us, or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, then all unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest, irrespective of whether we have met the Excess Earnings hurdle described above. If the management agreement is terminated for any other reason, our Manager will retain any unvested Underwriting Discount Restricted Stock Units subject to their existing terms.

          We plan to use substantially all the net proceeds from this offering and the concurrent private placement to acquire our target assets and our other core assets in accordance with our investment objectives and strategies described in this prospectus. See "Business — Investment Strategy", "Business — Our Investments" and "Business — Investment Process".

          Based on prevailing market conditions, our current expectation is that our initial investment portfolio will consist of approximately 60%-70% whole mortgage loans and bridge loans, 10%-15% B notes, 10%-15% mezzanine loans (we collectively refer to whole loans, bridge loans, B notes and mezzanine loans as our target assets) and up to 20% in our other core assets, including CMBS, debtor-in-possession financings, which we refer to as DIP financings, and certain other real estate-related assets in the United States. However, there is no assurance that upon the completion of this offering we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among these various assets, and we have not adopted any policy that establishes specific asset allocations among these various asset classes. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. Until appropriate assets can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act. These investments are expected to provide a lower net return than we will seek to achieve from our target assets and our other core assets. Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets and our other core assets, we may fund our quarterly distributions out of such net proceeds. We currently expect to use substantially all of the net proceeds from this offering and the concurrent private placement within 12 months from the closing of this offering.

DISTRIBUTION POLICY

          We intend to distribute each year substantially all of our taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders in order to comply with the REIT provisions of the Internal Revenue Code. Federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To the extent that in respect of any calendar year, cash available for distribution is less than our taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We intend to make dividend distributions quarterly and, if necessary for REIT qualification purposes, we may need to distribute any taxable income remaining after the distribution of the final regular quarterly dividend each year, together with the first regular quarterly dividend payment of the following taxable year or, at our discretion, in a special dividend distributed prior thereto. Furthermore, we intend to set our recurring dividend at a level that we believe is sustainable, and pay out a special dividend, either in cash or in the distribution of additional shares, when our taxable earnings exceed the recurring dividend level. However, because we currently have no assets and will commence operations only upon completion of this offering, we may not have a portfolio of assets that generate sufficient income to be distributed to our stockholders. We currently do not intend to use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders. Therefore, although we anticipate making quarterly distributions to our stockholders, the amount of such distributions may be limited until we have a portfolio of income-generating assets. Although not currently anticipated, in the event that our board of directors determines to make distributions in excess of the income or cash flow generated from our portfolio of assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of assets.

          In the future, to the extent that distributions in excess of any regular cash dividend are required in order to be in compliance with REIT requirements, we may either distribute a special cash dividend or issue additional shares of stock as a taxable dividend in order to satisfy the particular REIT requirement. In the event we choose to issue additional shares of common stock, the earnings that gave rise to the distribution requirement may be retained and reinvested by us. If we pay a taxable stock distribution, our stockholders would be sent a form that would allow each stockholder to elect to receive its proportionate share of such distribution in all cash or in all stock, and the distribution will be made in accordance with such elections, provided that if the stockholders' elections, in the aggregate, would result in the payment of cash in excess of the maximum amount of cash to be distributed (which is likely), then cash payments to stockholders who elected to receive cash will be prorated, and the excess of each such stockholder's entitlement in the distribution, less such prorated cash payment, would be paid to such stockholder in shares of our common stock.

          Distributions to stockholders generally will be subject to tax as ordinary income, although a portion of the distributions may be designated by us as capital gain, or may constitute a tax-free return of capital. Distributions of qualified dividend income eligible for the reduced rate of federal tax are not expected. Annually, our transfer agent will furnish to each of our stockholders a statement of distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For more information, see "Federal Income Tax Consequences of Our Qualification as a REIT — Taxation of Taxable U.S. Stockholders".

          Our dividend policy is subject to revision at the discretion of our board of directors. All distributions will be made at the discretion of our board of directors and will depend on our taxable income, earnings, our financial condition, liquidity, debt covenants, funding or margin requirements under securitizations or other secured and unsecured borrowing agreements, our maintenance of

REIT status, applicable provisions of the Maryland General Corporation Law, or the MGCL, regarding funds legally available for distribution, and other factors as our board of directors deems relevant. We cannot assure you that our distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any dividends or other distributions we pay in the future will depend upon our actual results of operations, economic conditions, debt service requirements and other factors that could differ materially from our current expectations. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expense and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors".

CAPITALIZATION

          The following table sets forth (i) our actual capitalization as of September 30, 2009 and (ii) our capitalization as adjusted to reflect the effect of (a) the sale of              shares of our common stock in this offering at an assumed offering price of $          per share after deducting the underwriting discount and estimated organizational and offering expenses payable by us, (b) the concurrent private placement to             of              shares of our common stock at an assumed initial public offering price and (c) the issuance of an aggregate of             shares of restricted stock to be granted to our independent directors concurrently with the closing of this offering. You should read this table together with "Use of Proceeds" included elsewhere in this prospectus.

	As of September 30, 2009
	Actual	As Adjusted(1)
	(unaudited)
Stockholder's equity
Common stock, par value $0.001 per share; 1,000 shares authorized, and 1,000 shares issued and outstanding, actual and shares authorized, issued and outstanding, as adjusted	$1
Preferred stock, par value $0.001 per share; 0 shares authorized and 0 shares issued and outstanding, actual and shares authorized and 0 shares issued and outstanding, as adjusted	—
Additional paid in capital	999		(2)

Total stockholders' equity	$1,000

    (1)
    Excludes (i)              shares issuable upon vesting of any Underwriting Discount Restricted Stock Units, (ii) the underwriters' option to purchase up to             additional shares of common stock in this offering and (iii)              shares reserved for issuance under the 2009 Plan.

    (2)
    Additional paid-in capital has been reduced by estimated organizational and offering expenses and the underwriting discount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          You should read the following discussion in conjunction with the sections of this prospectus entitled "Risk Factors", "Forward-Looking Statements", "Business" and our audited balance sheet as of July 31, 2009, and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this prospectus.

Overview

          We are a newly organized real estate finance company that will originate, invest in and actively manage a portfolio of commercial real estate mortgage loans. In addition, we may originate, issue or purchase other commercial real estate-related debt investments, such as corporate loans, mezzanine loans, CMBS and DIP financing. Our principal investment activities will be within the United States. We were formed on July 28, 2009 by Brookfield.

          We will be externally managed and advised by our Manager, a wholly-owned subsidiary of Brookfield, pursuant to the terms of a management agreement, and our Manager will have access to the personnel infrastructure, relationships and experience of Brookfield necessary for the implementation and execution of our business strategy pursuant to an advisory agreement among our Manager, Brookfield and BREF. We will manage the investment decisions with the goal of preserving capital and providing stable returns over a long-term horizon. Investment decisions will be based on a thorough analysis of the real estate underlying the loan, as well as the structure of the debt instrument. Decisions will also be analyzed in the context of the need to maintain our REIT qualification and our exclusion from regulation under the Investment Company Act. We intend to utilize all of the resources of our Manager and its affiliates in making investment decisions.

          We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Factors Impacting Our Operating Results

          We expect that the results of our operations will be affected by a number of factors and will primarily depend on or be affected by, among other things, credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are held directly by us or are included in our CMBS, the level of our net interest income, the market value of our assets and the supply of, and demand for, commercial mortgage loans, commercial real estate debt, CMBS and other financial assets in the marketplace. Our net interest income, which reflects the amortization of purchase premiums and accretion of purchase discounts, varies primarily as a result of changes in interest rates and prepayment rates on our mortgage loans and our CMBS assets. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, the creditworthiness of our borrowers, competition and other factors, none of which can be predicted with any certainty.

          Credit Risk.    Our strategic focus is to originate or acquire assets that we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low.

However, we expect to be subject to varying degrees of credit risk in connection with our target assets and our other core assets. Our Manager will seek to mitigate this risk by seeking to acquire high-quality assets, secured by collateral located in stable long-term markets, at appropriate prices given anticipated and unanticipated losses and by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

          Changes in Fair Value of our Assets.    It is our business strategy to hold our target assets and our other core assets as long-term investments. As such, we expect that the majority of our loans will be carried at amortized cost. We expect that a majority of our CMBS will be carried at their fair value, as available-for-sale securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt or Equity Securities", or SFAS No. 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. As a result, we do not expect that changes in the fair value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets and our other core assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

          Changes in Market Interest Rates.    With respect to our proposed business operations, increases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to increase;

  •
  the value of our investment portfolio to decline;

  •
  coupons on our mortgage loans to reset, although on a delayed basis, to higher interest rates;

  •
  to the extent applicable under the terms of our investments, prepayments on our investments to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase.

          Conversely, decreases in interest rates, in general, may over time cause:

  •
  the interest expense associated with our borrowings to decrease;

  •
  the value of our investment portfolio to increase;

  •
  coupons on our adjustable-rate investments to reset, although on a delayed basis, to lower interest rates;

  •
  to the extent applicable under the terms of our investments, prepayments on our mortgage loan portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; and

  •
  to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease.

          Size of Portfolio.    The size of our portfolio of assets, as measured by the aggregate principal balance of our commercial mortgage loans and the other assets we own, is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive increases. A larger portfolio, however, may result in increased expenses as we may incur additional interest expense to finance the purchase of our assets.

          Market Conditions.    We believe that our target assets and our other core assets currently have attractive and stable return profiles. In addition, we believe that current conditions in the financial markets present opportunities for us to originate or acquire our target assets and our other core assets at attractive yields. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the global financial system and the forced sale of large quantities of commercial mortgage-related and other financial assets. As a result of these conditions, many traditional commercial mortgage originators and investors have suffered severe losses in their loan and securities portfolios and several major market participants have failed or been impaired, resulting in a contraction in market liquidity for commercial mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for all commercial mortgage-related assets, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in commercial loan and securities valuations. These lower asset prices have been accompanied by higher yields on our universe of potential investments, and by a correspondingly large exiting from this market by the traditional suppliers of capital. In an effort to stem the fallout from current market conditions, the United States and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy. Nonetheless, there is still a very large deficiency in capital that is available within the U.S. commercial real estate debt markets, particularly for newly-originated mortgage loans.

Critical Accounting Policies And Use Of Estimates

          Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we believe will apply to us based on our expectation of the nature of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made, based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those accounting policies and estimates that we initially expect to be most critical to an investor's understanding of our financial results and condition and require complex management judgment are discussed below.

  Basis of Presentation

          Our consolidated balance sheet will include the accounts of our company and its subsidiaries and will be prepared in accordance with GAAP. All significant intercompany balances will be eliminated in consolidation.

          We will consolidate subsidiaries in which we hold, directly or indirectly, more than 50% of the voting rights or where we exercise control. We will follow the equity method of accounting for joint ventures and investments in associated companies in which we hold between 20% and 50% of the voting rights and/or have significant influence. We also will evaluate our investments in all entities to determine if we have primary beneficial interests in any entities deemed to be variable interest entities.

  Use of Estimates

          We will make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements to prepare consolidated financial statements in conformity with GAAP. These estimates and assumptions will be based on management's best estimates and judgment. Management will evaluate its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions. As future events and their effects cannot be determined with precision, actual results could differ from those estimates.

  Risks and Uncertainties

          In the normal course of business, we will encounter primarily two significant types of economic risk: credit risk and market risk. Credit risk is the risk of default on our loans and securities or derivative instruments that results from a borrower's or derivative counterparty's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in loans and securities or derivative instruments due to changes in interest rates or other market factors, including the value of the collateral underlying loans and securities held by us.

  Loans Held-for-Investment

          Loans will be classified as held-for-investment based upon management's intent and ability to hold the loans for the foreseeable future. Loans held-for-investment will be recorded at amortized cost, or the outstanding unpaid principal balance of the loan, net of unamortized acquisition premiums or discounts and unamortized costs and fees directly associated with the origination or acquisition of the loan in accordance with SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases", or SFAS 91. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as a yield adjustment using the interest method or a method that approximates a level rate of return over the loan term. We may purchase loans held-for-investment at a discount to par where, at the acquisition date, we expect to collect less than the contractual amounts due under the terms of the loan based, at least in part, on our assessment of the credit quality of the borrower. In accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", or SFAS 140, loans acquired in a transfer are initially measured at fair value (in the aggregate, presumptively the price paid).

  Classification of Investment Securities and Valuations of Financial Instruments

          Our CMBS investments are expected to initially consist primarily of commercial real estate debt instruments and CMBS that we will classify as either available-for-sale or held-to-maturity. As such, we expect that our CMBS classified as available-for-sale will be carried at their fair value in accordance with SFAS No. 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders' equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings. CMBS investments will be stated at their amortized cost, net of deferred fees and costs with income recognized using the effective interest method.

          When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security.

Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent to retain our investment in the security, or whether it is more likely than not we will be required to sell the security before its anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

          When we deem a security to be other-than-temporarily impaired, we will write it down to its estimated fair value (with the reduction in fair value recorded as a charge to earnings) and will establish a new reference amount for the investment. If there are no adverse changes to our assumptions and the change in value is solely due to changes in interest rates, we will not recognize an other-than-temporary impairment. Estimating cash flows and determining whether there is other-than-temporary impairment requires management to exercise judgment and make significant assumptions, including, but not limited to, assumptions regarding estimated prepayments, loss assumptions, and assumptions regarding changes in interest rates. As a result, actual impairment losses, and the timing of income recognized on these securities, could differ from reported amounts.

  Loan Impairment

          Loans classified as held-for-investment, will be evaluated for impairment on a quarterly basis in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". Loans held-for-investment will be considered impaired when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan or, for loans acquired at a discount to face value, when it is deemed probable that we will not be able to collect all amounts estimated to be collected at the time of acquisition. Impairment will be measured by comparing the recorded amount of the loan to the present value of expected future cash flows discounted at the loan's contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will record an allowance to reduce the carrying value of the loan accordingly and record a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

  Fair Value Option

          SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities", or SFAS 159, permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

  Valuation of Financial Instruments

          SFAS No. 157, "Fair Value Measurements", or SFAS 157, establishes a framework for measuring fair value and expands related disclosures. SFAS No. 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS No. 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs. The three levels of the hierarchy under SFAS No. 157 are described below:

  •
  Level I — Quoted prices in active markets for identical assets or liabilities.

  •
  Level II — Prices are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

  •
  Level III — Prices are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

          Unobservable inputs reflect our own assumptions about the factors that market participants would use in pricing an asset or liability, and would be based on the best information available. We anticipate that a significant portion of our assets will fall in Level III in the valuation hierarchy.

          FASB has provided further guidance for the valuation of assets when the market is not active and when the volume and level of activity have significantly decreased, along with guidance on identifying transactions that are not orderly (FSP 157-3 and FSP 157-4, respectively). FSP 157-3 allows the use of management's internal cash flow and discount rate assumptions when relevant observable data does not exist and clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with SFAS No. 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. We anticipate utilizing the guidance within FSP 157-3 and FSP 157-4 to value a portion of our assets.

          We intend to rely on independent pricing of our assets that require mark-to-market accounting at each quarter's end to arrive at what we believe to be reasonable estimates of fair market value. Our Manager will evaluate the pricing of our asset estimates by conducting its own analysis at least on a quarterly basis, and more frequently when economic or market conditions warrant such evaluation. Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

  Securitizations

          We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale — legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control — an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS 140 and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction. SFAS 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a "sale" or a "financing".

  Investment Consolidation

          For each investment we make, we will evaluate the underlying entity that issued the securities we acquired or to which we make a loan to determine whether such entity should be consolidated in our financial statements. A similar analysis will be performed for each entity with which we enter into an agreement for management, servicing or related services. In performing our analysis, we will consider guidance in SFAS 140 and FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities", or FIN 46R. FIN 46R addresses the application of Accounting Research Bulletin No 51, "Consolidated Financial Statements", to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. In variable interest entities, or VIEs, an entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity's activities or are not exposed to the entity's losses or entitled to its residual returns. VIEs within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity's expected losses, its expected returns, or both. This determination can sometimes involve complex and subjective analyses.

  Interest Income Recognition

          We expect that interest income on our mortgage loans and other investments will be accrued based on the actual coupon rate and the outstanding principal balance of such assets. Premiums and discounts will be amortized or accreted into interest income over the lives of the assets using the effective yield method, as adjusted for actual prepayments.

          For whole loans purchased at a discount, GAAP limits the yield that may be accreted (accretable yield) to the excess of the investor's estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor's initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan's yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

  Hedging Instruments and Hedging Activities

          We will apply the provisions of SFAS No. 133, as amended by SFAS No. 138. "Accounting for Certain Derivative Investments and Certain Hedging Transactions", in SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders' equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

          In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

          Derivatives will be used for hedging purposes rather than speculation. We will determine their fair value and we will obtain quotations from a third party to facilitate the process in determining these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

  Income Taxes

          Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay material U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income taxes, which likely would be material in amount and affect our financial performance.

  Stock-Based Compensation

          As a component of our Manager's compensation, we may issue stock-based compensation to personnel of our Manager under an equity incentive plan. We will account for stock-based compensation in accordance with SFAS No. 123R, "Share-Based Payment", or SFAS 123R. Pursuant to SFAS 123R, we will recognize compensation cost related to share-based awards based upon their grant date fair value. The compensation cost related to share-based awards will be amortized on a straight-line basis over the requisite service period, which is generally the vesting period of the awards. Since the compensation cost related to share-based awards is measured based upon grant date fair value, the expense related to these awards recognized in future periods may differ from the expense recognized if the awards were periodically remeasured at fair value.

Recent Accounting Pronouncements

          In October 2008, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active", or FSP 157-3, in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management's internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. We will apply the guidance in FSP 157-3 in determining the fair value of our financial instruments.

          In January 2009, FSP EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue 99-20", or FSP EITF 99-20-1, was issued in an effort to provide a more consistent determination on whether an other-than-temporary impairment has occurred for certain beneficial interests in securitized financial assets. Other-than-temporary impairment has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of FSP EITF 99-20-1, SFAS 115 continues to apply. The objective of other-than-temporary impairment analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an other-than-temporary impairment decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor.

          On April 9, 2009, the FASB issued FSP 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly", or FSP 157-4. FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with SFAS 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We will apply the guidance in FSP 157-4 in determining the fair value of our financial instruments.

          In conjunction with FSP 157-4, the FASB issued FSP 115-2 "Recognition and Presentation of Other Than Temporary Impairments", or FSP 115-2, which revises the OTTI evaluation methodology. Under FSP 115-2, determination of OTTI will depend on whether an entity has the "intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery". Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the entity does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in other comprehensive income. If the entity intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. We will consider the guidance of FSP 115-2 in evaluating our investments for OTTI.

          On June 12, 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140", or SFAS 166. SFAS 166 removes the concept of a qualifying special-purpose entity, or SPE, from SFAS 140, and eliminates the exception for qualifying special purpose entities, or SPEs, from the consolidation guidance of FIN 46R. In addition, among other things, SFAS 166 (i) amends and clarifies the unit of account eligible for sale accounting as an entire financial asset, group of entire financial assets, or participating interest in an entire financial asset; (ii) eliminates the practicability exception for fair value measurement of assets obtained and liabilities incurred by a transferor in a transfer that meets the conditions for sale accounting; (iii) removes the special provisions in SFAS 140 and SFAS No. 65, "Accounting for Certain Mortgage Banking Activities", for guaranteed mortgage securitizations; (iv) clarifies the requirements of the legal isolation analysis and the principle of effective control; and (v) requires enhanced disclosure about, among other things, a transferor's continuing involvement with transfers of financial assets accounted for as sales, the risks inherent in transferred financial assets that have been retained, and the nature and financial effect of restrictions on the transferor's assets that continue to be reported on the balance sheet.

          In conjunction with the issuance of SFAS 166, the FASB also issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)", or SFAS 167, which, among other things, amends certain guidance in FIN 46R for determining whether an entity is a VIE, requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE, and requires enhanced disclosures about an enterprise's involvement with a VIE. Under SFAS 167, an entity will be required to consolidate a VIE if it has both (i) the power to direct the activities of a VIE that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. In addition, SFAS 167 removes the current exemption for troubled debt restructurings.

          The collective amendments to SFAS 140 and FIN 46R are likely to result in more consolidation by sponsors of, and transferors to, entities that currently meet the definition of qualifying SPEs and will significantly affect securitization practices and accounting for transfers of financial assets. SFAS 166 and SFAS 167 are effective for the first annual reporting period that begins after November 15, 2009, or our fiscal year ended December 31, 2010. We are currently evaluating the effect, if any, the adoption of SFAS 166 and SFAS 167 will have on our securitizations strategy.

Results of Operations

          As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Liquidity and Capital Resources

          Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets and our other core assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and unused borrowing capacity under our financing sources.

          We expect that initially there will be little to no financing placed on our investments. To the extent market conditions improve and markets stabilize over time, we may increase our borrowing levels. In the future, and subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from the Investment Company Act, we expect our primary sources of financing will be, to the extent available to us, through (i) non-recourse loans or senior participations provided by the TALF program or by private placements to institutional investors; (ii) securitizations; (iii) other sources of private financing, including warehouse and bank credit facilities; and (iv) public offerings or our equity or debt securities. In the future, we may utilize other sources of financing to the extent available to us. We also may raise capital by raising further equity capital or issuing debt securities. We currently do not have any commitments for financing.

          We will aim to achieve a stable return on invested equity and, as described more fully under the heading "Distribution Policy", will target a stable cash dividend. Earnings in excess of the cash dividend will either be re-invested or will be distributed periodically as special dividends. Additionally, to the extent we finance any investments in the future, we will attempt to use match funded financing structures, which match assets and liabilities with respect to maturities and interest rates in order to limit our refinance risk, including the risk of being able to refinance an investment or refinance on favorable terms. Such match funded financing structures may include participations or securitizations to finance our investments in real estate securities and loans and long-term mortgage financings to finance any commercial real estate properties that we own through foreclosure or other means.

          To the extent available to us, the sources of financing for our target assets and our other core assets in the future are described below.

  The Term Asset-Backed Securities Loan Facility

          On November 25, 2008, the U.S. Treasury and the Federal Reserve announced the creation of the Term Asset-Backed Securities Loan Facility, or the TALF. Under the TALF, the FRBNY will provide up to $200 billion of non-recourse loans to borrowers to help fund their purchase of eligible assets, which initially included certain asset-backed securities, or ABS, but not CMBS. On March 23, 2009, the U.S. Treasury announced preliminary plans to expand the TALF to include CMBS. On May 1, 2009, the Federal Reserve provided more of the details as to how the TALF would be expanded to include "new issue" CMBS and explained that beginning in June 2009, up to $100 billion of TALF loans would be available to finance purchases of CMBS created on or after January 1, 2009 (which limit may be re-evaluated by the FRBNY). On May 19, 2009, the FRBNY provided additional guidance on TALF-eligible "new issue" CMBS, and also provided details on legacy CMBS under the TALF. Although numerous legacy CMBS have been funded under the TALF, as of November 30, 2009, only one "new issue" TALF-eligible CMBS has been sold. The TALF program is currently scheduled to expire on March 31, 2010 for most loans, including legacy CMBS, and on June 30, 2010 for "new issue" CMBS, but may be further extended.

          We believe that the expansion of TALF qualifying assets to include highly rated CMBS may provide us with attractively priced non-recourse term borrowing facilities that we could use to purchase CMBS eligible for funding under this program.

  Securitizations

          We may seek to enhance the returns on our commercial mortgage loan investments, especially loan originations, including through securitizations or the selling of senior participations that may or may not be supported by the TALF. To the extent available, we may securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio. In order to facilitate the securitization market, TALF is currently expected to provide financing to buyers of AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at an estimated advance rate of 50% to 60% of our cost basis in the relevant assets, and more importantly, at reasonable cost of funds levels that would generate a positive net spread and enhance returns for our investors.

          We may periodically enter into transactions in which we sell financial assets, such as commercial mortgage loans, CMBS and other assets. Upon a transfer of financial assets, we will sometimes retain or acquire senior or subordinated interests in the related assets. Gains and losses on such transactions will be recognized using the guidance in SFAS 140, which is based on a financial components approach that focuses on control. Under this approach, after a transfer of financial assets that meets the criteria for treatment as a sale — legal isolation, ability of transferee to pledge or exchange the transferred assets without constraint, and transferred control — an entity recognizes the financial and servicing assets it acquired or retained and the liabilities it has incurred, derecognizes financial assets it has sold, and derecognizes liabilities when extinguished. We will determine the gain or loss on sale of mortgage loans by allocating the carrying value of the underlying mortgage between securities or loans sold and the interests retained based on their fair values. The gain or loss on sale is the difference between the cash proceeds from the sale and the amount allocated to the securities or loans sold. From time to time, we may securitize mortgage loans we hold if such financing is available. These transactions will be recorded in accordance with SFAS 140 and will be accounted for as either a "sale" and the loans will be removed from our balance sheet or as a "financing" and will be classified as "securitized loans" on our balance sheet, depending upon the structure of the securitization transaction. SFAS 140 is a complex standard that may require us to exercise significant judgment in determining whether a transaction should be recorded as a "sale" or a "financing".

Other Potential Sources of Financing

          In the future, we also may use other sources of financing to fund the acquisition of our target assets and our other core assets, including bank credit facilities (including term loans and revolving facilities) and other secured and unsecured forms of borrowing. We also may seek to raise further equity capital or issue debt securities in order to fund our future investments.

Leverage Policies

          We will manage our exposure to leverage in a manner that is consistent with our goals of capital preservation and of providing a stable, consistent return for our stockholders. We do not initially expect to use leverage. To the extent market conditions improve and markets stabilize over time, we may increase our borrowing levels in the future but will seek to limit our leverage so that it does not exceed a debt-to-equity ratio of 3:1. We consider this leverage ratio to be prudent for the asset classes in which we intend to invest. Although we are not required to maintain any particular leverage ratio, we expect that the amount of leverage we incur, if any, will be consistent with our intention of keeping our total borrowings within a conservative range. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager's assessment of a variety of factors, including, among others, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders' and rating agencies' estimate of the stability of our investment portfolio's cash flow. Our decision to use leverage to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted in our governing documents or otherwise in the amount of leverage that we may use.

Contractual Obligations and Commitments

          We had no contractual obligations as of July 31, 2009. We will enter into a management agreement with our Manager that will become effective upon the closing of this offering. Our Manager will be entitled to receive a base management fee, and the reimbursement of certain expenses and may earn incentive fees and origination fees. See "Our Manager and the Management Agreement — Base Management Fees; Incentive Fees; Origination Fees".

          In addition, we have agreed to reimburse our Manager upon the closing of this offering $    per share of the underwriters' discount, which it has agreed to bear, in the form of Underwriting Discount Restricted Stock Units valued at the initial public offering price (or    Underwriting Discount Restricted Stock Units). The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments on a quarterly basis, to be paid after each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings (as described elsewhere herein) for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following this offering, whichever occurs first. Our Manager will be entitled to receive "distribution equivalents" with respect to these Underwriting Discount Restricted Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders. If there is a change in control of us, or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, then all unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest, irrespective of whether we have met the Excess Earnings hurdle described above. If the management agreement is terminated for any other reason, our Manager will retain any unvested Underwriting Discount Restricted Stock Units subject to their existing terms.

          We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to financing agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Off-Balance Sheet Arrangements

          As of the date of this prospectus, we have no off-balance sheet arrangements.

Dividends

          We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our financing agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. We currently do not intend to use the proceeds of this offering and the concurrent private placement to make distributions to our stockholders.

          In the future, to the extent that distributions in excess of any regular dividend are required in order to be in compliance with REIT requirements, then we may either distribute a special cash dividend or issue additional shares of common stock. If we chose to issue additional shares of common stock, the earnings that gave rise to the distribution requirement will be retained and reinvested by us.

Inflation

          Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

          We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity and market value while, at the same time, seeking to provide an opportunity to stockholders to realize stable returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

  Credit Risk

          We expect to be subject to varying degrees of credit risk in connection with our assets. Our Manager will seek to manage credit risk by performing deep credit fundamental analysis of potential assets. Credit risk will also be addressed through our Manager's ongoing surveillance, and investments will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

          Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets and our other core assets. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets and our other core assets at any given time.

  Interest Rate Risk

          Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. Although we do not initially expect to use leverage to finance our assets, we may in the future use various forms of financing to acquire our target assets and our other core assets, including but not limited to borrowings under programs established by the U.S. government, bank credit facilities (including term loans and revolving facilities), resecuritizations, securitizations and other financing agreements. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements. Interest rate swap agreements are intended to serve as a hedge against future interest rate increases on our borrowings.

  Interest Rate Effect on Net Interest Income

          Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (i) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (ii) at a faster pace than the yields earned on our leveraged floating rate mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets and our other core assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

          Hedging techniques are partly based on assumed levels of prepayments of our target assets and our other core assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

  Interest Rate Mismatch Risk

          We may fund a portion of our origination and acquisition of mortgage loans and other assets with borrowings that are based on the London Interbank Offered Rate, or LIBOR, while the interest rates on these assets may be indexed to LIBOR or a fixed rate. Accordingly, any increase in LIBOR relative to one-year Constant Maturity Treasury rates, the Monthly Treasury Average or the Cost of Funds Index will generally result in an increase in our borrowing costs that may not be matched by a corresponding increase in the interest earnings on these assets.

          Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

          Our analysis of risks is based on our Manager's experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

  Prepayment Risk

          Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Market Risk

          Market Value Risk.    Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

          Real Estate Risk.    Commercial mortgage assets are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors), local real estate conditions, changes or continued weakness in specific industry segments, construction quality, age and design, demographic factors, and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

Risk Management

          To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of financial assets against the effects of major interest rate changes. We generally seek to manage this risk by:

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  attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

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  using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our investment portfolio and our borrowings; and

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  using securitization financing, or the sale of non-recourse participations to better match the maturity of our financing with the duration of our assets.

BUSINESS

Our Company

          We are a newly organized real estate finance company that will originate, invest in and actively manage a portfolio of commercial real estate mortgage loans. In addition, we may originate, issue or purchase other commercial real estate-related debt investments, such as corporate loans, mezzanine loans, CMBS and DIP financings. Our principal investment activities will be within the United States. We were organized on July 28, 2009 by Brookfield.

          We will be externally managed and advised by our Manager, a wholly-owned subsidiary of Brookfield, pursuant to the terms of a management agreement, and our Manager will have access to the personnel and resources of Brookfield and BREF necessary for the implementation and execution of our business strategy pursuant to an advisory agreement.

          Brookfield (NYSE:BAM) is a publicly traded asset management company that specializes in real estate, renewable power and infrastructure assets. Within its real estate operations, Brookfield owns and manages a significant portfolio of high-quality office properties and offers clients a comprehensive array of bridge and mezzanine lending products as well as alternative asset funds and financial and advisory services. Brookfield, together with its predecessors, has significant experience investing in and operating real estate assets and has a global reach, including offices in New York, Toronto, São Paulo, London and Sydney. From 2001, when Brookfield sponsored its first private investment fund, through September 30, 2009, Brookfield has sponsored and managed a total of 16 private investment funds with capital commitments of approximately $10.3 billion. As of September 30, 2009, Brookfield had approximately $90.0 billion in assets under management, including $42.2 billion in real estate. Brookfield's headquarters are located in Toronto and New York City. As of June 30, 2009, Brookfield had over 14,000 employees, of which approximately 11,300 are in real estate-related businesses.

          Brookfield employs a core team of real estate finance and capital markets professionals that has been working together at Brookfield since 2002. This team includes Barry Blattman, who will serve as our chairman and is a senior managing partner of Brookfield, Andrea Balkan, the managing partner of BREF, and William Powell, who will serve as our president and chief executive officer and as a member of our board of directors and who is a managing partner of Brookfield. Each of these three professionals has more than 20 years of experience in real estate investments and finance, both at Brookfield and with some of the nation's leading commercial real estate and debt finance institutions. Brookfield has been an active investor in the real estate finance sector, particularly in the acquisition and origination of mezzanine loans, B notes, first mortgage loans and large loan CMBS transactions, and, starting in 2004, began doing so on behalf of third party investors through BREF. BREF currently serves as the manager of BREF ONE, a $600 million private real estate finance fund, and BREF TWO, LLC, a $727 million private real estate finance fund, for which the investment period is scheduled to expire in July 2010. Similar to our investment strategy, BREF ONE's and BREF TWO's investment strategy have focused primarily on commercial real estate finance investments with high-quality collateral. As of June 30, 2009, these funds have purchased or originated 50 investments, including mezzanine loans, B notes, non-traditional first mortgage loans and large loan CMBS transactions, in the aggregate investing $4.7 billion. As of such date, 27 (or $1.5 billion) of these investments have been repaid at par, and of the remaining investments, only one loan is non-performing and two loans are sub-performing with restructuring negotiations in progress.

          We believe that, like BREF ONE and BREF TWO, we will benefit from the leadership, experience and disciplined investment approach of Brookfield's seasoned real estate finance team and from the broader platform of Brookfield, one of the world's largest real estate owners and investors. We believe that our debt sourcing capability will be enhanced by the market knowledge of and referrals from Brookfield's extensive array of real estate business units, and certain of its fund management groups, including, among others, its corporate restructuring group and its opportunistic real estate investment fund group. Our underwriting capability will be enhanced by our access to Brookfield's leasing professionals, who will provide us with market data, and to its various architects, engineers and other construction professionals, who will assist us in reviewing projects and construction budgets. We believe that our asset management and workout capability will be enhanced by our access to Brookfield's property management and leasing personnel. In addition, we will utilize the corporate finance, tax, accounting, legal and human resource groups within Brookfield for sophisticated expertise in each of these areas.

          Our chairman, our president and chief executive officer and our chief financial officer are employees and executives of Brookfield. We do not expect to have any employees. Brookfield is not obligated to dedicate any of its executives or other personnel exclusively to us. In addition, none of Brookfield, its executives and other personnel, including our executive officers supplied to us by Brookfield, is obligated to dedicate any specific portion of its or their time to our business.

          We will commence operations upon completion of this offering. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2009. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act.

Market Opportunities

          We believe that the current scarcity of capital available to finance commercial real estate properties and the shift away from the securitization model to an origination and retention model of real estate financing provide attractive current and long-term opportunities for an experienced, well capitalized and prudently managed real estate finance company. We believe that the opportunity to originate issue, and acquire commercial real estate debt will provide returns that are attractive in light of the risk associated with achieving such returns, or attractive risk-adjusted returns.

  Market Dislocation and Shift

          Commercial real estate is a capital intensive business that requires constant infusions of capital to develop, acquire and maintain commercial properties. Property and Portfolio Research estimates that over $1.4 trillion of U.S. commercial real estate debt will mature between 2010 and 2012, with $478 billion maturing in 2010 alone. Charts 1 and 2 below illustrate the historical and projected demand for commercial real estate debt.

Chart 1: Demand for U.S. Commercial Real Estate Debt ($ in billions)

Source: PPR

Chart 2: Projected U.S. Commercial Real Estate Debt Refinancing Demand ($ in billions)

Source: PPR

          We believe that refinancing this debt through existing lenders will not be an option for many borrowers. In the last decade, financing for the U.S. commercial real estate market was provided by a wide variety of domestic and international financing institutions and by a robust securitization market in which portfolios of loans were sold and the risk distributed to investors rather than retained by the original lenders. The amount of capital that currently is available for commercial real estate debt, however, has been dramatically reduced as a result of the collapse of the securitization model of real estate financing and the decision by many traditional sources of debt capital to either exit the market or substantially curtail their activity, as evidenced by the dramatic decrease in the amount of U.S. CMBS issuances over the past two years. According to Commercial Mortgage Alert, in 2007, the U.S. CMBS market witnessed approximately $230 billion in securitizations, which dropped to approximately $12 billion in 2008 and approximately $0.9 billion in 2009 through

October 8, 2009. Chart 3 below displays historical U.S. CMBS issuance since 2000. We believe that the recent reduction reflects, in part, a shift away from the securitization model of financing to a model in which the lender originates loans with a view to retain the risk.

Chart 3: Historical U.S. CMBS Issuance ($ in billions)

Source: Commercial Mortgage Alert

          We believe that the current disconnect between the need to refinance commercial real estate debt and the limited availability of financing options, together with a shift toward origination and retention of loans, will provide companies that have experience both originating and investing in real estate debt across the capital structure with current opportunities to originate appropriately structured, well-underwritten loans to experienced owners on high-quality properties.

  Investment Opportunities

          We believe that the most attractive opportunities will be in originating new commercial mortgage loans, either to meet refinancing needs or new capital requirements as discussed above. We also anticipate attractive investment opportunities in B notes, mezzanine loans and corporate debt of publicly traded commercial real estate operating and finance companies, as we believe that debt maturities and deteriorating fundamentals will continue to plague public real estate companies for some time. According to Commercial Real Estate Direct, publicly traded REITs are facing secured and unsecured debt maturities totaling $138 billion between 2010 and 2012. A significant amount of corporate real estate bank debt and secured and unsecured bonds is trading at discounts to par, implying asset valuations at steep reductions to historical trading levels. We also may take advantage of opportunities to acquire discounted loans on high-quality real estate at attractive yields from banks, investment banks and other forced sellers due to margin calls, redemptions, capital adequacy concerns or capital requirements.

          Further, we expect that there will be opportunities to acquire select CMBS bonds at attractive yields. As shown in Chart 4 below, according to Real Capital Analytics and Commercial Real Estate Direct, CMBS spreads over U.S. Treasuries have widened considerably over the past two years due to liquidity constraints and a re-pricing of risk premiums. Current trading levels imply credit losses that are significantly higher than historical levels. We anticipate that spreads will tighten over time and reach levels that more accurately reflect the underlying value of the asset. Our focus within the CMBS market initially will be on large loan or single borrower CMBS opportunities that contain the same exposures and risks as our targeted asset classes.

Chart 4: Historical U.S. CMBS Spreads to 10-Year Treasuries (bps)

Source: Real Capital Analytics, Commercial Real Estate Direct

          We believe that, through the leadership and resources of Brookfield's real estate finance team, we will benefit from and be able to capitalize on this market dislocation and shift in the real estate financing model by pursuing our strategy of originating and retaining or acquiring prudent and well-underwritten risks to provide an attractive risk-adjusted return to our investors.

Our Competitive Strengths

          We believe we distinguish ourselves from our competitors through the following competitive advantages:

          Investment Professionals with Extensive Experience in Commercial Real Estate.    Barry Blattman, Andrea Balkan and William Powell are seasoned veterans in the real estate finance business, each with more than 20 years of experience in commercial real estate investing, financing and capital markets, including extensive experience originating real estate debt through a variety of credit cycles and market conditions, of which the past seven years were together at Brookfield. We believe that these investment professionals, with their broad relevant experience, cohesive team mentality and seasoned transactional experience in originating and acquiring loans, will be integral to the success of our investment strategy.

          Established Platform for Direct Origination of New Mortgage Loans.    We will have ready access to and benefit from the direct origination platform well established by Brookfield, with several years of experience in identifying, underwriting, structuring and closing newly-originated commercial real estate loans. Brookfield's direct debt origination platform consists of a dedicated team of professionals that has deployed capital in real estate debt investments through various markets and economic cycles since 2002. Many of the geographic markets that we plan to target are ones in which Brookfield already has a strong presence, which we believe will provide our Manager with ready knowledge of critical local market fundamentals and property performance information. Because of this existing platform, we will be poised to take immediate advantage of attractive opportunities in originating new mortgage loans, without the need to develop a new direct origination platform.

          Brookfield's Wide-Reaching Market Presence and Networks.    Brookfield is an established investor in all facets of the real estate market, and we will benefit from Brookfield's broad market presence and extensive nationwide network of established relationships with investment and commercial banks and other financial institutions, real estate owners, leasing agents, property managers and professional investment brokers and advisors. Our debt sourcing capability also will be enhanced by the market knowledge of and referrals from Brookfield's extensive array of real estate business units and certain of its fund management groups, including, among others, its corporate restructuring group and its opportunistic real estate investment fund group. We believe that Brookfield's market presence and external networks provide an advantage to us by providing wide visibility into and to the real estate market, enabling us to source attractive risk-adjusted transactions that may not be known or available to our competitors because of their limited presence or networks in the real estate field, and broader insight into general market trends given the diversity of Brookfield's business activities.

          Demonstrated Investment Capability and Track Record.    Brookfield has raised $1.3 billion in capital for two private commercial real estate debt investment funds, BREF ONE and BREF TWO, since 2004. Including reinvestment of proceeds, these funds have deployed an aggregate of over $1.5 billion in capital in 50 investments as of June 30, 2009. As of such date, 27 of these investments had been repaid at par. Furthermore, despite the major distress in the commercial real estate debt market, only one loan is non-performing and only two loans are sub-performing with restructuring negotiations in progress. These 50 investments are representative of the types of transactions that are consistent with our investment strategy, and include debt on office, retail, multifamily and hospitality properties.

          Dedicated In-House Investment, Operational and Asset Management Expertise.    Through Brookfield and BREF, we will be fully staffed with extensive experience in each of the functions critical to deploying capital into the commercial real estate debt market. These functions include loan origination, asset-level underwriting, transaction structuring and closing, asset management, workout, property management and asset disposition. Our underwriting capability would be enhanced by our access to Brookfield's leasing professionals, who will provide us with market data, and to its various architects, engineers and other construction professionals, who will assist us in reviewing projects and construction budgets. Our asset management and workout capability will be enhanced by our access to Brookfield's property management and leasing personnel. In addition, we will utilize the corporate finance, tax, accounting, legal and human resource groups within Brookfield for sophisticated expertise in each of these areas. We believe that Brookfield and BREF's in-house experience across all functions of the investment cycle will allow us to make better informed decisions about identifying and structuring new opportunities than our competitors, who may have limited or no in-house capabilities in asset management and may have less insight into the full life cycle of a loan. In addition, we believe that this expertise provides us with the ability to act quickly and decisively in resolving potential problems, including through active management of foreclosures.

          Responsible Use of Leverage.    Through varying market conditions, Brookfield has historically utilized debt financing conservatively, both at the corporate level and within the various funds and vehicles that it has sponsored. Brookfield believes that it can achieve attractive risk-adjusted returns while limiting leverage to ensure that it will be able to maximize the value of its assets while retaining ownership and control of such assets.

          Alignment of Interests.    Concurrently with the completion of this offering,              , an affiliate of Brookfield, will acquire $              million of our common stock in a private placement at a price per share equal to the price per share in this offering, and will beneficially own             % of our outstanding common stock (or             % if the underwriters fully exercise their option) upon completion of this offering and the concurrent private placement. In addition,              will agree that, for a period of 365 days after the date of this prospectus, it will not, without the prior written consent of the representative of the underwriter, sell or otherwise transfer these shares, subject to certain exceptions and extension in certain circumstances, as described elsewhere in this prospectus.

          Pursuant to the terms of the management agreement, any incentive fees awarded to our Manager thereunder will be paid in Incentive Restricted Stock Units that will vest annually in equal 1/3 increments over the course of three years, beginning on the first anniversary of the grant date. Once such Incentive Restricted Stock Units have vested, the Manager may elect to receive up to 50% of the cumulative vested units in cash, with the remainder settled in shares of our common stock, so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the stock ownership limits set forth in our charter, after giving effect to any waivers from such limit that our board of directors may grant to our Manager or its affiliates in the future. To the extent that payment of the incentive fee to our Manager in shares of our common stock would result in a violation of the stock ownership limits set forth in our charter (taking into account any applicable waiver), all or a portion of the incentive fee payable to the Manager will be payable in cash to the extent necessary to avoid such violation.

          In addition, our Manager will bear $                  per share of the underwriters' discount upon the closing of this offering. We have agreed to reimburse our Manager upon the closing of this offering $                  per share with respect to all shares sold in this offering, in the form of Underwriting Discount Restricted Stock Units, valued at the initial public offering price (or                  Underwriting Discount Restricted Stock Units). These Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments for each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following this offering, whichever occurs first.

          We believe that the investment in us by an affiliate of our Manager, our reimbursement of our Manager's portion of the underwriters' discount in Underwriting Discount Restricted Stock Units, as well as the incentive fees that may be earned by our Manager, will align our interests with those of our Manager and its affiliates, which will create an incentive for our Manager to maximize returns for our stockholders.

Investment Strategy

          Our primary investment objectives are to pay a consistent cash dividend and to preserve, protect and re-invest our equity base by deploying our capital into real estate loans that will perform in accordance with the loan terms and provide stable performance. In implementing our investment strategy, we will utilize our Manager's and its affiliates' expertise in identifying attractive commercial real estate debt opportunities as well as their capabilities in transaction, underwriting, execution, asset management, special servicing and realization. The Investment Committee will approve all transactions for us. These decisions typically will be based upon the committee's view of the current and future economic environment, its outlook for real estate in general and the particular asset class and, finally, its assessment of the risk-reward profile derived from proprietary underwriting and cash flow analysis.

          To accomplish our objectives, we intend to acquire or originate assets directly, or indirectly through other investment funds managed by Brookfield and its affiliates in which we will be a limited partner (subject to approval by our audit committee) or by co-investing with such other funds. We do not currently intend to target any particular level of investment in affiliated funds or vehicles and have no target amount or minimum. The amount, if any, that we may in the future invest in affiliated funds or vehicles will depend upon a number of factors, including the amount of capital that we have left to deploy, the amount of capital that the affiliated fund has available to deploy, whether any affiliate fund or vehicle exclusivity periods are in effect, the nature of a particular investment opportunity, whether the potential investment is appropriate for us, our ability to maintain our REIT status and exemption from regulation under the Investment Company Act and prevailing market conditions. In addition, our audit committee has not adopted, and is not expected to adopt, any policy regarding targeted allocations to investments in affiliated funds or vehicles.

          We intend to employ the following investment strategy:

          Focus on Asset Quality.    Our Manager and its affiliates, including BREF, have historically and will continue to focus on financings of high-quality collateral, which we generally define as properties that are highly competitive in maximizing occupancy and rental rates in their respective markets. We believe this strategy should insulate investors in a downturn and provide maximum upside in a recovering market.

          Conservative Loan-to-Value Ratios.    We intend to lend in amounts that are prudent in relation to the value of the underlying collateral. In that regard, we anticipate targeting loans with a maximum loan-to-value range of 50% to 80%, which we believe would permit high current returns and benefit from borrowers investing a significant amount of equity in the transaction.

          Capitalize on Market Dislocation.    We will utilize Brookfield's (i) track record and lending experience to source loans, (ii) real estate knowledge to properly underwrite and structure loans, and (iii) market awareness to appropriately price transactions and (iv) capital market expertise to enhance yields. Our Manager has the ability to focus on these investments through its extensive experience and relationships which are advantageous to our investment program such as:

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  access to critical market and property performance information to facilitate the recognition of markets and property types within markets that have attractive investment characteristics;

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  opportunities to preview potential real estate transactions before they are made available broadly;

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  the ability to design and implement corporate and property finance solutions involving tailor-made financial instruments with borrowers who have demonstrated the ability to create value in the properties they own and manage; and

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  the ability to shift resources and capital to various regions and products as dictated by market cycles, real estate and capital markets trends and borrower demand.

          Focus on Capital Preservation and Maintaining Liquidity.    Our strategy emphasizes capital preservation and maintaining liquidity, applying a disciplined investing approach. In addition, we expect to bring to bear the resources of Brookfield to actively manage distressed investments in order to proactively recover capital rather than pursuing an early liquidation.

          We believe that our strategy of focusing on financings of high-quality collateral in major markets in the United States with strong property owners and operators and utilizing Brookfield and its affiliates' combination of lending, capital markets and real estate expertise will benefit us in a variety of market cycles. Currently, there is a lack of capital available in the commercial real estate debt market, which provides an opportunity to focus on originating first mortgage loans at attractive risk-adjusted returns. When conditions change and first mortgage capital is more abundant, we expect to benefit by selling senior interests in our loans and originating subordinate loans. In any market, the primary driver of our investment decisions will be our evaluation of the quality of the real estate and the stability of its prospective value.

          Our investment strategy may be amended from time to time by our board of directors, without the approval of our stockholders.

Our Investments

          We intend to invest in assets secured primarily by collateral located in the United States. We intend to originate, issue or acquire performing loans and other debt investments secured by commercial real estate where the realizable value of the underlying real estate collateral is deemed to be more than the value of the loans or securities, as applicable, and where the markets have positive economic indicators and forecasts indicate that this value is likely to be stable through varying market conditions.

          The assets in which we intend to invest will include the following types of commercial real estate loans and other debt investments, focusing primarily on the office, retail, multifamily, industrial and hospitality real estate sectors:

          Whole Mortgage Loans.    We may originate or acquire loans secured by first mortgage liens on commercial properties that provide long-term mortgage financing to commercial property developers or owners generally having maturity dates ranging from three to ten years. We may originate or fund first mortgage loans with the intention of selling the senior tranche, or an A note, and retaining the subordinated tranche, or a B note. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any whole mortgage loans.

          Bridge Loans.    We may originate or acquire whole mortgage loans secured by first mortgage liens on commercial properties that provide interim financing to borrowers seeking short-term capital typically for the acquisition of real estate, generally having maturity dates shorter than three years, to be used in the acquisition, construction or redevelopment of a property or group of properties. Bridge loans contemplate a planned takeout, with the borrower using the proceeds of a conventional mortgage loan to repay the bridge loan, which enables the borrower to secure short-term financing pending the arrangement of long-term debt. As a result of the refinancing risk, bridge loans typically have a higher interest rate, fees and other costs than long-term financing arrangements. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any bridge loans.

          B Notes.    We may originate or acquire in negotiated transactions with originators, or in the secondary market, B notes, which typically are privately negotiated loans secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A note secured by the same first mortgage on the same property or group, usually evidenced by an intercreditor agreement with the holder of the related A note that sets forth the respective rights and obligations of each of the holders. B note lenders have the same obligations, collateral and borrower as the A note lender, but typically are subordinated in recovery upon a default, and therefore are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A note. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any B notes.

          Mezzanine Loans.    We may originate or acquire loans made to commercial property owners that are secured by pledges of the borrower's ownership interests in the property and/or the property owner. Such loans are subordinate to whole mortgage loans secured by first or second mortgage liens on the property, but senior to the property owner's equity in the property. Upon default, the mezzanine lender can foreclose on the ownership interests pledged under the loan and thereby succeed to ownership of the property, subject to the rights of the liens of the mortgage holders to the property. At times, and subject to the qualification of such loans as real estate assets under the REIT rules and subject to our qualification as a REIT, mezzanine loans may be secured by additional collateral, including letters of credit, personal guarantees, or collateral unrelated to the property. Mezzanine loans may be structured to carry either fixed or floating interest rates and may carry a right to participate in the equity distributions of the property securing the loan. These loans also may contain prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns to the lender. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any mezzanine loans.

          CMBS.    We may purchase securities that are collateralized by, or evidence ownership interests in, a single commercial mortgage loan or a partial or entire pool of mortgage loans secured by commercial property. CMBS generally are pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans and typically are structured for tax purposes as real estate mortgage investment conduits, or REMICs. They typically are issued in multiple tranches whereby the more senior classes are entitled to priority distributions of specified principal and interest payments from the trust's underlying assets. The senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A", "AA" or "AAA". The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB". Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne first by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. We may invest in senior or subordinated, investment grade or non-investment grade CMBS, as well as unrated CMBS. In general, we intend to invest in CMBS that will yield high current interest income and where we consider the return of principal to be likely. The yields on CMBS depend on the timely payment of interest on and principal of the underlying mortgage loans, and defaults by the borrowers under such loans may ultimately result in deficiencies and defaults on the CMBS. In the event of a default by the issuer of the CMBS, the trustee for the benefit of the holders of CMBS has recourse only to the underlying pool of mortgage loans and, if an underlying mortgage loan is in default, to the property securing such loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of senior classes of CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such CMBS were issued, such as the subordination of the junior classes of the CMBS. We may acquire CMBS from private originators of, or investors in, CMBS and mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks, life insurance companies and other entities. To the extent available to us, we may seek to finance our CMBS investments through financing under the TALF or with private financing sources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources".

          Debtor-In-Possession Financing.    We may invest in DIP financings, which generally are senior to all other liabilities of the borrower and are primarily secured by first mortgage liens on real property, to real estate companies that have a need for additional liquidity while in the process of being restructured. DIP financings generally are short-term facilities designed to allow a borrower to reorganize under supervision of a bankruptcy court, with repayment typically from a more permanent financing structure secured upon, or shortly after, emergence from bankruptcy protection. As a result, DIP financings typically have higher interest rates, fees and other costs than long-term financing arrangements. We may receive origination, extension, modification or similar fees or equity participation options (subject to our qualification as a REIT) in connection with any DIP financings.

          In addition to the assets described above, we also may make limited investments in other real estate-related assets, including corporate bank debt and corporate bonds, construction or property rehabilitation loans, preferred equity interests and other real estate debt-related investments that exhibit the same economic characteristics of the assets listed above, which could include interests in net-leased real estate assets, real estate funds or other such products. Further, although we do not currently intend to invest the net proceeds from this offering and the concurrent private placement in non-performing or sub-performing commercial mortgage loans, loans that we acquire or originate may become non-performing or sub-performing after their purchase or acquisition, as the case may be.

          Although we intend to focus on the investments described above, our investment decisions will depend on prevailing market conditions and our ability to maintain our qualification as a REIT and our exclusion from registration under the Investment Company Act. Our current expectation is that at full deployment of the proceeds from this offering, our initial portfolio of originated and purchased debt will consist of approximately 60%-70% whole mortgage loans and bridge loans, 10%-15% B notes, 10%-15% mezzanine loans (we collectively refer to whole loans, bridge loans, B notes and mezzanine loans as our target assets) and up to 20% in other assets described in this section, which we collectively refer to as our other core assets, including CMBS, DIP financings and certain other real estate-related assets in the United States. However, there is no assurance that upon completion of this offering, we will not allocate the proceeds from this offering and the concurrent private placement in a different manner among these various assets and we have not adopted any policy that establishes specific asset allocations among these various asset classes.

          Our board of directors does not and will not review all of our proposed investments, but will review our portfolio at least quarterly and will review our investment strategy and policies at least annually. We may change our investment strategy and policies and the percentage of assets that may be invested in each asset class, or in the case of securities, in a single issuer, without a vote of our stockholders.

          We do not have a formal portfolio turnover policy, and currently do not intend to adopt one. Subject to maintaining our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act, we currently expect that we will typically hold assets that we originate or acquire until their respective maturities, which we expect to be ten years or less. However, in order to maximize returns and manage portfolio risk, we may dispose of an asset earlier than anticipated or hold an asset longer than anticipated if we determine it to be appropriate depending upon prevailing market conditions or factors regarding a particular asset.

Investment Process

          Our investment strategy will be implemented through a well established underwriting, investment and asset management process and will be coordinated by our Manager, utilizing the resources of Brookfield and BREF pursuant to an advisory agreement. In addition, our board of directors will have a risk management committee that will provide broad oversight of our risk management and credit strategies. Neither our board nor its committees will be involved in individual investment decisions, other than as required pursuant to our investment guidelines or affiliate transaction policies. Our Manager also must adhere to the investment guidelines in implementing our investment strategy and will have only such functions and authority as we delegate to it. The key steps in our investment process will involve the following:

          Deal Flow Sources.    Brookfield has extensive relationships with commercial mortgage finance advisors and brokers, as well as many direct relationships with property owners and borrowers. Additionally, we will have access to Brookfield's wide-reaching network of professionals and organizations within the real estate industry, as well as within the real estate finance and investment community.

          Preliminary Analysis.    The screening process for potential transactions is based on an assessment of the risk profile of the potential opportunity, including a transaction's sponsor, property type, market, location, tenancy, credit characteristics and structural attributes. Transactions of potential interest will be subjected to our formalized underwriting process and procedures and will be discussed at a weekly pipeline meeting which will be attended by key members of our Manager's Investment Committee. The Investment Committee will be chaired by Brian Lawson, a member of our board of directors and a senior managing partner and the chief financial officer of Brookfield, and also will include William Powell, Andrea Balkan (pursuant to a designation right contained in the advisory agreement with Brookfield and BREF), Lowell Baron and Barry Blattman. All potential deals will be actively discussed and vetted during this process. Additionally, legal counsel will be utilized to help consider structuring and legal issues that will need to be considered for the particular investment opportunity.

          Structuring and Pricing.    We will negotiate each investment to ensure that it is properly structured and appropriately priced. Successful negotiations will result in a negotiated term sheet, subject to due diligence, satisfactory documentation and approval by the Investment Committee.

          Credit Analysis and Underwriting Due Diligence.    In conducting the credit analysis and underwriting due diligence of a potential investment, we will review the proposed capital structure to determine the appropriate risk relative to pricing, create a cash flow analysis based on key assumptions, review and evaluate market data and information reflecting the condition of the subject property's market and submarket and review historical operating statements and the borrower's current budget. We will utilize Brookfield's internal resources and third-party specialists, including attorneys, appraisers, structural engineers, environmental engineers, real estate brokers, leasing and management companies, construction consultants and other professionals, as necessary, to determine if a particular investment is suitable. We also intend to call upon the expertise of Brookfield in connection with the evaluation of particular investment opportunities. Additionally, leases, ground leases, reciprocal easements, zoning and title issues will be reviewed to determine their impact, if any, on the value or use of a property. Borrower and guarantor financials, experience and reputation will also be assessed. Based on the completion of due diligence, a formal presentation will be made to the Investment Committee.

          Investment Committee.    The Investment Committee must unanimously approve all of our investments. These decisions typically will be based upon the committee's view of the current and future economic environment, its outlook for real estate in general and the particular asset class and, finally, its assessment of the risk-reward profile derived from underwriting and cash flow analysis. All investment decisions will be made with a view to maintaining our qualification as a REIT and our exemption from registration under the Investment Company Act, and will be consistent with the investment guidelines adopted by our board of directors.

          Legal Review and Closing.    Brookfield maintains an in-house loan closing team that will assist us in properly structuring newly originated loans in accordance with each set of individual circumstances. The loan closing team will work together with a well-developed network of legal, tax, bankruptcy and environmental advisors, providing us with a high level of detailed knowledge and opportunity for input regarding every aspect of each loan's structure.

          Surveillance and Asset Management.    Each investment we make will be actively and regularly monitored in accordance with asset management procedures for compliance with its particular covenants, its performance relative to our expectations, the status of its leverage and the effectiveness of financial hedges, if any. Our active surveillance and asset management process will include frequent contact with servicers and market participants to determine collateral performance, competition, tenancy trends and influential market conditions, monthly servicer updates, including property operating statements, rent rolls, insurance updates, budgets and capital expenditure schedules, property inspections, as necessary, and a quarterly review by the Investment Committee based upon a report generated from the asset managers. Standard & Poor's Rating Services has assigned a commercial mortgage special servicer rating of "average" to BREF, which reflects BREF's extensive real estate financing and operating expertise and the financial and asset management expertise of our management team. (Standard & Poor's assigns individual servicer rankings of "strong," "above average," "average," "below average" or "weak.") Additionally, on an ongoing basis, each property will be inspected as necessary and all investments will be reviewed quarterly by the Investment Committee based upon a report generated from the asset managers.

          Realization.    We expect that most of our investments will be held until their respective maturity dates, although we do expect to engage in the sales of certain investments if, in our view, value would be maximized, subject to our ability to maintain our status as a REIT and our exemption from the Investment Company Act. Each investment will be monitored in relation to the likelihood of the investment being paid in full at maturity, as well as in relation to whether a more beneficial exit or sale of the investment is available. Additionally, when it is necessary to take over a collateral asset, either through foreclosure or otherwise, we will be able to draw upon the resources and capabilities of Brookfield, subject to customary fees, to assist in property management and leasing and to create the proper business plan in order to restore value to the property and to preserve the capital within our investment. In such instances, there will be certain customary fees associated with utilizing Brookfield's property and management services. These fees will not exceed typical third party charges and will be consistent with our policies governing affiliated transactions.

          Our success will depend, in part, on our ability to analyze effectively potential investment opportunities in order to assess the level of risk-adjusted returns that we should expect from any particular investment. To estimate the value of a particular asset, our Manager and its affiliates may use historical assumptions that may or may not be appropriate during the current unprecedented downturn in the real estate market and general economy. To the extent that our Manager uses historical assumptions that are inappropriate under current market conditions, we may overpay for an asset or acquire an asset that we otherwise might not acquire.

Investment Guidelines

          Our board of directors has adopted the following investment guidelines to which our Manager must adhere:

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  no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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  no investment shall be made that would cause us or any of our subsidiaries to be regulated as an investment company under the Investment Company Act;

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  unless approved by our board of directors, we will not make any investment in assets other than our target assets or our other core assets if after giving pro forma effect to such investment, 20% or more of our total assets would be invested in assets other than our target assets or our other core assets (based on carrying value and measured at the time of investment);

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  all investments require the unanimous approval of the Investment Committee; and

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  without the approval of our board of directors, no investment shall be made with an equity investment by us that exceeds the greater of (i) $150 million or (ii) the lesser of 25% of our Equity Capitalization, as defined below, or $500 million.

          Until appropriate investments in our target assets and our other core assets are identified, our Manager may invest the proceeds from this offering and the concurrent private placement and any future offerings of our equity or debt securities in interest-bearing, short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT and maintain our exemption from registration under the Investment Company Act.

          These investment guidelines may be changed from time to time by our board of directors without the approval of our stockholders, and we expect to disclose any such changes or waivers to our investment guidelines in the periodic reports we file with the SEC. In addition, our board of directors must approve of any change in our investment strategy that would modify or expand the types of assets in which we invest.

          Although our board of directors will periodically review our investment guidelines and our investment portfolio, other than any investments involving our affiliates or our Manager's affiliates (except in such cases where we co-invest with such entities), which our audit committee is required to review and approve prior to such investments being made, our board of directors will not review all of our proposed investments.

Our Financing Strategy

          We expect that initially we will utilize little to no financing debt to finance our assets. In the future, and subject to maintaining our qualification as a REIT and our exemption from the Investment Company Act, we expect to finance the acquisition of our target assets and our other core assets, to the extent available to us, through:

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  non-recourse loans or senior participations provided by the TALF program or by private placements to institutional investors;

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  securitizations;

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  other sources of private financing, including warehouse and bank credit facilities; and

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  public offerings of our equity or debt securities.

          To the extent we finance any of our investments, we will attempt to use match funded financing structures, which match assets and liabilities with respect to maturities and interest rates in order to limit our refinance risk, including the risk of being able to refinance an investment or refinance on favorable terms. Such match funded financing structures may include participations or securitizations to finance our investments in real estate securities and loans and long-term mortgage financings to finance any commercial real estate properties that we own through foreclosure or other means.

          To the extent available to us, the sources of expected financing for our target assets and our other core assets in the future are described below.

  The Term Asset-Backed Securities Loan Facility

          In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF's purpose is to increase credit availability and support economic activity by facilitating renewed securitization activities. Under the initial version of the TALF, the FRBNY makes non-recourse loans to eligible borrowers to help fund their purchase of ABS collateralized by certain assets such as student loans, auto loans and leases, floor plan loans, credit card receivables, receivables related to residential mortgage servicing advances, equipment loans and leases, and loans guaranteed by the SBA. Under the TALF, the FRBNY may lend up to $200 billion to certain holders of TALF-eligible ABS. On March 23, 2009, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include CMBS. On May 1, 2009, the Federal Reserve provided more details as to how the TALF would be expanded to include "new issue" CMBS and explained that beginning in June 2009, up to $100 billion of TALF loan would be available to finance purchases of CMBS created on or after January 1, 2009 (which limit may be re-evaluated by the FRBNY). Any U.S. company that owns TALF-eligible ABS may borrow from the FRBNY under TALF, provided that we maintain an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. On May 19, 2009, the FRBNY provided additional guidance on TALF-eligible "new issue" CMBS, and also provided details on legacy CMBS under the TALF. The TALF program is currently scheduled to expire on March 31, 2010 for most loans, including legacy CMBS, and on June 30, 2010 for "new issue" CMBS, but may be further extended.

          Credit extensions under the TALF will be non-recourse, unless the borrower breaches its representations, warranties or covenants, and will be exempt from margin calls related to a decrease in the underlying collateral value. The loans are pre-payable in whole or in part at the option of the borrower, subject to the satisfaction of certain conditions. Under the TALF, as announced, the FRBNY will lend to each borrower an amount equal to the lesser of the par or market value of the pledged collateral minus a "haircut", which varies based on the type and expected life of the collateral except that the loan amount of each legacy CMBS will be the lesser of the dollar purchase price on the applicable trade date or the market price on the subscription date of the CMBS less, in either case, the applicable haircut (from par). Alternatively, except with respect to legacy CMBS, if the pledged ABS has a market value above par, the FRBNY will lend an amount equal to the market value — subject to a cap of 100 percent of par value — minus a haircut, and the borrower will periodically prepay a portion of the loan. Unless otherwise provided in the Master Loan and Security Agreement that a TALF borrower must enter into, any remittance of principal on eligible collateral must be used immediately to reduce the principal amount of the loan in proportion to the loan's haircut. However, if certain events of default, credit support depletion events or early amortization events occur with respect to the collateral, all interest and principal received from such collateral will be applied to repay the TALF loan before any amounts are distributed to the borrower. In addition, except for legacy CMBS, if the pledged collateral is priced at a premium to par, the borrower will make an additional principal payment calculated to adjust for the average reversion of market value toward par value as the collateral matures. Further, for five-year TALF loans, the excess of collateral interest distributions over the TALF loan interest payable will be remitted to the borrower only until such excess equals 25% per annum of the haircut amount in the first three loan years, 10% in the fourth loan year, and 5% in the fifth loan year, and the remainder of such excess will be applied to TALF loan principal.

          In this announcement and in subsequent releases, the Federal Reserve stated that to be eligible for TALF funding, the following conditions must, among other things, be satisfied with respect to the newly issued CMBS:

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  The CMBS must be collateralized by first-priority mortgage loans or participations therein that are current in payment at the time of securitization;

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  The underlying mortgage loans must be fixed-rate loans that do not provide for interest-only payments during any part of their term;

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  The underlying mortgage loans must be secured by one or more fee or leasehold income-generating commercial properties located in the United States or one of its territories;

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  Ninety-five percent or more of the dollar amount of the credit exposures underlying the CMBS must be exposures that are originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks;

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  The CMBS must be issued on or after January 1, 2009 and the underlying mortgage loans must have been originated on or after July 1, 2008;

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  The underwriting for the CMBS must be prepared generally on the basis of then-current in-place, stabilized and recurring net operating income and then-current property appraisals;

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  The CMBS collateralizing the TALF borrowing must have a credit rating in the highest long-term investment-grade rating category, without the benefit of third-party credit support, from at least two TALF eligible national rating agencies and must not have a credit rating below the highest long-term investment-grade rating category and has not been placed on review or watch for downgrade from any TALF eligible national rating agency;

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  The CMBS collateralizing the TALF borrowing must not be junior to other securities with claims on the same pool of loans;

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  Control over the servicing of the underlying mortgage loans must not be held by investors in a subordinate class of the CMBS once the principal balance of that class is reduced to less than 25% of its initial principal balance as a result of both actual realized losses and "appraisal reduction amounts"; and

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  The CMBS must comply with certain requirements for pooling and servicing agreements governing the issuance of CMBS.

          The Federal Reserve also described the following terms for CMBS collateralized TALF loans:

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  Each TALF loan secured by CMBS will have a three-year maturity or five-year maturity, at the election of the borrower;

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  A three-year TALF loan will bear interest at a fixed rate per annum equal to 100 basis points over the three-year LIBOR swap rate. A five-year TALF loan is expected to bear interest at a fixed rate per annum equal to 100 basis points over the five-year LIBOR swap rate;

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  The haircut for TALF loans secured by CMBS with an average life of five years or less will be 15%. For TALF loans secured by CMBS with average lives beyond five years, the haircuts will increase by one percentage point for each additional year of average life beyond five years. No TALF loans secured by CMBS collateral may have an average life beyond ten years; and

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  The FRBNY will retain the right to reject any CMBS as TALF loan collateral based on its risk assessment. In addition, the FRBNY has the discretion to accept or reject an individual mortgage loan underlying a CMBS based upon various factors, including diversification of collateral pools.

          However, it is not possible to predict how the TALF or other recent U.S. government actions will impact the financial markets, including current significant levels of volatility, or our future investments. Although numerous legacy CMBS have been funded under the TALF, as of November 30, 2009, only one "new issue" TALF-eligible CMBS has been sold. To the extent the market continues to not respond favorably to these initiatives or they do not function as intended, they may not provide our business the positive impact we anticipate.

  Securitizations

          We may seek to enhance the returns on our commercial mortgage loan investments, especially loan originations, through securitizations or the selling of senior participations that may or may not be supported by the TALF. To the extent available, we may securitize the senior portion, expected to be equivalent to AAA-rated CMBS, while retaining the subordinate securities in our investment portfolio. In order to facilitate the securitization market, TALF is currently expected to provide financing to buyers of AAA-rated CMBS. Therefore, we expect to see interest in the credit markets for such financing at 50% to 60% of our cost basis in the relevant assets, and more importantly, at reasonable cost of funds levels that would generate a positive net spread and enhance returns for our stockholders.

  Other Potential Sources of Financing

          In the future, we also may use other sources of financing to fund the acquisition of our assets, including, but not limited to:

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  repurchase agreements;

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  warehouse or bank credit facilities (including term loans and revolving facilities);

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  term financing — CMBS, CDOs and private placements of loan participations; and

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  total return swaps.

          We also may seek to raise further equity capital or issue debt securities in order to fund our future investments.

Leverage Policies

          We will manage our exposure to leverage in a manner that is consistent with our goals of capital preservation and of providing a stable, consistent return for our stockholders. We do not initially expect to use leverage. To the extent market conditions improve and markets stabilize over time, we may increase our borrowing levels in the future but will seek to limit our leverage so that it does not exceed a debt-to-equity ratio of 3:1. We consider this leverage ratio to be prudent for the asset classes in which we intend to invest. Our decision to use leverage currently or in the future to finance our assets will be based on our Manager's assessment of a variety of factors, including, among others, our available capital, our ability to obtain and access financing arrangements with lenders and the lenders' and rating agencies' estimate of the stability of our investment portfolio's cash flow. Our decision to use leverage to finance our assets will be at the discretion of our Manager and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Risk Management

          We seek to deliver consistent, attractive risk-adjusted returns throughout a variety of market cycles, with a focus on risk management and capital preservation. We base our investment decisions on detailed and research-based analysis, and our investment philosophy focuses on opportunities where we can maximize value over a long-term horizon. Our investment processes are designed to incorporate risk management into every investment decision.

          As part of our risk management strategy, our Manager and the risk management committee of our board of directors will closely monitor our portfolio and our Manager will actively manage the credit, financing and interest rate risks associated with holding a portfolio of our assets. The risk management committee of our board of directors will conduct regular oversight of portfolio risk and will advise and consult with our Manager and board of directors with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines.

          In addition, as part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the relationship between interest rates and prepayments under normal market conditions. Recent dislocations in the mortgage market or other developments may change the way that prepayment trends have historically responded to interest rate changes, which may adversely affect our ability to assess the market value of our portfolio of assets, implement our hedging strategies and implement techniques to reduce our prepayment rate volatility.

  Credit Risk

          Through our investment strategy, we will seek to limit our credit losses and reduce our financing costs. We will seek to manage credit risk through our pre-acquisition due diligence process and through use of non-recourse financing, when and where available and appropriate. We plan to primarily invest in asset classes and in markets in which we feel we have superior knowledge. Our investment focus will be on high-quality properties located in primary markets for which we have access to in depth market knowledge and we expect to focus on core property types, including office, retail, multi-family, industrial and hospitality assets.

          Additionally, we will seek to manage credit risk through our extensive due diligence, underwriting, loan structuring and legal closing processes as well as a credit committee process, in each case utilizing Brookfield's origination, underwriting and in-house closing teams, which have extensive experience in structuring highly complex commercial real estate debt transactions. Through the use of non-recourse financing, upfront and ongoing reserves, interest rate cap agreements, cash flow sweep mechanisms, guaranties, tenant/leasing approval requirements, budget approvals, financial reporting requirements and restrictions on transfers, assumptions and extension, we expect to be able to have the ability to limit our credit and legal risks associated with the potential transaction.

          Our investment guidelines do not limit the amount of our equity that may be invested in any type of our target assets and our other core assets. Our investment decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. As a result, we cannot predict the percentage of our equity that will be invested in any of our target assets and our other core assets at any given time.

  Asset Management and Special Servicing

          Pursuant to the advisory agreement, we will have access to Brookfield's dedicated, in-house asset management and special servicing group, which will provide investment oversight and critical input to the acquisition and disposition processes, including any workouts, foreclosures, restructurings and bankruptcies.

          We view the asset management and surveillance of an investment as a critical activity in ensuring that we generate targeted returns and preserve our equity. Accordingly, we expect that our asset managers will have frequent contact with servicers and market participants to determine collateral performance, competition, tenancy trends and influential market conditions, and we will monitor our assets on a monthly basis and will produce quarterly collateral reports.

          Standard & Poor's Rating Services has assigned a commercial mortgage special servicer rating to BREF, which reflects BREF's extensive real estate financing and operating expertise and the financial and asset management expertise of our management team. Brookfield's real estate finance team has significant experience in asset management, including workouts, foreclosures, restructurings and bankruptcies. We expect that the asset management group will create value through this careful asset and market specific surveillance, rigid enforcement of loan and security rights, and timely execution of disposition strategies.

          Monthly updates include receipt and analysis of property operating statements, rent rolls, budgets, sales reports, capital expenditure schedules and discussions with borrowers. We monitor monthly property cash receipts, operating expenses, debt service payments and waterfall compliance through the master servicer. Quarterly collateral reports will be produced on each investment. These reports include a summary of the overall outstanding debt, debt service coverage ratios, current returns on debt levels, historical and trailing 12-month property level performance, borrower's operating budget, key loan terms, market updates and commentary on property, borrower and market performance.

          We will engage highly experienced commercial real estate attorneys to provide counsel and guidance with regard to loan modifications, workouts, restructurings, foreclosures and bankruptcies. BREF also has an in-house legal professional who works closely with outside counsel and ensures that legal documentation accurately reflects the business deal. We also will employ outside construction consultants, forensic accountants, hospitality advisors, appraisers, brokers and leasing agents to assist us in the asset management processes.

          We will proactively assess and respond to the needs of the collateral, borrowers and market conditions presented by the applicable economic environment. We will monitor all critical criteria of our investments including budgeted and actual property performance, leasing activity, future fundings, construction completion dates, interest rate caps, extension hurdles and upcoming maturities.

  Interest Rate Hedging

          Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying income generally must not exceed 5% of our gross income. We intend to utilize derivative financial instruments, including, among others, puts and calls on securities or indices of securities, interest rate swaps, interest rate caps, interest rate swaptions, exchange-traded derivatives, U.S. Treasuries and options on U.S. Treasuries and interest rate floors to hedge all or a portion of the interest rate risk between the interest we earn on investments and our borrowing cots caused by interest rate fluctuations. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted return and, where possible, to lock in, on a long-term basis, a favorable spread between the yield on our assets and the cost of our financing, We will rely on our Manager's expertise to manage these risks on our behalf.

          Additionally, to the extent we finance any investments in the future, we will attempt to use match funded financing structures, which match assets and liabilities with respect to maturities and interest rate basis in order to limit our refinance risk, including the risk of being able to refinance an investment or refinance on favorable terms. Such match funded financing structures may include participations or securitizations to finance our investments in real estate securities and loans and long-term mortgage financings to finance any commercial real estate properties that we own through foreclosure or other means.

Conflicts of Interest and Related Policies

          Management.    We will be entirely dependent on our Manager for our day-to-day management and have no independent officers or employees. Our chairman, president and chief executive officer, chief financial officer and vice president and general counsel also serve or may serve as employees, officers and/or directors of Brookfield and/or certain of its affiliates, including, without limitation, existing or future affiliated pooled investment vehicles or managed accounts and other Brookfield-sponsored funds. As a result, our management agreement with our Manager is being negotiated between related parties, and its terms, including fees, expense reimbursements and the amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm's-length with an unaffiliated third party. Further, the ability of our Manager and Brookfield and their respective affiliates, officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. In addition, employees, officers and other personnel of our Manager may have obligations to investors in other Brookfield-related entities, the fulfillment of which might not be in the best interests of us or our stockholders.

          Pursuant to the MGCL, a contract or other transaction between a corporation and a director or between the corporation and any other corporation or other entity for which a director serves as a director or in which a director has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof if:

  •
  the fact of common directorship or interest is disclosed to the board of directors or a committee of the board of directors, and the board of directors or committee authorizes the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum,

  •
  the fact of the common directorship or interest is disclosed to the stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by the affirmative vote of a majority of votes cast by such stockholders (excluding the votes of shares owned by the interested director or other corporation or other entity), or

  •
  the transaction or contract is fair and reasonable to the corporation.

          Our management agreement with our Manager provides that except to the extent that it interferes with the dedication of its and their time appropriate for the proper performance of our Manager's duties under our management agreement, our Manager and its affiliates and their respective officers are permitted to engage in other businesses or to render services of any kind to any other person, including investment in, or advisory services to others investing in, any type of real estate, real estate-related investment or non-real estate-related investment, including investments that meet our principal investment objectives or in which we invest or are selling. There are no limitations on any director, officer or affiliate with respect to their (i) having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or in which we have an interest or (ii) engaging for their own account in business activities of the types conducted or to be conducted by us.

          Incentive Compensation.    The management compensation structure that we have agreed to with our Manager also may cause our Manager to invest in high-risk investments. In addition to its base management fee, our Manager is entitled to receive incentive compensation based in part upon our achievement of targeted levels of Excess Earnings. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Excess Earnings, even if paid in the form of Incentive Restricted Stock Units, may lead our Manager to place undue emphasis on the maximization of our short-term Excess Earnings at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our investment portfolio. In addition, any unvested Incentive Restricted Stock Units will immediately accelerate and vest if there is a change in control of us, or if we terminate the management agreement without cause (including non-renewal) or if our Manager terminates the management agreement for good reason.

          Term and Termination of Management Agreement.    Termination of the management agreement with our Manager without cause would be difficult and costly. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless earlier terminated as described earlier. After the initial term, our independent directors will review our Manager's performance annually and the management agreement may only be terminated by us through non-renewal upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us. Our Manager will be provided 180 days prior notice of any such termination and will be paid a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause.

          Our Manager may also terminate the management agreement if we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay the Manager a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. Our Manager is only entitled to a termination fee upon termination of the management agreement by us without cause (including non-renewal) or termination by our Manager if we materially breach the management agreement or we are taken private, which we refer to herein as "good reason."

          In addition, in the event of a change in control of us (as defined in the management agreement with respect to the Underwriting Discount Restricted Stock Units and Incentive Restricted Stock Units, and as defined in the 2009 Plan with respect to any RSUs issued to our Manager in the future under the 2009 Plan), or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, any unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest irrespective of whether we have met the Excess Earnings hurdle, and any unvested Incentive Restricted Stock Units and any unvested RSUs issued to our Manager in the future under the 2009 Plan will immediately accelerate and vest. If the management agreement is terminated for any other reason, we would not be required to pay any termination fee and our Manager will forfeit any unvested Incentive Restricted Stock Units and any unvested RSUs issued to our Manager in the future under the 2009 Plan, but will retain any such unvested Underwriting Discount Restricted Stock Units subject to their existing terms. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause. In the event the management agreement is terminated by us without cause, or by our Manager for good reason, and the general partner of a fund that is managed by Brookfield or its affiliates in which we have invested does not approve our new replacement manager, then in such event we will lose our seat on the advisory board of such fund, to the extent we have such a seat. Thereafter, we will only be entitled to receive the annual audited financial statements and interim unaudited financial statements and will no longer be entitled to any other confidential information from such fund.

          Investment Activities of Certain Affiliates.    BREF TWO and other Brookfield clients and BIM clients have made in the past and may in the future make investments in certain of our target assets or our other core asset classes. BIM is a registered investment advisor and a wholly-owned subsidiary of Brookfield that is operated separately from Brookfield's other advisory businesses. Some of these Brookfield and BIM clients may be deemed to be our affiliates because they are controlled by Brookfield through its and its subsidiaries' management of their assets. Additional information concerning these funds is set forth in "Business — Conflicts of Interest and Related Policies — Investment Activities of Certain Affiliates." See "Risk Factors — Risks Related to Our Relationships with Our Manager — We may compete with existing and future private and public investment vehicles managed by Brookfield or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders."

          BREF TWO Exclusivity and Current Co-Investment Allocation Provisions.    Our ability to make investments in our target assets and our other core assets is currently subject to the exclusivity and investment opportunity allocation rights of BREF TWO. BREF TWO was formed to invest in real estate related finance transactions, principally in the United States, with a risk position that generally is senior to traditional equity and subordinate to traditional first mortgages and investment grade corporate debt, but may include the making of whole loans, which we refer to as the BREF TWO Investment Strategy. During the BREF TWO Exclusivity Period (as defined below), Brookfield Asset Management Inc. and its subsidiaries (other than BIM) must offer to BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy. The BREF TWO Exclusivity Period is the period that commenced on the initial closing of BREF TWO and ends on the earlier of the end of the BREF TWO investment period, which is scheduled to expire in July 2010, and the date on which at least 75% of the aggregate capital commitments of BREF TWO have been invested or have been committed for investment.

          BREF TWO has informed us that currently, it intends to retain the majority of its unfunded capital commitments either for follow-on investments in existing portfolio assets or for other defensive purposes. However, no assurance can be given that BREF will not cause BREF TWO to change this strategy and call unfunded capital commitments to fund new investments. BREF has informed us that if BREF TWO were to call unfunded capital commitments to fund new investments during the remainder of the BREF TWO Exclusivity Period, it expects that these investments would be in B notes and mezzanine loans and not in traditional first mortgage loans, all of which are our target assets. However, no assurance can be given that BREF will not cause BREF TWO to invest in traditional first mortgage loans during the remainder of the BREF TWO Exclusivity Period.

          During the BREF TWO Exclusivity Period, unless BREF TWO declines an investment opportunity that falls within the BREF TWO Investment Strategy, we may be precluded from participating in such investment opportunity. Factors that could cause BREF TWO to decline any such investment opportunity include, among other considerations, the availability of capital (given the current defensive strategy articulated to us) and the risk/return profile of the proposed investment.

          Accordingly, during the remainder of the BREF TWO Exclusivity Period, Brookfield Asset Management Inc. and its subsidiaries (other than BIM) will offer BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy for its consideration. If BREF TWO elects to pursue such investment opportunity by itself, we will not be permitted to participate in such investment; if BREF TWO declines to pursue such investment opportunity, our Manager will be able to consider the opportunity on our behalf.

          Under certain circumstances, we may co-invest with BREF TWO in an investment through a separate co-investment vehicle or by acquiring from Brookfield an economic interest in the investment (such acquisition would be subject to the approval of BREF and our audit committee). To the extent that we do so, the allocation shall be made by BREF in consultation with our Manager and BREF TWO's limited partner advisory committee.

          To the extent BREF TWO acquires any investments in which we also are interested or we acquire assets together with or through BREF TWO or any other fund managed by Brookfield or its affiliates, our ability to timely invest the proceeds from this offering and the concurrent private placement in revenue-generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

          As of June 30, 2009, BREF TWO had called $421.6 million of capital (none of which was utilized to originate first mortgage loans), of which $4.0 million was distributed as recallable capital, leaving approximately $309.4 million of unfunded capital commitments.

          Future Investment Opportunity Allocation Provisions.    Pursuant to a co-investment and allocation agreement among our Manager, Brookfield and us, our Manager and Brookfield have agreed that neither they nor any entity controlled by Brookfield will, in the future, sponsor or manage any new U.S. publicly traded investment vehicle that invests primarily in our target assets for so long as the management agreement is in effect and our Manager and Brookfield are under common control. However, Brookfield and its affiliates may sponsor or manage other U.S. publicly traded investment vehicles that invest generally in real estate assets but not primarily in our target assets, which we refer to as a potential competing vehicle. Our Manager and Brookfield also have agreed that for so long as the management agreement is in effect and our Manager and Brookfield are under common control, no entity controlled by Brookfield will sponsor or manage another potential competing vehicle or another private or foreign investment vehicle that focuses on investing in our target assets, which we refer to as private or foreign competing vehicles, unless Brookfield adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us or (ii) provides us the opportunity to co-invest with such vehicles, or, if approved by our audit committee, invest directly in such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicle's and our availability of cash for investment. Since we intend to invest predominantly in the United States in assets secured primarily by collateral located in the United States, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

          Our independent directors will periodically review our Manager's and Brookfield's compliance with the co-investment provisions described above and our audit committee must approve any investments involving our affiliates or our Manager's affiliates except in the case where we co-invest with such entity.

          To the extent that any existing or future fund managed by Brookfield or its affiliates has significant available capital, the likelihood that we may co-invest in a particular asset with such fund could increase significantly. To the extent that we acquire assets together with or through any such fund, our ability to invest the proceeds from this offering and the concurrent private placement in revenue generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders. In addition, because affiliates of Brookfield also manage the funds with which we may co-invest or through which we may invest, and fees payable to such affiliates by such funds may be more advantageous to Brookfield than the fees payable by us to our Manager, our interests in such investments may conflict with the interests of the other funds and Brookfield or, to the extent we invest through such other funds, the fees payable by us to Brookfield may exceed those payable under the management agreement with our Manager. Brookfield and/or our Manager may in the future change, or adopt additional, conflicts of interest policies and procedures designed to support the equitable allocation and to prevent preferential allocation of investment opportunities among entities with overlapping investment objectives that are now or in the future managed by Brookfield or its affiliates. Our independent directors will periodically review our Manager's and Brookfield's compliance with these conflicts of interest and allocation provisions.

          Transactions with Other Brookfield Affiliates.    Pursuant to our management agreement, our Manager may not consummate on our behalf any transaction that involves:

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  the sale of any investment to;

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  the acquisition of any investment from;

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  the making of any investment in;

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  the borrowing of funds from; or

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  the lending of funds to,

any investment vehicle managed by Brookfield or any of its affiliates or any account advised by them (other than co-investments with any such vehicle) unless:

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  such transaction is on terms no less favorable than can be obtained on an arm's-length basis from unrelated third parties based on any of the following:

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  prevailing market prices;

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  other reliable indicators of fair market value; or

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  an independent valuation or appraisal; and

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  such transaction has been approved in advance by our audit committee.

          Policy Regarding Investments Related to Properties Managed by Brookfield Affiliates.    We expect our board of directors to adopt a policy that, among other things, permits us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of Brookfield or with respect to which an unaffiliated owner may have engaged an affiliate of Brookfield to provide certain other services with respect to the property.

          Policy Regarding Investments Related to Business Activities Conducted by Us.    We do not have a policy that expressly prohibits our directors, officers or affiliates from engaging for their own account in business activities of the types conducted by us. However, we expect that our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors and officers, as well as employees of our Manager, Brookfield and their respective affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of our audit committee and Brookfield has a similar policy that applies to its employees, including those who serve as our officers and directors.

          Policy Regarding Senior or Junior Investments in Common Assets.    We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Brookfield or its affiliates. Such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment. We expect that our board of directors will adopt a policy that provides that in the event of a default, the Manager will advise our independent directors, who will direct our Manager with respect to the resolution or disposition of the investment.

Policies with Respect to Certain Other Activities

          If our board of directors determines that additional funding is required, to the extent that conditions in the financial markets permit, we may raise such funds through additional offerings of equity or debt securities, or through the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

          We may in the future, if market conditions permit, offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities.

          In addition, if market conditions permit, we may in the future borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as credit lines and mortgage financing. To the extent available, we also may utilize structured financing techniques, such as CDOs, or the private placement of loan participations to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

          We also may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers. We may in the future make such investments for the purpose of exercising control over such entities.

          We engage in the purchase and sale of investments. We may in the future make loans to third parties in the ordinary course of business for investment purposes. We will not underwrite the securities of other issuers.

          Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

          We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm, and we expect to file quarterly reports containing unaudited consolidated financial statements and other supplemental disclosures for each of the first three quarters of each fiscal year with the SEC.

Operating and Regulatory Structure

  REIT Qualification

          We intend to qualify and elect to be treated as a REIT under the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We believe that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT.

          So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for federal taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property. See "Federal Income Tax Consequences of Our Qualification as a REIT".

          In order to implement our investment strategy, subject to the limitations in the Internal Revenue Code on the total value of investments in TRSs and the amount of dividend income from TRSs, we may utilize TRSs in order to conduct any active businesses or make sales of assets that would not be appropriate for a REIT, hold assets that do not qualify as real estate assets under the

Internal Revenue Code and engage in activities or make investments that would produce income that would not qualify as income from real estate assets.

  Exclusion from Regulation under the Investment Company Act

          We intend to operate our business so that neither we nor any of our subsidiaries would be subject to regulation as an "investment company" under the Investment Company Act.

          We and our subsidiaries intend to qualify for the exclusion from regulation provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) is designed for companies that do not issue redeemable securities and are primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we will need to ensure that at least 55% of our total assets (and the total assets of any of our subsidiaries relying thereon) consist of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for purposes of the Investment Company Act, which we refer to as qualifying assets, and that at least 80% of total assets consist of qualifying assets and real estate-related assets (with no more than 20% of total assets consisting of non-qualifying assets or non-real estate-related assets). Neither we nor any of our subsidiaries intend to issue redeemable securities.

          In determining whether we or our subsidiaries satisfy the requirements for relying on Section 3(c)(5)(C), we rely on guidance published by the SEC staff or on our analyses of guidance published with respect to other types of assets to determine which assets are qualifying assets and real estate-related assets. For this purpose, we treat as qualifying assets our investments in commercial mortgage loans and certain B notes and mezzanine loans that the SEC staff, in various no-action letters, has determined are the financial equivalent of mortgage loans for purposes of the Investment Company Act. We intend to treat as real estate-related assets CMBS, B-notes and mezzanine loans that do not satisfy the relevant no-action letter conditions, debt and equity securities of companies primarily engaged in real estate businesses, and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly.

          Alternatively, we may rely on the exclusion from regulation provided by Section 3(c)(6) of the Investment Company Act. Section 3(c)(6) provides an exclusion from regulation as an investment company for a company that is primarily engaged directly, or through one or more majority-owned subsidiaries, in a business described in Section 3(c)(5)(C) of the Investment Company Act (and from which it derived more than 25% of its gross income in its last fiscal year), together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. Some of our subsidiaries may also rely on the exclusion from regulation provided by Section 3(c)(6) in the event they hold mortgage assets through majority-owned subsidiaries that themselves rely on Section 3(c)(5)(C). We will value our interests in these various subsidiaries in accordance with guidance provided by the SEC or its staff. We note, however, that the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), and any guidance published by the staff may require us to adjust our strategy accordingly.

          Some of our subsidiaries, such as our taxable REIT subsidiary, may hold assets that would not allow them to qualify for the Section 3(c)(5)(C) exclusion. In such case, we intend to rely on the exclusion in Section 3(c)(1) or Section 3(c)(7) for these subsidiaries and limit the value of our interests in them by limiting the amount of assets held by them so that we may continue to qualify for an exclusion from regulation as an investment company. We may in the future also organize financing subsidiaries that will borrow under the TALF and will rely on Section 3(c)(7), not on Rule 3a-7, for their Investment Company Act exclusion. We will similarly limit our investments in these TALF subsidiaries to ensure that we continue to qualify for an exclusion from regulation as an investment company.

          Although we intend to monitor our portfolio periodically and prior to each investment acquisition or disposition, there can be no assurance that we and our subsidiaries will be able to maintain an exclusion from regulation as an investment company. Reliance on these exclusions significantly limits the types of assets we and our subsidiaries may buy or sell for our portfolios, and requires that we continuously monitor our portfolios in connection with such buying and selling activities to ensure that we continue to meet applicable portfolio restrictions. In addition, there can be no assurance that the laws and regulations governing the Investment Company Act status of our company will not change in a manner that adversely affects our operations, or that the Division of Investment Management of the SEC in providing more guidance regarding these exclusions might take positions that would adversely affect our operations. Further, we note that our Manager and its affiliates have limited experience managing a portfolio of assets in the manner necessary to maintain our exclusion under the Investment Company Act.

          If we or our subsidiaries fail to maintain our exclusion from regulation as an investment company, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so, or (c) register as an investment company, any of which could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock. In addition, if we were required to register as an investment company, but failed to do so, we could be subject to criminal and civil actions, and third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In addition, failure to maintain our Investment Company Act exclusion would permit our Manager to terminate the management agreement.

Competition

          A number of entities will compete with us to purchase the types of assets we plan to originate and acquire. Our net income will depend, in large part, on our ability to originate and acquire assets at favorable spreads. In acquiring real estate-related assets, we will compete with other REITs, public and private funds, including public and private funds managed by affiliates of Brookfield, public-private investment funds, commercial and investment banks, commercial finance companies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of real estate-related assets suitable for purchase. Many of our anticipated competitors are substantially larger than we are, have considerably greater financial, technical, marketing and other resources and may have other advantages over us. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have objectives that overlap with ours, which may create competition for asset acquisition opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us.

          In the face of this competition, we will have access to Brookfield's and our Manager's and their affiliates' professionals and their industry expertise, which we believe provides us with a competitive advantage and will help us assess investment risks and determine appropriate strategies for certain potential investments. In addition, in the event that the ability to obtain acceptable leverage returns to our marketplace, we expect that these relationships will enable us to learn about, and compete more effectively for, financing opportunities with attractive companies in the industries in which we seek to invest. For additional information concerning the competitive risks we face, see "Risk Factors — Risks Related to Our Assets and Investments — We operate in a highly competitive market for investment opportunities and competition may limit our ability to acquire attractive investments in our target assets and our other core assets on favorable terms or at all, which could have a material adverse effect on our business, financial condition and results of operations."

Staffing

          We will be managed by our Manager pursuant to the management agreement between our Manager and us, and we will have access to the personnel and other resources of Brookfield and BREF pursuant to the advisory agreement. All of our executive officers are employees or directors of Brookfield or one or more of its affiliates. We expect that Brookfield will have additional investment professionals who will support our Manager's operations. See "Management—Our Directors and Executive Officers".

Legal Proceedings

          We and our Manager are not currently subject to any material legal proceedings.

Place of Business

          Our offices, Brookfield's offices and our Manager's officers are located at Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010, and our telephone number is 212-417-7000. We maintain an internet site at                    which contains information concerning us and our subsidiaries. The information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

General

          We will be externally managed and advised by our Manager. The executive offices of our Manager are located at Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010, and the telephone number of our Manager's executive offices is 212-417-7000.

Officers of Our Manager

          William M. Powell is the president and chief executive officer of our Manager, Lowell G. Baron is the chief financial officer and treasurer of our Manager and Jonathan C. Tyras is the vice president, general counsel and secretary of our Manager. For biographical information with respect to each of these individuals, please see "Management — Biographical Information".

Investment Committee of Our Manager

          Our Manager has an Investment Committee which initially will be comprised of Brian Lawson, the chairman of the committee, William Powell, Andrea Balkan (pursuant to a designation right contained in the advisory agreement with Brookfield and BREF), Lowell Baron and Barry Blattman. The Investment Committee will unanimously approve all transactions for us.

Management Agreement

          We will enter into a management agreement with our Manager that will become effective upon the closing of this offering, pursuant to which our Manager will provide for the day-to-day management of our operations.

          The management agreement will require our Manager to manage our business affairs in conformity with the investment guidelines and other policies that are approved and monitored by our board of directors. Our Manager's role as Manager will be under the supervision and direction of our board of directors.

  Management Services

          Our Manager will be responsible for the following:

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  the selection, purchase and sale of our portfolio investments;

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  our financing activities; and

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  providing us with advisory services.

          Our Manager will be responsible for our day-to-day operations and will perform (or will cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

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  forming the Investment Committee, which will have the following responsibilities: (i) unanimously approving all of our investments, (ii) proposing modifications to our investment guidelines to our board of directors, (iii) reviewing all of our investments on a quarterly basis, and (iv) reviewing the diversification of our investment portfolio and our hedging and financing strategies on a quarterly basis;

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  serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our investments and operations, any modification of which will be approved by our board of directors;

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  identifying, investigating, analyzing and selecting possible investment opportunities and originating, acquiring, monitoring, financing, retaining, selling, negotiating for prepayment, restructuring or disposing of our investments consistent with our investment guidelines;

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  with respect to prospective purchases, sales, exchanges or other dispositions of any investments by us, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents, representatives and investment bankers;

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  serving as our consultant with respect to decisions regarding any financings, hedging activities or borrowings undertaken by us, including (i) assisting us in developing criteria for debt and equity financing that are specifically tailored to our investment objectives and (ii) advising us with respect to obtaining financings for our business and investments;

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  negotiating and entering into, on our behalf, bank credit facilities, repurchase agreements, interest rate swap agreements, agreements relating to financings for our business and investments or borrowings under programs established by the U.S. Government and other agreements and instruments required for us to do business;

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  engaging and supervising, on our behalf and at our expense, independent contractors that provide investment banking, securities brokerage, mortgage brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services (including transfer agent and registrar services) as may be required relating to our operations or investments (or potential investments);

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  advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. Government;

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  coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

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  providing executive and administrative personnel, office space and office services required in rendering services to us;

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  administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

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  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

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  counseling us in connection with policy decisions to be made by our board of directors;

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  evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with our investment guidelines;

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  counseling us regarding the maintenance of our qualification as a REIT, monitoring compliance with the various REIT qualification tests and other rules set forth in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

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  counseling us regarding the maintenance of our exemption from regulation as an investment company under the Investment Company Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from regulation as an investment company under the Investment Company Act;

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  assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

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  furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager and its affiliates;

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  monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

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  investing and reinvesting any money or securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

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  causing us to retain a qualified independent public accounting firm and legal counsel, as applicable, to assist in developing appropriate accounting procedures and systems, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and, if applicable, TRSs, and to conduct quarterly compliance reviews with respect thereto;

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  assisting us in qualifying to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

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  assisting us in complying with all regulatory requirements applicable to us with respect to our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or by the NYSE;

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  assisting us in taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for all information required to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

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  placing, or arranging for the placement of, all orders pursuant to our Manager's investment determinations on our behalf, either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

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  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by our board of directors;

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  using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

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  advising us with respect to, and structuring long-term financing vehicles for, our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

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  providing us with portfolio management;

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  arranging marketing materials, advertising, industry group activities (such as conference participations and industry organization memberships) and other promotional efforts designed to promote our business;

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  performing such other services as may be required from time to time for management and other activities relating to our assets, liabilities and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

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  using commercially reasonable efforts to cause us to comply with all applicable laws.

  Liability and Indemnification

          Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager maintains a contractual as opposed to a fiduciary relationship with us. However, to the extent that officers of our Manager also serve as officers of our company, such officers will owe us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers' responsibilities, as well as the duties of loyalty, good faith and candid disclosure. Under the terms of the management agreement, our Manager and its affiliates and their respective directors, officers, members, managers, partners, owners and employees will not be liable to us, our directors, our stockholders or any subsidiary of ours, or their directors, officers, managers, members, partners or owners for any acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its affiliates and their respective directors, officers, members, managers, partners, owners and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed or not performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us and each of our officers and directors, and any persons controlling us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence, or reckless disregard of its duties under the management agreement or any claims by our Manager's employees relating to the terms and conditions of their employment by our Manager. Our Manager will carry errors and omissions and other customary insurance upon the completion of this offering.

          If our Manager or any of its officers, directors, stockholders or employees becomes involved in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with our Manager's duties under the management agreement, we will periodically reimburse such person for reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. However, prior to any such advancement of expenses, such person must provide us with (i) an undertaking to promptly repay us if it is ultimately determined that such person was not entitled to be indemnified as provided in the management agreement, and (ii) a written affirmation that such person in good faith believes that it has met the standard of conduct necessary for indemnification under the management agreement.

          Any person entitled to indemnification under the management agreement must seek recovery under any insurance policies by which such person is covered and must obtain our written consent prior to entering into any compromise or settlement which would result in us having an obligation to indemnify such person. Any amounts actually recovered under any applicable insurance policies will offset any amounts that we owe pursuant to our indemnification obligations under the management agreement. If the amounts for which indemnification is sought arise out of the conduct of our business and affairs and also of any other person for which an indemnified party was then acting in a similar capacity, the amount of the indemnification to be provided by us may be limited to our proportionate share thereof if so determined by us in good faith.

  Management Team

          Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including, if requested by us, a chief executive officer, president, chief financial officer and vice president, along with appropriate support personnel at our request, to provide the management services to be provided by our Manager to us. Brookfield and its affiliates are not obligated to dedicate any of their executives or others personnel exclusively to us. In addition, none of Brookfield, its executives and other personnel, including our executive officers supplied to us by Brookfield, is obligated to dedicate any specific portion of its or their time to our business.

          Our Manager is required to refrain from any action that, in its sole judgment made in good faith:

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  is not in compliance with our investment guidelines;

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  would adversely and materially affect our qualification as a REIT under the Internal Revenue Code or our status as an entity intended to be exempted or excluded from investment company status under the Investment Company Act; or

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  would violate any law, rule or regulation of any governmental body or agency having jurisdiction over us or that would otherwise not be permitted by our charter, bylaws or code of business conduct and ethics or other compliance policies.

          If our Manager is ordered to take any action by our board of directors, our Manager will promptly notify the board of directors if it is our Manager's judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or our charter or bylaws. Our Manager and its affiliates, and their respective directors, officers, managers, members, partners, owners and employees will not be liable to us, our stockholders, our directors or any of our subsidiaries or any of their directors, officers, managers, members, partners or owners for any acts or omissions performed in accordance with and pursuant to the management agreement, except as provided in the management agreement.

  Term and Termination

          The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the three-year anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter, unless earlier terminated as described below. After the initial term, our independent directors will review our Manager's performance annually and the management agreement may be terminated by us through non-renewal upon the affirmative vote of at least two-thirds of our independent directors, or by the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us. We will provide 180 days prior notice for any such termination.

          We also may terminate the management agreement for cause at any time with 30 days prior written notice from our board of directors, including during the initial term, without payment of the termination fee. Cause is defined as:

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  our Manager's continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

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  the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

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  the dissolution of our Manager;

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  any change of control of our Manager that a majority of our independent directors determines is materially detrimental to us; and

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  our Manager commits fraud against us, misappropriates or embezzles our funds, or acts, or fails to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee of our Manager or any of its affiliates and the Manager takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager's knowledge of such commission or omission, such commission or omission shall not constitute cause.

During the initial three-year term of the management agreement, we may not terminate the management agreement except for cause. Cause does not include unsatisfactory performance that is materially detrimental to our business.

          The management agreement may be terminated at the option of our Manager in the event we become regulated as an investment company under the Investment Company Act, with such termination deemed to occur immediately before such event. Our Manager also may decline to renew the management agreement by providing us with 180 days written notice. In addition, if we are taken private or we default in the performance or observance of our obligations under the management agreement in any material respect and such default continues for a period of 30 days after written notice to us (either event would constitute good reason), our Manager may terminate the management agreement for good reason upon 60 days written notice.

          If we terminate without cause (including non-renewal) or our Manager terminates for good reason, we will be required to pay our Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

          In addition, in the event of a change in control of us, or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, the unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest irrespective of whether we have met the Excess Earnings hurdle, and any unvested Incentive Restricted Stock Units and any unvested RSUs issued to our Manager in the future under the 2009 Plan will immediately accelerate and vest. If the management agreement is terminated for any other reason, our Manager will forfeit any unvested Incentive

Restricted Stock Units and any unvested RSUs issued to our Manager in the future under the 2009 Plan, but will retain any such unvested Underwriting Discount Restricted Stock Units, subject to their existing terms.

          In the event the management agreement is terminated by us without cause (including non-renewal), or by our Manager for good reason, and the general partner of a fund that is managed by Brookfield or its affiliates in which we have invested does not approve our new replacement manager, then in such event we will lose our seat on the advisory board of such fund, to the extent we have such a seat. Thereafter, we will only be entitled to receive the annual audited financial statements and interim unaudited financial statements and will no longer be entitled to any other confidential information from such fund.

          If we terminate the management agreement without cause (including non-renewal), the termination fee is payable on or before the last day of the initial term or the renewal term, as the case may be. If our Manager terminates the management agreement for good reason, the termination fee is payable within 30 days after such termination.

          Our Manager may assign the management agreement in its entirety or delegate certain of its duties under the management agreement to any of its affiliates without the approval of our independent directors if such assignment or delegation does not require our approval under the Investment Company Act.

          We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of assignment to another REIT or other organization which is our successor, in which case such successor organization will be bound under the management agreement and by the terms of such assignment in the same manner as we are bound under the management agreement.

Base Management Fees; Incentive Fees; Origination Fees

          We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of Brookfield provided through our Manager to conduct our operations. Expense reimbursements to our Manager will be made on the first business day of each calendar month.

          Base Management Fee.    We will pay our Manager a base management fee quarterly in arrears in an amount equal to 0.375% (1.50% annually) of our Equity Capitalization. "Equity Capitalization" is defined as (a) the sum of (i) the net proceeds of this offering, the concurrent private placement and any future equity or trust preferred securities issuances (including upon conversion, exchange or exercise of any other security, in which case the net proceeds shall include the net proceeds obtained from the issuance of the other securities so converted, exchanged or exercised and upon such conversion, exchange or exercise) (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance) plus (ii) any cash earnings (not paid to our stockholders as dividends and without taking into account any non-cash equity compensation expense incurred at the end of the applicable measurement period), (b) less (i) any return of capital to investors and (ii) any amount we pay to repurchase our common stock since inception; provided, however, that we will not be required to pay base management fees on the portion of the proceeds from this offering and the concurrent private placement that have not been initially invested in our target assets or our other core assets or used to pay our expenses. Solely for the purpose of calculating the base management fee, "Equity Capitalization" shall exclude any capital invested in or through Brookfield-managed funds or vehicles.

          Securities issued without the receipt by us of consideration, including shares of restricted stock and RSUs granted under the 2009 Plan, will not be included in the calculation of Equity Capitalization.

          For purposes of the definition of Equity Capitalization and calculation of Excess Earnings (as defined below), cash earnings is defined as (a) cash flow from operations as reported in our statement of cash flows (which is net of base management fees to our Manager), excluding the effects of changes in short-term receivables and payables, plus (b) any origination fees received during such period (which will not be included in our cash flow from operations), any realized cash gains on our investments and any realized cash gains on the repayment, repurchase or other discharge of our indebtedness, and minus (c) any realized cash losses on our investments, any realized cash losses on the repayment, repurchase or other discharge on our indebtedness and any financing costs paid during such period.

          Incentive Fee.    To the extent cash earnings on an annualized basis exceed 8% of Equity Capitalization, we refer to such excess earnings as Excess Earnings.

          To the extent Excess Earnings are distributed to stockholders in the form of a cash dividend, which we refer to as a special cash distribution, an amount equal to 20% of such special cash distribution will be payable to the Manager as an incentive fee. If there is no special cash distribution paid to stockholders with respect to a quarter, our Manager will not earn an incentive fee for that quarter. The incentive fee is payable on a quarterly basis, if at all. To the extent we incur losses in any quarter, such losses will be disregarded for the purpose of calculating whether an incentive fee is payable in any future quarter.

          No incentive fee will be paid on any cash distributions that constitute a return of capital to our stockholders.

          Any such incentive fee will be paid on a quarterly basis in the form of Incentive Restricted Stock Units, which will vest annually in equal 1/3 increments over the course of three years, beginning on the first anniversary of the grant date. Once such Incentive Restricted Stock Units have vested, the Manager may elect to receive up to 50% of the cumulative vested units in cash, with the remainder settled in shares of our common stock, so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the stock ownership limits set forth in our charter, after giving effect to any waivers from such limit that our board of directors may grant to our Manager or its affiliates in the future. To the extent that payment of the incentive fee to our Manager in shares of our common stock would result in a violation of the stock ownership limits set forth in our charter (taking into account any applicable waiver), all or a portion of the incentive fee payable to the Manager will be payable in cash to the extent necessary to avoid such violation. Our Manager will be entitled to receive "distribution equivalents" with respect to these Incentive Restricted Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders.

          The number of Incentive Restricted Stock Units payable to our Manager with respect to any incentive fee earned will be equal to the dollar amount of the incentive fee earned in such quarter divided by the weighted-average closing price of our common stock on the NYSE for the five consecutive trading days ending on the date the applicable special cash distribution is paid.

          If there is a change in control of us, or if we terminate the management agreement without cause (including non-renewal) or if our Manager terminates the management agreement for good reason, all unvested Incentive Restricted Stock Units will immediately accelerate and vest. If the management agreement is terminated for any other reason, our Manager will forfeit any unvested Incentive Restricted Stock Units.

          The following example illustrates how we would calculate the incentive fee in accordance with the management agreement. Our actual results may differ materially from the following example.

	Scenario 1	Scenario 2
Equity Capitalization	$500,000	$500,000
Number of shares of our common stock outstanding	25,000	25,000
Cash earnings	$50,000	$50,000
Cash earnings retained	$20,000	$0

Cash earnings distributed	$30,000	$50,000
Cash distribution per share	$1.20	$2.00
Cash distribution as a percentage of Equity Capitalization	6.0%	10.0%
Incentive fee hurdle	8.0%	8.0%

Positive difference	0.0%	2.0%
Excess Earnings	$0	$10,000
Incentive fee (% of Excess Earnings distributed to stockholders in the form of a cash dividend which we refer to as special cash distribution)	20.0%	20.0%
Incentive fee	$0	$2,000
Number of Incentive Restricted Stock Units	0	(1)

(1)
Assumes the weighted-average closing price of our common stock on the NYSE for the five consecutive trading days ending on the date the applicable special cash distribution is paid is $          .

          Origination Fee.    We will receive any origination fees charged to borrowers on loans that are originated by BREF or our Manager. For any such loans that have an original principal amount of at least $25.0 million and that have a maturity date of not less than three years, we will pay to our Manager, out of the origination fees that we receive from such borrower, an origination fee equal to the lesser of (a) $100,000 and (b) the amount of origination fees paid to us by such borrower. Such origination fee will be paid to our Manager promptly after the origination fee is received by us from the applicable borrower.

          Transactions with Brookfield-Managed Funds.    For capital that is invested in affiliated Brookfield-managed funds or vehicles with third-party institutional limited partners, we will pay the same fee as similarly sized third-party institutional limited partners in such fund or vehicle, which must be approved by our audit committee. Generally, such fee historically has been, and in the future may consist of, an asset management fee (which generally has ranged from 0.15% to 2.0% for committed or invested capital or between 0.25% and 1.0% per annum on either gross or net assets under management, as the case may be) and, in certain cases, an incentive fee (which generally has ranged from 10.0% to 25.0% of profits and gains after return hurdles ranging from 8.0% to 40.0% have been surpassed), which could be greater than the base management and incentive fees that we pay to our Manager. Any such fees are subject to then existing market conditions. We will not invest in any affiliated Brookfield-managed fund or vehicle without the prior approval of our audit committee.

          Reimbursement of Expenses.    We will reimburse our Manager for all out-of-pocket operating expenses that it incurs on our behalf except those specifically required to be borne by our Manager under the management agreement as described below. Because our Manager's personnel perform certain legal, accounting, due diligence tasks and other services that outside processionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those that would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis. We are not required to reimburse our Manager for the salaries and other remuneration of its management, personnel or support staff who carry out any services or functions for us or overhead for such persons; provided that if our chief financial officer is fully dedicated to us in the future, the salary for such dedicated chief financial officer will be reimbursed by us.

          The expenses required to be paid by us includes, but are not limited to:

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  expenses in connection with this offering and the concurrent private placement, and transactions incident to the acquisition, disposition and financing of our investments;

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  costs of legal, tax, accounting, consulting, auditing and similar services rendered to us by providers retained by our Manager or, if provided by our Manager's personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis;

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  the compensation and expenses of our directors (excluding those directors who are officers of the Manager) and the cost of liability insurance to indemnify our directors and officers;

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  costs associated with the establishment and maintenance of our credit facilities, other financing arrangements or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing costs and other similar costs) or any of our securities offerings;

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  expenses connected with communications to holders of our securities or securities of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

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  costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third-party vendors that is used solely for us;

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  expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or the establishment and maintenance of any of our securitizations or any of our securities offerings;

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  costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

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  compensation and expenses of our custodian and transfer agent, if any;

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  the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

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  all taxes and license fees;

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  all insurance costs incurred in connection with the operation of our business, except for the costs attributable to the insurance that our Manager elects to carry for itself and its personnel;

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  costs and expenses incurred in contracting with third parties;

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  all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

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  expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for us or our investments separate from the office or offices of our Manager;

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  expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including without limitation, in connection with any dividend reinvestment plan;

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  any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director, partner, member or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director, partner, member or officer by any court or governmental agency; and

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  all other expenses actually incurred by our Manager (except as otherwise described above) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

          There are no contractual limitations on our obligation to reimburse our Manager for third-party expenses and our Manager may incur such expenses consistent with the grant of authority provided to it pursuant to the management agreement without any additional approval of our board of directors being required.

Advisory Agreement

          Our Manager will enter into an advisory agreement with Brookfield and BREF, which will become effective upon the closing of this offering pursuant to which our Manager will have access to, among other things, Brookfield's and BREF's portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technology necessary for the performance of our Manager's duties, in exchange for a fee representing the Manager's allocable cost for these services. The fee paid by our Manager pursuant to this advisory agreement shall not constitute a reimbursable expense under the management agreement.

          The initial term of the advisory agreement expires on the three-year anniversary of the closing of this offering and will be automatically renewed for a one-year term on each anniversary date thereafter when and if the management agreement is extended. The advisory agreement cannot be terminated until such time as the management agreement is terminated and will automatically terminate if the management agreement is terminated.

Reimbursement of Manager's Partial Payment of Initial Underwriting Discount

          All of the shares sold in this offering (which does not include the shares sold to                  in the private placement) will be sold to the underwriters at $                  per share, representing an initial discount to the underwriters of $                  per share. We will bear $                  per share and our Manager will bear $                  per share of the underwriters' discount, in each case upon the closing of this offering. We have agreed to reimburse our Manager $                  per share with respect to all shares sold in this offering, in the form of Underwriting Discount Restricted Stock Units valued at the initial public offering price (or                  Underwriting Discount Restricted Stock

Units). The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments for each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings (as described elsewhere herein) for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following this offering, whichever occurs first. Our Manager will be entitled to receive "distribution equivalents" with respect to these Underwriting Discount Restricted Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders. If there is a change in control of us, or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, then all unvested Underwriting Discount Restricted Stock Units will immediately accelerate and vest, irrespective of whether we have met the Excess Earnings hurdle described above. If the management agreement is terminated for any other reason, our Manager will retain any unvested Underwriting Discount Restricted Stock Units subject to their existing terms.

Co-Investment and Allocation Agreement

          Pursuant to a co-investment and allocation agreement among our Manager, Brookfield and us, our Manager and Brookfield have agreed that neither they nor any entity controlled by Brookfield will, in the future, sponsor or manage any new U.S. publicly traded investment vehicle that invests primarily in our target assets for so long as the management agreement is in effect and our Manager and Brookfield are under common control. However, Brookfield and its affiliates may sponsor or manage other U.S. publicly traded investment vehicles that invest generally in real estate assets, but not primarily in our target assets, which we refer to as a potential competing vehicle. Our Manager and Brookfield have also agreed that for so long as the management agreement is in effect and our Manager and Brookfield are under common control, no entity controlled by Brookfield will sponsor or manage another potential competing vehicle or another private or foreign investment vehicle that focuses on investing in our target assets, which we refer to as private or foreign competing vehicles, unless Brookfield adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us or (ii) provides us the opportunity to co-invest with such vehicles, or, if approved by our audit committee, invest directly in such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicle's and our availability of cash for investment. Since we intend to invest predominantly in the United States in assets secured primarily by collateral located in the United States, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

          Additional information concerning co-investments is set forth in "Business — Conflicts of Interest and Related Policies — Future Investment Opportunity Allocation Provisions".

Brookfield Asset Management Inc.'s Historical Performance

          The information presented in this section should not be considered as indicative of our possible operations and you should not rely on this information as an indication of our future performance. Investors who purchase shares of our common stock will not thereby acquire an ownership interest in any of the entities to which the following information relates.

  Experience and Background of Brookfield and its Affiliates

          Brookfield is a publicly traded asset management company that specializes in real estate, renewable power and infrastructure assets. Within its real estate operations, Brookfield owns and manages a significant portfolio of high-quality office properties and offers clients a comprehensive array of bridge and mezzanine lending products as well as alternative asset funds and financial and advisory services. Brookfield, together with its predecessors, has significant experience investing in and operating real estate assets and has a global reach, including offices in New York, Toronto, São Paulo, London and Sydney. This global operating platform provides Brookfield's acquisition team with proprietary market knowledge, exceptional sourcing capabilities and the local presence required to identify and execute complex transactions across multiple asset classes both domestically and abroad. From 2001 when it sponsored its first private investment fund, through September 30, 2009, Brookfield has sponsored and managed 16 private investment funds with capital commitments of approximately $10.3 billion. Of these 16 funds, six had an investment strategy that was related to commercial real estate debt or equity investments, and of such six funds, two funds have an investment focus that overlaps with our investment focus.

  BREF ONE and BREF TWO

          Through June 30, 2009, Brookfield sponsored two privately offered real estate finance funds, each with an investment focus that overlaps with our investment focus, BREF ONE and BREF TWO. BREF ONE and BREF TWO raised approximately $1.3 billion in the aggregate as described below. These funds targeted investments in real estate debt, specifically mezzanine loans, B notes, first mortgages and large loan CMBS transactions. BREF ONE and BREF TWO purchased or originated an aggregate of 50 commercial loan investments and issued (retaining the equity of) two collateralized debt obligations that invested in commercial debt instruments, in the aggregate investing $4.7 billion in commercial loans and other commercial debt instruments. The investment portfolios of BREF ONE and BREF TWO included the following real estate sectors (as a percentage of the total portfolio): office (47%), retail (3%), apartments and condominiums (18%), senior living (4%), real estate-related debt (3%), hotels and leisure (20%), corporate debt (1%), and multi-family (4%). Of the 50 total commercial loan investments, 27 had been repaid as of June 30, 2009.

  •
  BREF ONE, which closed in March 2005, raised a total of $600 million in capital commitments from ten investors.* This fund purchased or originated a total of 41 commercial loan investments and issued (retaining the equity of) two collateralized debt obligations that invested in commercial debt instruments, in the aggregate investing $4.0 billion in commercial loans and other commercial debt instruments. Of the 41 commercial loan investments, 27 had been repaid as of June 30, 2009.

  •
  BREF TWO, which closed in May 2008, raised a total of $727 million in capital commitments from eight investors. This fund has purchased or originated a total of nine commercial loan investments in the U.S. with an aggregate acquisition cost of $710 million and continues to invest on behalf of the BREF TWO investors.

*
BREF ONE is a series limited liability company that received subscriptions for multiple series. Generally, subscribers invest for a combination of series. Two of the subscriptions for interests in BREF ONE were joint submissions by affiliates where one affiliate would subscribe for investments made by one or more series and the other affiliate would subscribe for investments made by the other series. In such cases, the affiliates jointly subscribed for the same capital commitment and capital contributions by one affiliate decrease the total amount of undrawn capital commitment for the affiliates. We have treated joint subscriptions by affiliates as described in this note as a subscription by one investor.

  Other Real Estate Funds

          The following sets forth certain information with respect to the four other real estate funds sponsored by Brookfield through June 30, 2009:

  •
  Brookfield US Real Estate Opportunity Fund I, L.P. and Brookfield CDN Real Estate Opportunity Fund I-CDN, L.P., or collectively BREOF I, which closed in July 2006, raised a total of $242 million in capital commitments from nine investors to invest primarily in underperforming real estate properties in North America, including office (91% of total portfolio) and development and joint ventures (9% of total portfolio), with the objective of creating value through active management, capital expenditures and financing initiatives. This fund consists of two separate portfolios with funds invested in Canadian and U.S. assets. The Canadian portfolio reports in Canadian dollars and follows Canadian GAAP and the U.S. portfolio reports in U.S. dollars and follows U.S. GAAP. See operating results in Table III. This fund purchased a total of 88 properties with an aggregate acquisition cost of $1.2 billion. Through June 30, 2009, 39 of the 88 properties had been sold.

  •
  Brookfield US Real Estate Opportunity Fund II, LLC and Brookfield CDN Real Estate Opportunity Fund II-CDN, L.P., or collectively BREOF II, which closed in March 2009, raised a total of $262 million in capital commitments from eight investors to invest primarily in underperforming real estate properties in North America, including office (67% of total portfolio), multi-family (25% of total portfolio) and development (8% of total portfolio), with the objective of creating value through active management, capital expenditures and financing initiatives. This fund consists of two separate portfolios with funds invested in Canadian and U.S. assets. The Canadian portfolio reports in Canadian dollars and follows Canadian GAAP and the U.S. portfolio reports in U.S. dollars and follows U.S. GAAP. See operating results in Table III. This fund purchased a total of 64 properties with an aggregate acquisition cost of $467 million. Through June 30, 2009, 31 of the 64 properties had been sold.

  •
  Brookfield Properties Office Partners, Inc., BPOP Holdings (US) LLC and BPOP (Canada) Inc., or collectively US Office Fund, which closed in October 2006, raised a total of $1.5 billion in capital commitments from four investors to acquire a portfolio of premier office properties (100% of total portfolio). These properties are located in key markets, including New York, Washington, D.C., Los Angeles and Houston, and are driven by financial services, government and energy sector tenants. This fund, through its ownership in TRZ Holdings LLC, a joint venture with Blackstone Group, purchased a total of 58 properties, with an aggregate acquisition cost of $7.5 billion. Through June 30, 2009, one of the 58 properties had been sold.

  •
  Brascan Brasil Real Estate Partners Inc., or Brazil Retail, which closed in May 2007, raised a total of $800 million in capital commitments from 19 investors to acquire and develop direct equity investments and manage a portfolio of premier Brazilian real estate shopping centers and regional mall assets (99% of total portfolio). This fund purchased a total of 17 investments with an aggregate acquisition cost of $1.8 billion. Through June 30, 2009, none of the 17 investments had been sold.

  Impact of Economic Downturn

          The economic downturn of the past two years has had a material impact on the capitalization rates used to value commercial real estate and on the cost and availability of debt financing for commercial real estate, and has caused a material decrease in both fixed and floating rates of interest, as measured by U.S. Treasuries and LIBOR, respectively. These factors manifested themselves in various ways in the performance of the funds described above. Specifically, net income for BREF ONE decreased by approximately $11 million for the year ended December 31, 2008 compared to the year ended December 31, 2007. This decrease was a direct result of the decrease in the LIBOR rate, which lowered the interest income that BREF ONE earned on its floating rate investments. In 2008, LIBOR was significantly lower than in 2007, and the reduction of the LIBOR rate directly affected the funds' net income. Cash balances for both BREF ONE and BREF TWO also experienced a decline from December 31, 2007 to December 31, 2008 as the funds continued to de-lever their existing portfolios. Brascan Brasil Real Estate Partners' net income was negatively impacted by the devaluation in fair values of its real estate investments and increases in interest expense due to higher borrowing levels and unfavorable exchange rates in 2008.

          Table I set forth below presents the amount of capital raised and invested, as well as certain other information for the period from inception of each of the six real estate funds through June 30, 2009.

Table I
Brookfield Asset Management
Recent Experience in Raising and Investing Funds
(dollars in thousands)

	BREF ONE	BREF TWO		BREOF II		Brazil Retail(1)		Other Funds(2)
Dollar amount offered	$600,000	$750,000		$500,000		$800,000		$1,800,000
Dollar amount raised(3)	$600,000	$727,000		$261,550		$800,000		$1,741,591
Dollar amount raised (%)(4)	100.0%	100.0%		100.0%		100.0%		100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates(5)	—	—		—		—		—
Offering and organizational costs(6)	$750	$ 898		$ 831		$574		$820
Offering and organizational costs (%)(4)	0.1%	0.1%		0.3%		0.1%		various	(7)
Reserves	—	—		—		—		—
Percent available for investment	99.9%	99.9%		99.7%		99.9%		various	(8)
Acquisition costs:
Prepaid items and fees related to purchase of investments(9)	$988	$ 554		$ 10,805		$1,929		$79,032
Cash down payment	—	—		—		—		—
Acquisition fees(10)	$4,008,965	$709,356		$456,479		$1,561,292		$8,631,141
Other(11)	—	—		—		$204,782		$—
Total acquisition cost of investments(12)	$4,009,953	$709,910		$467,284	(13)	$1,768,003		$8,710,173	(13)
Total acquisition cost of investments (%)(4)(14)	668.3%	97.6%		179.2%		221.0%		500.4%
Percent leverage(15)	67.1%	68.5%		73.4%		75.4%		76.0%
Date offering began	May 2003	Jan 2007		Aug 2007		Sept 2005		various	(16)
Length of offering (in months)	22	16		19		20		various	(17)
Months to invest 90% of amount available (measured from beginning of offering)	41	N/A	(18)	N/A	(18)	N/A	(18)	various	(19)

(1)
This fund is Reals-denominated and all amounts were converted from Reals to U.S. dollars at an exchange rate of R$1.741 to $1.00, the exchange rate on October 9, 2009.

(2)
Includes BREOF I and U.S. Office Fund; each of these programs closed in 2006.

(3)
Represents capital commitment.

(4)
Shown as a percentage of the amount raised.

(5)
Brookfield and its affiliates did not receive any commissions with respect to amounts raised.

(6)
Aggregate fees and expenses, such as legal and accounting, paid to third parties in connection with the offerings.

(7)
0.3% for BREOF I. U.S. Office Fund had no offering and organizational costs.

(8)
99.7% and 100.0% for BREOF I and U.S. Office Fund, respectively.

(9)
Generally includes fees such as legal, accounting and due diligence.

(10)
Represents purchase price.

(11)
Includes capital investments and capitalized interest on expansions or renovations.

(12)
Purchase price of all assets from inception through June 30, 2009 plus closing costs and capitalized interest; excludes assumed debt.

(13)
Each of BREOF I and BREOF II has separate U.S. and Canadian portfolios. The investments in the Canadian portfolios of BREOF I and BREOF II were converted from Canadian dollars to U.S. dollars at an exchange rate of C$1.0422 to $1.00, the exchange rate on October 9, 2009.

(14)
These percentage amounts were determined by aggregating total acquisition cost of investment of all assets acquired and dividing such number by the dollar amount raised. The total acquisition cost ranges from 97.6% for BREF TWO to 668.3% for BREF ONE as a result of certain factors, including, among others, the reinvestment of proceeds, the amount of leverage and whether the fund called and fully deployed all of its committed capital. By way of example, a higher percentage would be found for a fund such as BREF ONE where, among other things, the fund's loan portfolio has greater turnover as a result of the reinvestment of loan proceeds during the fund's investment period, the liquidity in the real estate market during the term of the fund (in the case of BREF ONE, commencing in June 2004) enables borrowers to refinance and repay their loans and the fund has called and fully deployed all of its committed capital. By contrast, a lower percentage would be found for a fund such as BREF TWO, where, among other things, the fund initiates lending (in the case of BREF TWO, commencing in November 2007) during a time when the real estate finance markets are generally illiquid resulting in fewer prepayments, refinancings or other repayments and little to no turnover in the loan portfolio, and the fund has not called and fully deployed all of its committed capital.

(15)
For BREF ONE and BREF TWO, financing under credit facilities and/or collateralized debt obligations, divided by purchase price of all assets from inception through June 30, 2009. For BREOF I and BREOF II, financing under mortgage debt, divided by purchase price of all assets from inception through June 30, 2009. For U.S. Office Fund, financing under mortgage debt and mezzanine loans, divided by purchase price of all assets from inception through June 30, 2009. For Brazil Retail, financing under subscription and debt facilities, divided by purchase price of all assets from inception through June 30, 2009.

(16)
September 2005 for BREOF I and June 2006 for U.S. Office Fund, respectively.

(17)
Ten and three months for BREOF I and U.S. Office Fund, respectively.

(18)
As of June 30, 2009, less than 90% of the amounts available for investment had been invested.

(19)
Ten and three months for BREOF I and U.S. Office Fund, respectively.

          Table II set forth below presents compensation paid to Brookfield and its affiliates for the six real estate funds for the period from inception through June 30, 2009.

Table II
Brookfield Asset Management
Compensation to Sponsor
(dollars in thousands)

	BREF ONE	BREF TWO	BREOF II		Brazil Retail(1)	Other Funds(2)
Date offering commenced	May 2003	January 2007	Aug 2007		Sept 2005	various
Dollar amount raised	$600,000	$727,000	$261,550		$ 800,000	$1,741,591
Amounts paid to sponsor from proceeds of offerings	—	—	—		—	—
Dollar amount of cash provided by (used in) operations before deducting payments to sponsor(3)	198,971	(4,726)	5,126	(5)	(796,187)	174,511	(5)
Amounts paid to sponsor from operations
Management fees(3)(4)	9,890	4,372	5,932	(5)	20,580	48,760	(5)
Incentive fees	—	—	—		—	—
Reimbursements	—	—	—		—	—
Other	—	—	—		—	—
Dollar amount of investment sales before deducting payments to sponsor	70,565	—	175,780		—	855,990
Amount paid to sponsor from investment sales and refinancing	—	—	—		—	—

(1)
This fund is Reals-denominated and all amounts were converted from Reals to U.S. dollars at an exchange rate of R$1.741 to $1.00, the exchange rate on October 9, 2009.

(2)
Includes BREOF I and U.S. Office Fund; each of these programs closed in 2006.

(3)
Aggregate amounts are from the date of inception through June 30, 2009, including fees accrued net of origination fees.

(4)
Calculations vary by fund and generally are based on capital committed or invested.

(5)
Each of BREOF I and BREOF II has separate U.S. and Canadian portfolios. All amounts in the Canadian portfolios were converted from Canadian dollars to U.S. dollars at an exchange rate of C$1.0422 to $1.00, the exchange rate on October 9, 2009.

          Table III set forth below presents certain operating results for BREF ONE and BREF TWO.

Table III
Brookfield Asset Management
Operating Results of Prior Programs
(dollars in thousands, except Distribution Data per $1,000 Invested)

	BREF ONE					BREF TWO
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007(1)
Gross revenues	$33,774	$94,367	$148,270	$118,125	$77,030	$12,117	$20,181	$1,549
Expenses:
Management fees	(1,602)	(3,548)	(1,246)	(716)	(2,778)	(1,054)	(2,361)	(957)
Interest expense	(10,616)	(40,695)	(82,591)	(57,471)	(37,614)	—	—	—
Swap (income) expense, net	268	1,305	(2,557)	549	—	—	—	—
Amortization of deferred financing costs	(1,051)	(2,416)	(4,280)	(4,439)	(2,882)	—	—	—
Impairment of note receivables	(17,424)	—	—	—	—	—	—	—
Impairment of available-for-sale securities	(397)	(1,590)	—	—	—	—	—	—
Organization expense	—	—	—	—	—	(57)	(310)	(463)
Other expense	(1,664)	(3,339)	(2,399)	(3,558)	(2,365)	(25)	(3)	(25)

Total expenses	(32,486)	(50,283)	(93,073)	(65,635)	(45,639)	(1,136)	(2,674)	(1,445)

Net income — GAAP Basis	$1,288	$44,084	$55,197	$52,490	$31,391	$10,981	$17,507	$104

Taxable Income
— from operations	N/A	$38,009	$57,609	$38,740	$30,553	N/A	$13,048	$551
— from gain on sale	N/A	—	—	13,497	1,151	N/A	—	—
Cash generated (deficiency) from operations	$14,120	44,779	61,854	46,253	31,965	$(635)	(3,134)	(957)
Cash generated (deficiency) from investing	47,786	147,810	82,784	(214,326)	(767,661)	(60,544)	(156,535)	(116,301)
Cash generated (deficiency) from financing	(27,162)	(225,490)	42,429	401,693	775,747	65,546	179,877	118,170

Cash generated (deficiency) from operations, investing and financing	34,744	(32,901)	187,067	233,620	40,051	4,367	20,208	912

Less: Cash distributions to investors
— from operating cash flow	—	—	—	—	—	—	—	—
— from investing and financing	—	27,044	132,731	213,875	69,643	4,367	20,207	912
— other	—	—	—	—	—	—	—	—

Total:	—	27,044	132,731	213,875	69,643	4,367	20,207	912

Cash generated (deficiency) after cash distributions	$34,744	$(59,945)	$54,336	$19,745	$(29,592)	$—	$1	$—

	BREF ONE					BREF TWO
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006	For the year ended December 31, 2005	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007(1)
Distribution Data per $1,000 invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	N/A	$67.78	$114.26	$94.23	$101.95	N/A	$63.50	$9.39
— from recapture	N/A	—	—	—	—	N/A	—	—

Total:	N/A	$67.78	$114.26	$94.23	$101.95	N/A	$63.50	$9.39

Capital gain (loss)	N/A	—	—	—	—	N/A	—	—
Cash Distributions to investors
Source (on GAAP basis)
— Investment income	$—	$78.61	$109.48	$127.68	$104.75	$33.30	$85.21	$1.77
— Return of capital	—	—	142.01	391.86	—	—	19.47	—
Source (on cash basis)
— Sales	$—	$—	$—	$—	$—	$—	$—	$—
— Refinancing	—	—	—	—	—	—	—	—
— Operations	—	48.23	263.26	520.23	232.39	13.24	98.35	15.54
— Other	—	—	—	—	—	—	—	—

Total:	$—	$48.23	$263.26	$520.23	$232.39	$13.24	$98.35	$15.54

Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)	30.6%					98.5%

(1)
Since the date of inception, July 26, 2007, through December 31, 2007.

          Table III set forth below presents certain operating results for BREOF I.

Table III
Brookfield Asset Management
Operating Results of Prior Programs
(dollars in thousands, except Distribution Data per $1,000 invested)

	BREOF I
	U.S. Portfolio				Canadian Portfolio(1)
	U.S. Dollars				Canadian Dollars								U.S. Dollars
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006(2)	For the six months ended June 30, 2009		For the year ended December 31, 2008		For the year ended December 31, 2007		For the year ended December 31, 2006(2)		For the six months ended June 30, 2009	For the year ended December 31, 2008
Gross revenues	$57,186	$114,007	$111,782	$51,265	C$	8,304	C$	21,578	C$	7,735	C$	392	$7,968	$20,704
Operating cost	(31,055)	(65,202)	(64,510)	(23,364)		(4,547)		(11,141)		(5,251)		(80)	(4,363)	(10,690)

Gross revenues, net	26,131	48,805	47,272	27,901		3,757		10,437		2,484		312	3,605	10,014

Management fee income	183	235	233	—		—		333		2,071		—	—	320
Interest and other income	30	2,922	3,095	68		777		1,710		1,717		153	746	1,641
Expenses:
Management fees	(1,545)	(3,175)	(3,300)	(2,462)		(115)		(375)		(291)		(51)	(110)	(360)
Organization expense	—	(38)	(15)	(767)		—		—		—		—	—	—
Ground rent	(199)	(403)	(773)	(601)		—		—		—		—	—	—
Interest expense	(8,247)	(27,597)	(44,960)	(18,403)		(1,494)		(3,948)		(3,157)		(404)	(1,434)	(3,788)
Asset impairment	—	(4,983)	(3,500)	—		—		(6,560)		—		—	—	(6,294)
Depreciation and amortization	(24,929)	(52,061)	(47,622)	(20,966)		(3,707)		(14,639)		(7,522)		—	(3,557)	(14,046)
Other expense	(377)	(798)	(1,263)	(258)		—		—		(75)		(130)	—	—

Total expenses	(35,297)	(89,055)	(101,433)	(43,457)		(5,316)		(25,522)		(11,045)		(585)	(5,101)	(24,488)

Share of loss from unconsolidated real estate ventures	(332)	(1,929)	(801)	—		—		—		—		—	—	—
Equity in (loss) earnings of investments	—	—	—	—		—		(78)		4,670		1,005	—	(75)
Gain on sale of commercial properties	(710)	10,851	1,753	—		—		—		—		—	—	—
Non-controlling interest	1,047	(1,182)	1,211	346		222		1,608		1,631		2	213	1,543

Net income from continuing operations	(8,948)	(29,353)	(48,670)	(15,142)		(560)		(11,512)		1,528		887	(537)	(11,045)

Net income from discontinued operations	—	3,267	69,396	3,151		—		—		—		—	—	—
Net income (loss) — GAAP Basis	$(8,948)	$(26,086)	$20,726	$(11,991)	C$	(560)	C$	(11,512)	C$	1,528	C$	887	$(537)	$(11,045)

Taxable Income(3)
— from operations	N/A	N/A	N/A	N/A		N/A		N/A		N/A		N/A	N/A	N/A
— from gain on sale	N/A	N/A	N/A	N/A		N/A		N/A		N/A		N/A	N/A	N/A
Cash generated (deficiency) from operations	$4,778	$(2,692)	$12,175	$15,609	C$	(9,411)	C$	7,645	C$	4,955	C$	7	$(9,030)	$7,335
Cash generated (deficiency) from investing	(3,320)	10,694	214,740	(580,503)		(926)		(3,062)		(80,667)		(5,843)	(889)	(2,938)
Cash generated (deficiency) from financing	(2,234)	(11,173)	(97,920)	595,158		10,300		3,314		85,741		7,573	9,883	3,180

Cash generated (deficiency) from operations, investing and financing	(776)	(3,171)	128,995	30,264		(37)		7,897		10,029		1,737	(36)	7,577

Less: Cash distributions to investors
— from operating cash flow	—	—	—	—		—		—		—		—	—	—
— from investing and financing	—	—	125,581	29,240		—		10,750		7,871		—	—	10,315
— other	—	—	—	—		—		—		—		—	—	—

Total:	—	—	125,581	29,240		—		10,750		7,871		—	—	10,315

Cash generated (deficiency) after cash distributions	$(776)	$(3.171)	$3,414	$1,024	C$	(37)		$(2,853)		$2,158	C$	1,737	$(36)	$(2,738)

BREOF I
	U.S. Portfolio				Canadian Portfolio(1)
	U.S. Dollars				Canadian Dollars				U.S. Dollars
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006(2)	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006(2)	For the six months ended June 30, 2009	For the year ended December 31, 2008
Distribution Data per $1,000 invested
Federal Income Tax Results(3):
Ordinary income (loss)
— from operations	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
— from recapture	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total:	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Capital gain (loss)	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Cash Distributions to investors
Source (on GAAP basis)
— Investment income	$—	$—	$111.24	$(73.66)	$—	$(533.88)	$75.28	$—	$—	$(512.26)
— Return of capital	—	—	—	—	—	—	—	—	—	—
Source (on cash basis)
— Sales	$—	$—	$674.03	$179.61	$—	$498.54	$387.79	$—	$—	$478.35
— Refinancing	—	—	—	—	—	—	—	—	—	—
— Operations	—	—	—	—	—	—	—	—	—	—
— Other	—	—	—	—	—	—	—	—	—	—

Total:	$—	$—	$674.03	$179.61	$—	$498.54	$387.79	$—	$—	$478.35

Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)	54.8%				89.3%

(1)
All conversions for the Canadian portfolio were made at an exchange rate of C$1.0422 to $1.00, the exchange rate on October 9, 2009.

(2)
Since the date of inception, April 28, 2006, through December 31, 2006.

(3)
The funds are not subject to income tax but rather, taxes are paid by the fund's investors.

          Table III set forth below presents certain operating results for BREOF II.

Table III
Brookfield Asset Management
Operating Results of Prior Programs
(dollars in thousands, except Distribution Data per $1,000 invested)

	BREOF II
	U.S. Portfolio			Canadian Portfolio(1)
	U.S. Dollars			Canadian Dollars				U.S. Dollars
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007(2)	For the six months ended June 30, 2009		For the year ended December 31, 2008		For the six months ended June 30, 2009	For the year ended December 31, 2008
Gross revenues	$20,247	$38,076	$1,665	C$	—	C$	—	$—	$—
Operating cost	(10,626)	(20,671)	(2,075)		—		—	—	—

Gross revenues, net	9,621	17,405	(410)		—		—	—	—

Interest and other income	5	128	—		2		32	2	31
Expenses:
Management fees	—	—	—		(231)		(146)	(222)	(140)
Special distribution for management fees	(2,649)	(2,921)	—		—		—	—	—
Organization expense	151	(941)	—		—		—	—	—
Ground rent	(268)	(442)	(17)		—		—	—	—
Interest expense	(3,219)	(14,012)	(994)		(90)		(257)	(86)	(247)
Asset impairment	—	(3,236)	—		—		—	—	—
Depreciation and amortization	(7,384)	(14,274)	(602)		—		—	—	—
Other expense	(2)	—	—		(13)		(77)	(12)	(74)

Total expenses	(13,371)	(35,826)	(1,613)		(334)		(480)	(320)	(461)

Gain on sale of commercial properties	(1,951)	—	—		—		—	—	—

Net income (loss) from continuing operations	(5,696)	(18,293)	(2,023)		(332)		(448)	(318)	(430)

Net income from discontinued operations	—	25,091	118		—		—	—	—
Net income (loss) — GAAP Basis	$(5,696)	$6,798	$(1,905)	C$	(332)	C$	(448)	$(318)	$(430)

Taxable Income(3)
— from operations	N/A	N/A	N/A		N/A		N/A	N/A	N/A
— from gain on sale	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Cash generated (deficiency) from operations	$(5,415)	$3,379	$220	C$	5	C$	1,047	$5	$1,005
Cash generated (deficiency) from investing	(3,432)	146,453	—		(19)		(47,800)	(19)	(45,865)
Cash generated (deficiency) from financing	3,646	(114,840)	—		14		47,740	14	45,807

Cash generated (deficiency) from operations, investing and financing	(5,201)	34,992	220		—		987	—	947

Less: Cash distributions to investors
— from operating cash flow	—	—	—		—		—	—	—
— from investing and financing	1,262	27,648	—		—		—	—	—
— other	—	—	—		—		—	—	—

Total:	1,262	27,648	—		—		—	—	—

Cash generated (deficiency) after cash distributions	$(6,463)	$7,344	$220	C$	—	C$	987	$—	$947

BREOF II
	U.S. Portfolio			Canadian Portfolio(1)
	U.S. Dollars			Canadian Dollars				U.S. Dollars
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007(2)	For the six months ended June 30, 2009		For the year ended December 31, 2008		For the six months ended June 30, 2009	For the year ended December 31, 2008
Distribution Data per $1,000 invested
Federal Income Tax Results(3):
Ordinary income (loss)
— from operations	N/A	N/A	N/A		N/A		N/A	N/A	N/A
— from recapture	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Total:	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Capital gain (loss)	N/A	N/A	N/A		N/A		N/A	N/A	N/A
Cash Distributions to investors
Source (on GAAP basis)
— Investment income	$(67.02)	$170.26	$—	C$	—	C$	—	$—	$—
— Return of capital	—	—	—		—		—	—	—
Source (on cash basis)
— Sales	$14.85	$692.46	$—	C$	—	C$	—	$—	$—
— Refinancing	—	—	—		—		—	—	—
— Operations	—	—	—		—		—	—	—
— Other	—	—	—		—		—	—	—

Total:	$14.85	$692.46	$—	C$	—	C$	—	$—	$—

Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)	64.8%				100.0%

(1)
All conversions for the Canadian portfolio were made at an exchange rate of C$1.0422 to $1.00, the exchange rate on October 9, 2009.

(2)
Since the date of inception, December 17, 2007, through December 31, 2007.

(3)
The funds are not subject to income tax but rather, taxes are paid by the fund's investors.

          Table III set forth below presents certain operating results for US Office Fund.

Table III
Brookfield Asset Management
Operating Results of Prior Programs
(dollars in thousands)

	US Office Fund
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006(1)
Gross revenues	$403,764	$817,874	$775,594	$187,545
Expenses and other income:
Operating	(160,004)	(365,361)	(325,479)	(75,978)
Management fee expense	(6,519)	(13,996)	(13,901)	(3,286)
Depreciation and amortization	(124,975)	(278,021)	(277,220)	(69,323)
Interest expense	(95,064)	(274,230)	(390,816)	(97,675)
Interest and other income	—	10,416	11,432	4,586
General and administrative	(346)	(2,857)	(10,254)	(14,715)
Guarantee fee	—	(2,285)	(1,040)	(184)
Amortization of deferred financing fees	—	(898)	(2,688)	—
Foreign exchange loss, net	—	(6,416)	1,369	238
Other expenses	(1,867)	(136)	(141)	(65)

Total expenses and other income	(388,775)	(933,784)	(1,008,738)	(256,402)

Provision for income and other corporate taxes, net	6,545	(4,680)	(14,596)	13,742
Minority interest	(3,332)	56,747	68,586	27,174
Income from unconsolidated real estate ventures	15,351	24,959	84,179	6,509

Net income (loss) — GAAP Basis	$33,553	$(38,884)	$(94,975)	$(21,432)

Taxable Income
— from operations	$33,553	$(38,884)	$(94,975)	$(21,432)
— from gain on sale	—	—	—	—
Cash generated (deficiency) from operations	$46,267	$62,045	$(28,055)	$(32,865)
Cash generated (deficiency) from investing	(41,734)	(94,264)	3,634	(4,656,882)
Cash generated (deficiency) from financing	17,407	50,629	(65,078)	4,772,597

Cash generated (deficiency) from operations, investing and financing	21,940	18,410	(89,499)	82,850

Less: Cash distributions to investors
— from operating cash flow	—	—	—	—
— from investing and financing	—	—	—	—
— other	—	—	—	—

Total:	—	—	—	—

Cash generated (deficiency) after cash distributions	$21,940	$18,400	$(89,499)	$82,850

U.S. Office Fund
	For the six months ended June 30, 2009	For the year ended December 31, 2008	For the year ended December 31, 2007	For the year ended December 31, 2006(1)
Distribution Data per $1,000 invested
Federal Income Tax Results:
Ordinary income (loss)
— from operations	$—	$—	$—	$—
— from recapture	—	—	—	—

Total:	$—	$—	$—	$—

Capital gain (loss)	—	—	—	—
Cash Distributions to investors
Source (on GAAP basis)
— Investment income	$—	$—	$—	$—
— Return of capital	—	—	—	—
Source (on Cash basis)
— Sales	$—	$—	$—	$—
— Operations	—	—	—	—

Total:	$—	$—	$—	$—

Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)	100.0%

(1)
Since date of inception, October 5, 2006, through December 31, 2006.

          Table III set forth below presents certain operating results for Brazil Retail.

Table III
Brookfield Asset Management
Operating Results of Prior Programs
(dollars in thousands, except Distribution Data per $1,000 invested)

	Brazil Retail(1)
	Brazilian Reals								U.S. Dollars
	For the six months ended June 30, 2009		For the year ended December 31, 2008		For the year ended December 31, 2007		For the year ended December 31, 2006(2)		For the six months ended June 30, 2009	For the year ended December 31, 2008
Gross Revenues	R$	70,339	R$	45,194	R$	24,269	R$	3,319	$40,401	$25,959
Expenses:
Management fees		(5,852)		(19,783)		(9,769)		(426)	(3,361)	(11,363)
Incentive fees(3)		—		52,163		(16,197)		(35,966)	—	29,962
Financial expenses		(60,031)		(180,116)		(38,202)		(3,754)	(34,481)	(103,455)
General and administrative		(5,358)		(7,100)		(10,255)		(1,799)	(3,078)	(4,078)

Total expenses		(71,241)		(154,836)		(74,423)		(41,945)	(40,920)	(88,935)

Foreign exchange gain (loss)		47,308		(146,477)		65,809		1,156	27,173	(84,134)
Unrealized gain (loss) on investments		(54,135)		(101,891)		99,874		145,368	(31,094)	(58,524)

Net income (loss) — GAAP Basis	R$	(7,729)	R$	(358,010)	R$	115,529	R$	107,898	$(4,439)	$(205,635)

Taxable Income(4)
— from operations	R$	—	R$	—	R$	—	R$	—	$—	$—
— from gain on sale		—		—		—		—	—	—
Cash generated (deficiency) from operations(5)	R$	(51,441)	R$	(152,257)	R$	(756,912)	R$	(461,381)	$(29,547)	$(87,454)
Cash generated (deficiency) from investing		—		—		—		—	—	—
Cash generated (deficiency) from financing		82,823		145,992		771,180		473,943	47,572	83,855

Cash generated (deficiency) from operations, investing and financing		31,382		(6,265)		14,268		12,562	18,025	(3,599)

Less: Cash distributions to investors
— from operating cash flow		—		—		—		—	—	—
— from investing and financing		—		—		—		—	—	—
— other		—		—		—		—	—	—

Total:		—		—		—		—	—	—

Cash generated (deficiency) after cash distributions	R$	31,382	R$	(6,265)	R$	14,268	R$	12,562	$18,025	$(3,599)

Brazil Retail(1)
	Brazilian Reals								U.S. Dollars
	For the six months ended June 30, 2009		For the year ended December 31, 2008		For the year ended December 31, 2007		For the year ended December 31, 2006(2)		For the six months ended June 30, 2009	For the year ended December 31, 2008
Distribution Data per $1,000 invested
Federal Income Tax Results:(4)
Ordinary income (loss)
— from operations	R$	—	R$	—	R$	—	R$	—	$—	$—
— from recapture		—		—		—		—	—	—

Total:	R$	—	R$	—	R$	—	R$	—	$—	$—

Capital gain (loss)		—		—		—		—	—	—
Cash Distributions to investors
Source (on GAAP basis)
— Investment income	R$	—	R$	—	R$	—	R$	—	$—	$—
— Return of capital		—		—		—		—	—	—
Source (on cash basis)
— Sales	R$	—	R$	—	R$	—	R$	—	$—	$—
— Refinancing		—		—		—		—	—	—
— Operations		—		—		—		—	—	—
— Other		—		—		—		—	—	—

Total:	R$	—	R$	—	R$	—	R$	—	$—	$—

Amount (in percentage terms) remaining invested at the end of the last period reported in the Table (original total acquisition cost retained divided by original total acquisition cost of all investments)		100.0%

(1)
This fund is Reals-denominated; conversion for the six months ended June 30, 2009 and year ended December 31, 2008 were made at an exchange rate of R$1.741 to $1.00, the exchange rate on October 9, 2009.

(2)
Since the date of inception, September 29, 2006, through December 31, 2006.

(3)
Incentive fees for the year ended December 31, 2008 were reversals of previously accrued fees.

(4)
The fund is not subject to income tax but rather, taxes are paid by the fund's investors.

(5)
This fund applies investment company accounting. Under U.S. GAAP for investment companies, cash used in investments and cash generated from sales of investments are included in cash from operations.

          Table V set forth below presents certain information for BREF ONE, the only real estate fund sponsored by Brookfield with investment objectives similar to ours that had dispositions, regarding sales or disposals of assets, for the period from the inception of such fund through June 30, 2009.

Table V
Brookfield Asset Management
Sales or Disposals of Real Estate or Real Estate Related Assets
(dollars in thousands)

	From Inception Through June 30, 2009
	Date Acquired	Date of Sale	Selling Price(1)	Cost(2)
BREF ONE
Proceeds from sales of CMBS	Oct 2004-Apr 2008	Mar 2005-Jul 2009	$70,565	$72,566

(1)
Net of closing costs.

(2)
Purchase price including closing costs.

          Table VI set forth below presents certain information for BREF ONE and BREF TWO, the only real estate funds sponsored by Brookfield with investment objectives similar to ours, regarding the acquisition of assets for the period from the inception of such funds through June 30, 2009.

Table VI
Brookfield Asset Management
Acquisition of Real Estate or Real Estate Related Assets
(dollars in thousands)

	From Inception Through June 30, 2009
	Date Acquired	Purchase Price
BREF ONE
Purchase of real estate loans	Jun 2004-Dec 2007	$3,473,968
Purchase of CMBS	Nov 2007-Mar 2009	535,985

		$4,009,953

BREF TWO
Purchase of real estate loans	Nov 2007-Mar 2009	$709,910

MANAGEMENT

Our Directors and Executive Officers

          Currently we have three directors. Upon completion of the offering, our board of directors will consist of seven directors. We expect our board of directors to determine that each of the four independent director nominees satisfy the listing standards for independence of the NYSE. Our charter and bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor more than 15. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

          All of our executive officers are employees of Brookfield or one or more of its affiliates.

          The following sets forth certain information with respect to our directors, director nominees and executive officers, as of       , 2009:

Name	Age	Title	Position(s) at Brookfield or its affiliates
Barry S. Blattman	47	Chairman	Senior Managing Partner (Brookfield)
William M. Powell	50	President and Chief Executive Officer and Director	Managing Partner (Brookfield)
Brian D. Lawson	50	Director	Senior Managing Partner and Chief Financial Officer (Brookfield)
*		Director Nominee
*		Director Nominee
*		Director Nominee
*		Director Nominee
Lowell G. Baron	33	Chief Financial Officer and Treasurer	Vice President of Strategic Initiatives and Real Estate Corporate Development (Brookfield)
Jonathan C. Tyras	40	Vice President, General Counsel and Secretary	General Counsel (BIM) and Vice President, General Counsel and Secretary (Crystal River Capital, Inc.)

*
We expect our board of directors to determine that this individual is independent for purposes of the NYSE corporate governance listing requirements. It is expected that this individual will become a director immediately after completion of this offering.

Biographical Information

          Set forth below is biographical information for our directors and executive officers and for key investment professionals from Brookfield.

  Barry S. Blattman

          Mr. Blattman is the chairman of our board of directors. Mr. Blattman is a senior managing partner of Brookfield, responsible for business development, relationship management and marketing. Mr. Blattman founded BREF and, through an investment made by BREF, additionally served as chairman and chief executive officer of CRIIMI MAE, Inc. from January 2003 until the company was merged by a sale into another entity in January 2006. Prior to joining Brookfield in 2002, Mr. Blattman held the title of managing director at Merrill Lynch with responsibility, at different times, for numerous businesses, including the commercial real estate debt group, the Latin American debt capital markets group and the structured finance group. He also served as a senior investment banking relationship manager for the office property client group and for financial institutions, specialty finance companies and opportunity funds focused on real estate. Mr. Blattman began his career in 1986 at Salomon Brothers. He holds an A.B. from the University of Michigan and an M.B.A. from New York University.

  William M. Powell

          Mr. Powell is our president and chief executive officer and a member of our board of directors. Since January 2008, Mr. Powell has served as a managing partner for Brookfield. Prior to joining us, Mr. Powell was the Chairman, President and Chief Executive Officer of Crystal River Capital, Inc., an affiliate of Brookfield, from May 2008 to August 2009, a partner at BREF from May 2004 to May 2008 and a director of BREF from September 2002 until May 2004. Mr. Powell was with MONY Real Estate Investment Management and its real estate subsidiary, ARES, from 1990 to 1997, a senior vice president of Clarion Capital from 1997 to 1999 and a director of CGA Investment Management prior to joining Prudential Investment Management in 2002, where he was a CMBS portfolio manager. Mr. Powell received his B.S. in Accounting from the University of Richmond and his M.B.A. from the Darden School of the University of Virginia. Mr. Powell was formerly a C.P.A.

  Brian D. Lawson

          Mr. Lawson is a member of our board of directors. Mr. Lawson is a senior managing partner of Brookfield and since 2002 has served as the chief financial officer of Brookfield. Mr. Lawson has held senior management positions within Brookfield since the early 1990's. As chief financial officer, Mr. Lawson is the chairman of the Brookfield Risk and Capital Committee and is responsible for Brookfield's financial reporting, corporate finance and overall funding activities of the organization. Mr. Lawson graduated from the University of Toronto and subsequently qualified as a Chartered Accountant.

  Lowell G. Baron

          Mr. Baron is our chief financial officer and treasurer. Since May, 2005, Mr. Baron has served at Brookfield as Vice President of Strategic Initiatives and Real Estate Corporate Development, focusing on expanding Brookfield's global real estate franchise. He also has been involved with BREF, originating and underwriting numerous debt and other investments. Prior to joining Brookfield, Mr. Baron was with Deutsche Bank / Bankers Trust from 1996 through March 2005, including the firm's real estate investment banking practice and real estate opportunity fund. Most recently, from 2003 to 2005, Mr. Baron served as vice president of Deutsche Bank's real estate mezzanine fund business. He holds a B.A. from Yeshiva University.

  Jonathan C. Tyras

          Mr. Tyras is our vice president, general counsel and secretary. He also has served as director and general counsel of BIM since October 2006 and vice president and general counsel of Crystal

River Capital, Inc., an affiliate of Brookfield, since November 2006. Mr. Tyras also serves as secretary for the following investment companies advised by BIM: Hyperion Brookfield Collateralized Securities Fund, Inc. (since November 2006), Hyperion Brookfield Income Fund, Inc. (since November 2006), Helios Total Return Fund, Inc. (since November 2006), Helios Strategic Mortgage Income Fund, Inc. (since November 2006), Helios Advantage Income Fund, Inc. (since March 2009), Helios High Income Fund, Inc. (since March 2009), Helios Multi-Sector High Income Fund, Inc. (since March 2009), Helios Strategic Income Fund, Inc. (since March 2009), Helios High Yield Fund (since August 2009) and Helios Select Fund, Inc. (since March 2009). Before joining BIM and us, Mr. Tyras was associated with the law firm of Paul, Hastings, Janofsky & Walker LLP from 1998 until October 2006 where he was a capital markets attorney. Mr. Tyras began his career as a certified public accountant with Ernst & Young LLP. Mr. Tyras earned a J.D. from the University of Pennsylvania Law School and B.S. degrees in finance and accounting from Georgetown University. Mr. Tyras is a member of the State Bar of New York.

          Set forth below is biographical information for the members of the senior management of BREF.

  Andrea Balkan

          Ms. Balkan has served as a managing partner of BREF since its inception in 2002 and is responsible for the overall management of BREF. Ms. Balkan has 23 years of experience in real estate finance and capital markets at Merrill Lynch, Chase Manhattan Bank and Chemical Bank. While serving as a director of the Investment Banking and Debt Capital Markets groups at Merrill Lynch (1998-2002), Ms. Balkan's responsibilities included managing its real estate conduit program (1998-2001). Under her management, the conduit program originated and securitized over $4 billion in loans in eight securitized transactions during that period and directly originated over $900 million in large loans which were securitized in 2001. Ms. Balkan received a B.A. from Wesleyan University in 1986 and successfully completed Chemical Bank's credit training program in 1987.

  Theresa Hoyt

          Ms. Hoyt is a senior vice president of BREF and has been with BREF since 2003. Ms. Hoyt is responsible for the structuring, closing and asset management of BREF's investments. Ms. Hoyt has over 20 years experience in closing real estate transactions including eight years of experience in real estate finance and capital markets at Merrill Lynch and JP Morgan. At Merrill Lynch, she was responsible for the closing and securitization of all large loan transactions. Her prior responsibilities at Merrill Lynch included managing Merrill Lynch's Conduit closing department and participating in setting up the Merrill Lynch Canadian Conduit program. Prior to joining Merrill Lynch, Ms. Hoyt was a member of JP Morgan's conduit team, where her responsibilities included the closing of loans and the development of policies and procedures for Dover House, JP Morgan's origination affiliate. Ms. Hoyt received a B.A. from Monmouth University.

Board of Directors and Committees

          Our business will be managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines described under "Business — Investment Guidelines" for our Manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our board of directors will be "independent" as determined by the requirements of the NYSE and the regulations of the SEC. Our directors will keep informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

          Upon completion of this offering, our board of directors will establish an audit committee, a compensation committee, a risk management committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees is expected to have three directors and each of the audit committee, compensation committee and nominating and corporate governance committee is expected to be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Our board of directors may, from time to time, establish other committees to facilitate our management.

  Audit Committee

          Upon completion of this offering, the audit committee will be composed of three of our independent directors:         ,          and             .             will chair our audit committee and we expect that our board of directors will determine that           is an "audit committee financial expert" as that term is defined by the SEC. Each of the members of the audit committee will be "financially literate" under the rules of the NYSE. The audit committee will assist the board of directors in overseeing:

  •
  our accounting and financial reporting processes;

  •
  the integrity and audits of our financial statements;

  •
  our compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent registered public accounting firm; and

  •
  the performance of our independent registered public accounting firm and any internal auditors.

          The audit committee also will be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. In addition, our audit committee, will approve, among other things, certain transactions between us and Brookfield and its affiliates.

          We expect that our board of directors will determine that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. Upon completion of this offering, the audit committee will meet the requirements for independence under, and the functioning of the audit committee will comply with, current rules of the SEC and NYSE, taking into account the relevant transition rules for initial public offering, or IPO, issuers.

  Compensation Committee

          Upon completion of this offering, the compensation committee will be composed of three of our independent directors:         ,          and             .             will chair the compensation committee, whose principal functions are to:

  •
  evaluate the performance of our officers;

  •
  evaluate the performance of our Manager;

  •
  review the compensation and fees payable to our Manager under our management agreement; and

  •
  administer our incentive plans.

          We expect that our board of directors will determine that all of the directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules. Upon completion of this offering, the compensation committee will meet the requirements for independence under, and the functioning of the compensation committee will comply with, current rules of the SEC and NYSE, taking into account the relevant transition rules for IPO issuers.

          Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

  Risk Management Committee

          Upon completion of this offering, the risk management committee will be composed of three of our directors:                    ,                     and                    .                           will chair the risk management committee, whose principal functions are to:

  •
  conduct regular oversight of portfolio risk; and

  •
  advise and consult with our senior management with respect to, among other things, our investment policies, portfolio holdings, financing and hedging strategies and investment guidelines.

  Nominating and Corporate Governance Committee

          Upon completion of this offering, the nominating and corporate governance committee will be composed of three of our independent directors:                    ,                     and                    .                     will chair the nominating and corporate governance committee, which will be responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also will periodically prepare and submit to the board of directors for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board of directors and our corporate governance, and annually recommend to the board of directors nominees for each committee of the board of directors. In addition, the committee will annually facilitate the assessment of the board of directors' performance as a whole and of the individual directors and report thereon to the board of directors.

          We expect that our board of directors will determine that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules. Upon completion of this offering, the nominating and corporate governance committee will meet the requirements for independence under, and the functioning of the nominating and corporate governance committee will comply with, current rules of the SEC and NYSE, taking into account the relevant transition rules for IPO issuers.

  Code of Business Conduct and Ethics

          Upon completion of this offering, our board of directors will establish a code of business conduct and ethics that applies to our officers, directors and employees and to our Manager's officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with applicable governmental laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code.

          Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

          Any member of our board of directors who also is an employee of our Manager or Brookfield or their respective affiliates, whom we refer to as the non-independent directors, will not receive additional compensation for serving on our board of directors. Each independent director will receive an annual fee for his or her service in the form of a retainer of $             payable in quarterly payments in arrears, with the option to receive a portion or all of such fee in our common stock subject to certain restrictions, and also will receive an annual award of             shares of restricted stock following each annual meeting of stockholders, which will vest on the one-year anniversary of the date of grant, subject to the director's continued service on our board of directors. We also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee and our lead independent director each are paid an annual retainer of $             and the chairs of our nominating and corporate governance committee and our compensation committee each are paid an annual retainer of $             .

          Concurrently with the closing of this offering, we will grant             shares of restricted stock to each of our independent directors. These shares of restricted stock will vest on the one-year anniversary of the closing of this offering, subject to such director's continued service on our board of directors.

          Our independent directors also are eligible to receive RSUs, options and other stock-based awards under the 2009 Plan, defined below.

Executive Compensation

          We do not intend to pay any annual cash compensation to our executive officers for their services as executive officers. Our executive officers will be compensated by our Manager, from the income our Manager receives under the management agreement between our Manager and us, or from Brookfield or the Brookfield affiliate that employs them. However, if our chief financial officer is fully dedicated to us in the future, the salary for such dedicated chief financial officer will be reimbursed by us.

          We will adopt the 2009 Plan for our officers, our non-employee directors, our Manager's personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See " — Equity Incentive Plan" for a detailed description of the 2009 Plan.

Equity Incentive Plan

          Prior to the completion of this offering, we will adopt the 2009 Plan. The purpose of the 2009 Plan is to provide incentives to our Manager (and its personnel), executive officers, employees, directors and other persons and entities that provide services to us to motivate them toward our long-term success, growth and profitability and to attract, retain and reward key personnel. The 2009 Plan will authorize the award of stock options, stock appreciation rights, which we refer to as SARs, stock, restricted stock, stock units, RSUs, deferred stock units and performance-based awards.

          The total number of shares available for issuance under the 2009 Plan during the 2009 calendar year is equal to             % of the number of shares of our common stock sold in this offering and in the concurrent private placement. If the underwriters exercise their option, the total number of shares available for issuance under the 2009 Plan will increase so that the shares available for issuance is equal to             % of our common stock outstanding at such time. In subsequent calendar years, the maximum limit on the number of shares will increase by an amount equal to             % of the number of shares of common stock issued in a public or private offering or upon conversion or exchange of any securities that are issued in a public or private offering during the previous calendar year. In no event will the number of shares of our common stock issued pursuant to the 2009 Plan exceed 5,000,000. Administration of the 2009 Plan will be carried out by the compensation committee of the board of directors, or the board of directors if no such committee is appointed. The compensation committee or the board of directors may delegate its authority under the 2009 Plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term administrator means the compensation committee or the board of directors or its delegate, if any. The shares of our common stock subject to any award that expires, or is forfeited, cancelled or becomes unexercisable, will again be available for subsequent awards, except as prohibited by law. In addition, future awards may occur with respect to shares of our common stock that we refrain from otherwise delivering pursuant to an award as payment of either the exercise price of an award or applicable withholding and employment taxes.

          With respect to decisions involving an award intended to satisfy the requirements of section 162(m) of the Internal Revenue Code, the administrator is to consist solely of two or more directors who are "outside directors" for purposes of that Code section, and with respect to awards to individuals subject to Section 16 of the Exchange Act, the administrator is to consist solely of two or more directors who are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act.

          Subject to the terms of the 2009 Plan, the administrator will have express authority to determine the eligible persons who will receive awards, the number of shares of our common stock to be covered by each award, and the terms and conditions of awards. The administrator will have broad discretion to prescribe, amend, and rescind rules relating to the 2009 Plan and its administration, to interpret and construe the 2009 Plan and the terms of all award agreements, and to take all actions necessary or advisable to administer the 2009 Plan. Within the limits of the 2009 Plan, the administrator may accelerate the vesting of any awards, allow the exercise of unvested awards, and may modify, replace, cancel, or renew any awards. In addition, the administrator may (i) buy-out options or SARs or (ii) subject to stockholder approval or under certain conditions, either: (a) terminate and cancel options or SARs in exchange for a commitment to issue replacement options or SARs after more than six months or (b) subject to stockholder approval or under certain circumstances, reduce the exercise price for outstanding options or SARs.

          The 2009 Plan will provide that we and our affiliates will indemnify members of the administrative committee and their delegates against any claims, liabilities, or costs arising from the good faith performance of their duties under the 2009 Plan. The 2009 Plan will release these individuals from liability for good faith actions associated with the 2009 Plan's administration.

          Our Manager, officers, directors, employees and other persons or entities that provide services to us, including employees of our Manager or its affiliates will be eligible to participate in the 2009 Plan. The administrator may grant options that are intended to qualify as incentive stock options, which we refer to as ISOs, only to employees, if any, and may grant all other awards to eligible persons.

          Options granted under the 2009 Plan will provide participants with the right to purchase shares of our common stock at a predetermined exercise price. The administrator may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, which we refer to as Non-ISOs. The 2009 Plan also will provide that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceed $100,000, based upon the fair market value of the shares of our common stock on the option grant date.

          A SAR generally permits a participant who receives it to receive, upon exercise, cash and/or shares of our common stock equal in value to the excess of the fair market value, on the date of exercise, of the shares of our common stock with respect to which the SAR is being exercised, over the exercise price of the SAR for such shares. The administrator may grant SARs in tandem with options, or independently of them. SARs that are independent of options may limit the value payable on its exercise to a percentage, not exceeding 100%, of the excess value.

          The exercise price of Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of our common stock subject to the award, and the exercise price of SARs may not be less than 100% of the fair market value on the grant date of the shares subject to the award. The exercise price of ISOs may not be less than 110% of the fair market value on the grant date of the underlying shares of our common stock subject to the award for participants who own more than ten percent of our shares of common stock on the grant date. For ISOs granted to other participants and for options and SARs intended to be exempt from Internal Revenue Code Section 162(m) limitations, the exercise price may not be less than 100% of the fair market value of the underlying shares of common stock on the grant date.

          To the extent vested and exercisable in accordance with the agreement granting them, an option or SAR may be exercised in whole or in part, and from time to time during its term, subject to earlier termination relating to a holder's termination of employment or service. With respect to options, unless otherwise provided in an award agreement, payment of the exercise price may be made in any of the following forms, or combination of them: cash or check in U.S. dollars, certain shares of our common stock, cashless exercise under a program the administrator approves and surrender of restricted stock, RSUs, SARs or deferred stock units.

          The term over which participants may exercise options and SARs may not exceed ten years from the date of grant; five years in the case of ISOs granted to employees who, at the time of grant, own more than 10% of our outstanding shares of common stock.

          Under the 2009 Plan, no participant other than our Manager may receive options and SARs that relate to more than 100,000 shares of our common stock per calendar year and our Manager may not receive options or SARs that relate to more than 1,000,000 shares of our common stock per calendar year.

          Under the 2009 Plan, the administrator may grant restricted stock that is forfeitable until certain vesting requirements are met, may grant RSUs which represent the right to receive shares of our common stock after certain vesting requirements are met or cash under certain circumstances, and may grant unrestricted stock as to which the participant's interest is immediately vested. For restricted awards, the 2009 Plan will provide the administrator with discretion to determine the terms and conditions under which a participant's interests in such awards become vested. Unless otherwise provided in an award agreement, recipients of restricted stock will be entitled to the dividends declared and paid on the underlying stock, and recipients of RSUs will be entitled to (i) distribution equivalents equal to the amount of the cash dividends or distributions otherwise payable if the shares underlying the RSUs were outstanding, whether or not vested, at the same time and in the same amounts as such dividends or distributions are paid to our common stockholders, and (ii) whenever shares of our common stock are released or issued to settle RSUs, additional shares that reflect any stock dividends that our stockholders received between the date of the RSU award and its settlement. The 2009 Plan will provide for unrestricted stock that vests in full upon the date of a grant or other date determined by the administrator. The 2009 Plan also will provide for deferred stock units in order to permit certain directors, officers, consultants, or select members of management to defer their receipt of compensation payable in cash or shares of our common stock, including shares that would otherwise be issued upon the vesting of restricted stock and RSUs. Deferred stock units represent a future right to receive shares of our common stock and include dividend rights equivalent to those for RSUs.

          The 2009 Plan will authorize the administrator to grant performance-based awards in the form of performance units that the administrator may, or may not, designate as "performance compensation awards" that are intended to be exempt from Internal Revenue Code Section 162(m) limitations. In either case, performance units will vest and/or become payable based upon the achievement, within the specified period of time, of performance objectives applicable to the individual, us, or any affiliate. Performance units will be payable in shares of common stock, cash, or some combination of the two, subject to an individual participant limit for participants, other than our Manager, of $500,000 and 100,000 shares of our common stock per performance period. The participant limit for our Manager will be 1,000,000 shares of our common stock and $500,000 per performance period. The administrator will decide the length of performance periods, but the periods may not be less than one fiscal year.

          With respect to performance compensation awards, the 2009 Plan will require that the administrator specify in writing the performance period to which the award relates, and an objective formula by which to measure whether and the extent to which the award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the award may not be amended or modified in a manner that would cause the compensation payable under the award to fail to constitute performance-based compensation under Internal Revenue Code Section 162(m).

          Under the 2009 Plan, the possible performance measures for performance compensation awards will be limited for one or more of the following:

  •
  basic, diluted or adjusted earnings per share;

  •
  sales or revenue;

  •
  earnings before interest, taxes and other adjustments, in total or on a per share basis;

  •
  basic or adjusted net income;

  •
  basic or adjusted funds from operations or cash flow;

  •
  returns on equity, assets, capital, revenue or similar measure;

  •
  level and growth of dividends;

  •
  the price or increase in price of our common stock;

  •
  total stockholder return;

  •
  total assets;

  •
  growth in assets on new origination of assets;

  •
  equity market capitalization;

  •
  assets under management; and

  •
  mergers, acquisitions, and sales of assets of affiliates or business units.

Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by us, or such other standard applied by the administrator and, if so determined by the administrator, and in the case of a performance compensation award, to the extent permitted under Internal Revenue Code Section 162(m), adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative.

          As a condition to the issuance of shares of our common stock pursuant to awards, the 2009 Plan will require satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares of our common stock.

          Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of other than by will or the laws of descent and distribution, except to the extent the administrator permits lifetime transfers to charitable institutions, certain family members, or related trusts, or as otherwise approved by the administrator for directors, officers, a select group of management or highly compensated employees and with respect to awards to our Manager, which are transferable to employees of our Manager or its affiliates that provide services to us.

          The administrator will equitably adjust the number of shares covered by each outstanding award, and the number of shares that have been authorized for issuance under the 2009 Plan, but as to which no awards have yet been granted or that have been returned to the 2009 Plan upon cancellation, forfeiture, or expiration of an award, as well as the price per share covered by each such outstanding award, to reflect any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the shares of our common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by us. In the event of any such transaction or event, the administrator may provide in substitution for any or all outstanding options under the 2009 Plan such alternative consideration, including securities of any surviving entity, as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all options so replaced. In any case, such substitution of securities will not require the consent of any person who is granted options pursuant to the 2009 Plan.

          In addition, in the event or in anticipation of a change in control, as defined in the 2009 Plan, the administrator may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of our stockholders or any participant with respect to his or her outstanding awards, except to the extent an award provides otherwise, take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of awards for any period, and may provide for termination of unexercised options and SARs at the end of that period, so that awards shall vest (and, to the extent applicable, become exercisable) as to the shares of our common stock that otherwise would have been unvested and provide that our repurchase rights with respect to shares of our common stock issued upon exercise of an award shall lapse as to the shares of our common stock subject to such repurchase right; or (iii) arrange or otherwise provide for payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards. If there is a change in control of us, or if the management agreement is terminated by us without cause (including non-renewal) or if the management agreement is terminated by our Manager for good reason, all unvested RSUs issued to our Manager in the future under the 2009 Plan will immediately accelerate and vest. If the management agreement is terminated for any other reason, our Manager will forfeit any unvested RSUs issued to our Manager in the future under the 2009 Plan.

          Notwithstanding the above, an award may provide that in the event a participant holding an award assumed or substituted by the successor corporation in a change in control is involuntarily terminated, as defined in the 2009 Plan, by the successor corporation in connection with, or within 12 months following consummation of, the change in control, then any assumed or substituted award held by the terminated participant at the time of termination shall accelerate and become fully vested, and exercisable in full in the case of options and SARs, and any repurchase right applicable to any shares of our common stock shall lapse in full. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective date of the participant's termination.

          In the event of any distribution to our stockholders of securities of any other entity or other assets, other than dividends payable in cash or our stock, without receipt of consideration by us, the administrator may, in its discretion, appropriately adjust the price per share covered by each outstanding award to reflect the effect of such distribution. Finally, if we dissolve or liquidate, all awards will immediately terminate, subject to the ability of our board of directors to exercise any discretion that the board of directors may exercise in the case of a change in control.

          The term of the 2009 Plan will be ten years from the date of approval by our board of directors. Our board of directors may from time to time, amend, alter, suspend, discontinue, or terminate the 2009 Plan; provided that no amendment, suspension, or termination of the 2009 Plan shall materially and adversely affect awards already granted unless it relates to an adjustment pursuant to certain transactions that change our capitalization or it is otherwise mutually agreed between the participant and the administrator. An amendment will not become effective without the approval of our stockholders if it increases the number of shares of common stock that may be issued under the 2009 Plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). Notwithstanding the foregoing, the administrator may amend the 2009 plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

Indemnification and Limitation on Liability; Insurance

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  •
  actual receipt of an improper benefit or profit in money, property or services; or

  •
  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

          Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above, any of our employees or agents and any of our predecessor's employees or agents.

          Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

          However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          Upon completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          We expect to obtain a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

          Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

  •
  each of our directors and director nominees;

  •
  each of our executive officers;

  •
  each holder of 5% or more of each class of our capital stock; and

  •
  all of our directors, director nominees and executive officers as a group.

          In accordance with SEC rules, each listed person's beneficial ownership includes:

  •
  all shares the investor actually owns beneficially or of record;

  •
  all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  •
  all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

          Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is c/o Brookfield Realty Capital Corp., Three World Financial Center, 200 Vesey Street, Tenth Floor, New York, New York 10281-1010.

Percentage of Common Stock Outstanding
	Immediately Prior to this Offering		Immediately After this Offering(3)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Brookfield Asset Management Inc.(1)	1,000	100%			%
Barry S. Blattman	—	—
Brian D. Lawson	—	—
William M. Powell	—	—
(2)	—	—
(2)	—	—
(2)	—	—
(2)	—	—
Lowell G. Baron	—	—
Jonathan C. Tyras	—	—
All directors, director nominees and executive officers as a group (9 persons)	—	—

*
Represents less than 1% of the common shares outstanding upon the closing of this offering.

(1)
Brookfield Asset Management LLC is a wholly-owned subsidiary of Brookfield. Brookfield Asset Management LLC purchased 1,000 shares of our common stock in connection with our initial capitalization on July 30, 2009.    , an affiliate of Brookfield, will purchase    shares of our common stock in a private placement to be completed concurrently with the closing of this offering.

(2)
Does not include                          shares of restricted stock to be granted concurrently with the closing of this offering.

(3)
Does not reflect any shares of common stock that may be purchased by the underwriters upon the exercise of their option, but assumes completion of the private placement of    shares concurrent with this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We will enter into a management agreement with Brookfield Realty Capital Advisors LLC, our Manager, that will become effective upon the completion of this offering, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for successive one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances. We also are obligated to reimburse certain expenses incurred by our Manager, including our Manager's payment to the underwriters of $         per share, in the form of Underwriting Discount Restricted Stock Units, for each share sold in this offering in the circumstances described in "Our Manager and the Management Agreement — Reimbursement of Manager's Partial Payment of Initial Underwriting Discount". Our Manager is entitled to receive from us a base management fee and may earn incentive fees in the form of Incentive Restricted Stock Units and origination fees in the circumstances described in "Our Manager and the Management Agreement — Base Management Fees; Incentive Fees; Origination Fees".

          Our chairman, president and chief executive officer, chief financial officer and vice president and general counsel are employees of and also serve or may serve as officers and/or directors of Brookfield and/or certain of its affiliates, including, without limitation, Brookfield-sponsored funds, including existing or future affiliated pooled investment vehicles or managed accounts not yet established. As a result, our management agreement with our Manager is being negotiated between related parties, and its terms, including fees, expense reimbursements and the amounts payable to our Manager, may not be as favorable to us as if it had been negotiated at arm's-length with an unaffiliated third party. Further, the ability of our Manager and Brookfield and their respective affiliates, officers and employees to engage in other business activities may reduce the time our Manager spends managing our business. In addition, officers and other personnel of our Manager may have obligations to investors in the other Brookfield-related entities, the fulfillment of which might not be in the best interests of us or our stockholders. See "Business — Conflicts of Interest and Related Policies" and "Risk Factors — Risks Related to Our Relationship With Our Manager — We may compete with existing and future private and public investment vehicles managed by Brookfield or its affiliates, which may present various conflicts of interest that restrict our ability to pursue certain investment opportunities or take other actions that are beneficial to our business and result in decisions that are not in the best interests of our stockholders".

Related Party Transaction Policies

          As described in "Business — Conflicts of Interest and Related Policies — BREF TWO Exclusivity and Current Co-Investment Allocation Provisions", our ability to make investments in our target assets and our other core assets is currently subject to the exclusivity and investment opportunity allocation rights of BREF TWO. BREF TWO was formed to invest in real estate related finance transactions, principally in the United States, with a risk position that generally is senior to traditional equity and subordinate to traditional first mortgages and investment grade corporate debt, but may include the making of whole loans, which we refer to as the BREF TWO Investment Strategy. During the BREF TWO Exclusivity Period (as defined below), Brookfield Asset Management Inc. and its subsidiaries (other than BIM) must offer to BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy. The BREF TWO Exclusivity Period is the period that commenced on the initial closing of BREF TWO and ends on the earlier of the end of the BREF TWO investment period, which is scheduled to expire in July 2010, and the date on which at least 75% of the aggregate capital commitments of BREF TWO have been invested or have been committed for investment. BREF TWO has informed us that currently, it intends to retain the majority of its unfunded capital commitments either for follow-on investments in existing portfolio assets or for other defensive purposes. However, no assurance can be given that BREF will not cause BREF TWO to change this strategy and call unfunded capital commitments to fund new investments. BREF has informed us that if BREF TWO were to call unfunded capital commitments to fund new investments during the remainder of the BREF TWO Exclusivity Period, it expects that these investments would be in B notes and mezzanine loans and not in traditional first mortgage loans, all of which are our target assets. However, no assurance can be given that BREF will not cause BREF TWO to invest in traditional first mortgage loans during the remainder of the BREF TWO Exclusivity Period.

          During the BREF TWO Exclusivity Period, unless BREF TWO declines an investment opportunity that falls within the BREF TWO Investment Strategy, we may be precluded from participating in such investment opportunity. Factors that could cause BREF TWO to decline any such investment opportunity include, among other considerations, the availability of capital (given the current defensive strategy articulated to us) and the risk/return profile of the proposed investment. Accordingly, during the remainder of the BREF TWO Exclusivity Period, Brookfield Asset Management Inc. and its subsidiaries (other than BIM) will offer BREF TWO any investment opportunity that is within the BREF TWO Investment Strategy for its consideration. If BREF TWO elects to pursue such investment opportunity by itself, we will not be permitted to participate in such investment; if BREF TWO declines to pursue such investment opportunity, our Manager will be able to consider the opportunity on our behalf.

          Under certain circumstances, we may co-invest with BREF TWO in an investment through a separate co-investment vehicle or by acquiring from Brookfield an economic interest in the investment (such acquisition would be subject to the approval of BREF and our audit committee). To the extent that we do so, the allocation shall be made by BREF in consultation with our Manager and BREF TWO's limited partner advisory committee.

          To the extent BREF TWO acquires any investments in which we also are interested or we acquire assets together with or through BREF TWO or any other fund managed by Brookfield or its affiliates, our ability to timely invest the proceeds from this offering and the concurrent private placement in revenue-generating assets may be hindered, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

          As of June 30, 2009, BREF TWO had called $421.6 million of capital (none of which was utilized to originate first mortgage loans), of which $4.0 million was distributed as recallable capital, leaving approximately $309.4 million of unfunded capital commitments.

          Pursuant to our management agreement, our Manager may not consummate on our behalf any transaction that involves:

  •
  the sale of any investment to;

  •
  the acquisition of any investment from;

  •
  the making of any investment in;

  •
  the borrowing of funds from; or

  •
  the lending of funds to,

any investment vehicle managed by Brookfield or any of its affiliates or any account advised by them (other than co-investments with any such vehicle) unless:

  •
  such transaction is on terms no less favorable than can be obtained on an arm's-length basis from unrelated third parties based on any of the following:

  •
  prevailing market prices;

    •
    other reliable indicators of fair market value; or

    •
    an independent valuation or appraisal; and

  •
  such transaction has been approved in advance by our audit committee.

          We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, we expect that our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors and executive officers, as well as employees of our Manager, Brookfield of their respective affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of our audit committee and Brookfield has a similar policy that applies to its employees including those who serve as our officers and directors.

          We also expect our board of directors to adopt a policy regarding the approval of any "related person transaction", which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a "related person" (as defined under SEC rules) has a direct or indirect material interest except in the case where we co-invest with such entity. Under the policy, a related person would need to promptly disclose to our secretary any related person transaction and all material facts about the transaction. Our secretary would then assess and promptly communicate that information to the audit committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the audit committee will decide whether or not to approve such transaction. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the audit committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Purchases of Common Stock by Affiliates

          Concurrently with the completion of this offering,             , an affiliate of Brookfield, will acquire $     million of our common stock in a private placement at a price per share equal to the price per share in this offering and will beneficially own    % of our outstanding common stock (or    % if the underwriters fully exercise their option) upon completion of this offering and the concurrent private placement. We plan to invest the net proceeds of this offering and the concurrent private placement in accordance with our investment objectives and the strategies described in this prospectus.

Non-Executive Director Restricted Stock and Other Equity-Based Awards

          Our 2009 Plan provides for grants of shares of restricted stock and other equity-based awards. Concurrently with the closing of this offering, we will grant an aggregate of        shares of restricted stock under the 2009 Plan to our independent directors, which will vest on the one-year anniversary of the closing of this offering, subject, in each case, to such director's continued service on our board of directors.

Indemnification and Limitation of Directors' and Officers' Liability

          Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities (including service at our request as directors or officers of other corporations or entities) unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

          In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the ultimate entitlement to indemnification, upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

          Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any of the present or former directors or officers of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

          Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

          Upon completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Registration Rights Agreement

          We will enter into a registration rights agreement with regard to (i) the           shares of the common stock acquired by    in the private placement occurring simultaneously with the completion of this offering, (ii) the shares of our common stock that are issuable upon the vesting of Underwriting Discount Restricted Stock Units to be granted to our Manager concurrently with the completion of this offering, (iii) any equity-based awards granted to our Manager under our 2009 Plan in the future, and (iv) any shares of common stock that are issuable upon the vesting of Incentive Restricted Stock Units, which we refer to collectively as the registrable shares.

          Pursuant to the registration rights agreement, we will grant    , our Manager and their direct and indirect transferees:

  •
  unlimited demand registration rights to have the registrable shares registered for resale; and

  •
  in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our Manager under the management agreement.

          Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods".

Advisory Agreement

          Our Manager will enter into an advisory agreement with Brookfield and BREF, which will become effective upon the closing of this offering. Pursuant to this agreement, our Manager will have access to, among other things, Brookfield's and BREF's portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technology necessary for the performance of our Manager's duties, in exchange for a fee representing the Manager's allocable cost for these services. The fee paid by our Manager pursuant to this agreement shall not constitute a reimbursable expense under the management agreement.

          The initial term of the advisory agreement expires on the three-year anniversary of the closing of this offering and will be automatically renewed for a one-year term on each anniversary date thereafter when and if the management agreement is extended. The advisory agreement cannot be terminated until such time as the management agreement is terminated and will automatically terminate if the management agreement is terminated.

"Brookfield" License Agreement

          Upon consummation of this offering, we will enter into a license agreement with Brookfield pursuant to which it will grant us a non-exclusive, royalty-free license to use the name "Brookfield" and related logo. Under this agreement, we will have a right to use this name and related logo for so long as our Manager or another subsidiary of Brookfield serves as our manager. The license agreement will terminate concurrently with the termination of the management agreement or any change of control of our Manager.

Co-Investment and Allocation Agreement

          Pursuant to a co-investment and allocation agreement among our Manager, Brookfield and us, our Manager and Brookfield have agreed that neither they nor any entity controlled by Brookfield will, in the future, sponsor or manage any new U.S. publicly traded investment vehicle that invests primarily in our target assets for so long as the management agreement is in effect and our Manager and Brookfield are under common control. However, our Manager, Brookfield and their respective affiliates may sponsor or manage other U.S. publicly traded investment vehicles that invest generally in real estate assets but not primarily in our target assets, which we refer to as a potential competing vehicle. Our Manager and Brookfield also have agreed that for so long as the management agreement is in effect and our Manager and Brookfield are under common control, no entity controlled by Brookfield will sponsor or manage another potential competing vehicle or another private or foreign investment vehicle that focuses on investing in our target assets, which we refer to as private or foreign competing vehicles, unless Brookfield adopts a policy that either (i) provides for the fair and equitable allocation of investment opportunities among all such vehicles and us, or (ii) provides us the opportunity to co-invest with such vehicles, or, if approved by our audit committee, invest directly in such vehicles, in each case subject to the suitability of each investment opportunity for the particular vehicle and us and each such vehicle's and our availability of cash for investment. Since we intend to invest predominantly in the United States in assets secured primarily by U.S. collateral, any investment vehicle that invests predominantly in non-U.S. mortgage assets would not be considered a private or foreign competing vehicle for purposes of this agreement.

Policy Regarding Investments Related to Properties Managed by Brookfield Affiliates.

          We expect our board of directors to adopt a policy that, among other things, permits us to originate or acquire loans and investments with respect to properties owned by unaffiliated parties that may be managed by, or leased in whole or part to, an affiliate of Brookfield or with respect to which an unaffiliated owner may have engaged an affiliate of Brookfield to provide certain other services with respect to the property.

Policy Regarding Investments Related to Business Activities Conducted by Us

          We do not have a policy that expressly prohibits our directors, officers or affiliates from engaging for their own account in business activities of the types conducted by us. However, we expect that our code of business conduct and ethics will contain a conflicts of interest policy that prohibits our directors and officers, as well as employees of our Manager, Brookfield and their respective affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us without the approval of our audit committee. Brookfield has a similar policy that applies to its employees including those who serve as officers and directors.

Policy Regarding Senior or Junior Investments in Common Assets

          We may make investments that are senior or junior to participations in, or have rights and interests different from or adverse to, the investments made by other vehicles or accounts managed by Brookfield or its affiliates. Such investments may conflict with the interests of such other vehicles or accounts in related investments at the time of origination or in the event of a default or restructuring of the investment. We expect that our board of directors will adopt a policy that provides that in the event of such a default, the Manager will advise our independent directors, who will direct our Manager with respect to the resolution or disposition of the investment.

          Additional information concerning co-investments is set forth in "Business — Conflicts of Interest and Related Policies — Future Investment Opportunity Allocation Provisions".

DESCRIPTION OF CAPITAL STOCK

          The following description of our capital stock is only a summary. While we believe that the following description covers the material terms of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, our charter and our bylaws and the other documents to which we refer for a more complete understanding of our capital stock.

General

          Our charter provides that we may issue up to                  shares of common stock and                  shares of preferred stock, both having par value $0.001 per share. Upon completion of this offering,                  shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may authorize the issuance of common or preferred stock, may establish the terms of any stock to be issued, and may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

          The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of Brookfield or any of its affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the FDIC, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guarantee association coverage or any similar protection.

Common Stock

          All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Subject to our charter restrictions on the transfer and ownership of our stock, distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our charter restrictions on the transfer and ownership of our stock. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. Directors are elected by a plurality of the votes cast in the election of directors, and there is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors.

Power to Reclassify Shares of Our Stock

          Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock and the terms of any outstanding class or series of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or that stockholders may believe is in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

          We believe that the power of our board of directors to authorize us, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock, classify or reclassify unissued shares of our common stock or preferred stock and amend our charter to increase the total number of authorized shares of our stock or any class or series of our stock, and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as any shares of authorized but unissued common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or that our stockholders may believe is in their best interests.

Restrictions on Transfer and Ownership

          To qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2009, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2009, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

          Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no individual may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock or more than 9.8% in value of our outstanding capital stock.

          Our board of directors, in its sole discretion and subject to certain conditions and the receipt of certain representations and agreements, may exempt a person, prospectively or retroactively, from the foregoing ownership limits or create an increased limit on ownership of our common or capital stock. The person seeking the exemption or increased ownership limit also must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption or creating the increased ownership limit will not cause us to lose our status as a REIT. Our board of directors also may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

          Our charter also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are owned during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT and from transferring shares of our capital stock if the transfer would result in our capital stock being owned by fewer than 100 persons after January 29, 2010. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who would have owned shares of our stock which are transferred to the trust (as described below), is required to give notice to us as soon as is reasonably practicable or, in the case of a proposed transfer, give at least 15 days prior notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply prior to the completion of this offering or if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

          Any attempted transfer of our stock that would result in our capital stock being beneficially owned by fewer than 100 persons after January 29, 2010 will be void ab initio. In addition, any attempted transfer of our stock or other event which, if effective, would result in a violation of any of the other foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer or other event that results in the transfer to the trust. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our charter, our charter provides that the purported transfer will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

          Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee must sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above restrictions on transfer and ownership of our stock. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares. The amount payable to the proposed transferee may be reduced by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

          In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

          Certificates representing shares of our capital stock and notices regarding any uncertificated shares will bear a legend referring to the restrictions described above.

          Every owner of 1% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) in number or value of the outstanding shares of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, each beneficial or constructive owner of our stock shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT, to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limit.

          These restrictions on transfer and ownership of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

          The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

          Before this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

          Upon completion of this offering and the concurrent private placement, we will have outstanding an aggregate of approximately                  shares of our common stock. The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our "affiliates", as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The shares of common stock issued in connection with our private placement and not sold in this offering and all shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

          In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders), would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

          A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Registration Rights Agreement

          We will enter into a registration rights agreement with regard to (i)  the                  shares of the common stock acquired by                  in the private placement occurring simultaneously with the completion of this offering, (ii) the shares of our common stock that are issuable upon the vesting of Underwriting Discount Restricted Stock Units to be granted to our Manager concurrently with the completion of this offering, (iii) any equity-based awards granted to our Manager under our 2009 Plan in the future, and (iv) any shares of common stock that are issuable upon the vesting of Incentive Restricted Stock Units, which we refer to collectively as the registrable shares.

          Pursuant to the registration rights agreement, we will grant                  , our Manager and their direct and indirect transferees:

  •
  unlimited demand registration rights to have the registrable shares registered for resale; and

  •
  in certain circumstances, the right to "piggy-back" the registrable shares in registration statements we might file in connection with any future public offering so long as we retain our Manager as our Manager under the management agreement;

provided, however, that these registration rights will only begin to apply one year after the completion of this offering.

          Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) in the event of certain corporate events affecting us for certain periods, referred to as "blackout periods".

          We will bear all of the costs and expenses incident to our registration requirements under the registration rights agreement, including, without limitation, all registration, filing and stock exchange or FINRA fees, all fees and expenses of complying with securities or "blue sky" laws, all printing expenses, and all fees and disbursements of counsel and independent public accountants retained by us. We have also agreed to indemnify the persons receiving registration rights against specified liabilities, including certain potential liabilities arising under the Securities Act, or to contribute the payments such persons may be required to make in respect thereof.

Grants Under Our 2009 Plan

          We intend to adopt the 2009 Plan prior to the completion of this offering, and upon completion of this offering, we will grant        shares of our restricted stock under the 2009 Plan to each of our       independent directors, and intend to reserve an additional       shares of our common stock for issuance under the 2009 Plan.

          We intend to file with the SEC a Registration Statement or Form S-8 covering the shares of common stock issuable under the 2009 Plan. Shares of our common stock covered by this registration statement, including any shares of our common stock underlying RSUs or issuable upon the exercise of options or shares of restricted stock, will be eligible for transfer or resale without restriction under the Securities Act unless held by affiliates.

Lock-Up Agreements

          Subject to certain exceptions, we and our Manager and each of our directors and executive officers will agree with the underwriters not to, among other things, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part. Subject to certain exceptions,                  has agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of shares of our common stock that it purchases in our concurrent private placement for a period of 365 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative of the underwriters. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a copy of the same lock-up agreement, and where such transfer or disposition will not require any filing to be made or involve a disposition of value. We may issue shares and grant options or other securities exchangeable or exercisable for shares of common stock pursuant to the 2009 Plan during the 180-day period. Additionally, during the 180-day period we may grant Underwriting Discount Restricted Stock Units and Incentive Restricted Stock Units to our Manager and we may issue the shares to be sold hereunder and the shares to be sold in the concurrent private placement.

          Notwithstanding the foregoing, if (i) during the last 17 days of the lock-up periods described above, (a) we release earnings results or (b) material news or a material event relating to us occurs, or (ii) prior to the expiration of the lock-up periods, we announce that we will release earnings results during the 16 day period following the last day of the lock-up periods, then in each case the lock-up periods will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, as the case may be, unless the representative of the underwriters waives, in writing, such extension.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

          The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. While we believe that the following description covers the material terms of such provisions of Maryland law and our charter and bylaws, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, the MGCL, our charter and our bylaws and the other documents to which we refer for a more complete understanding of our capital stock.

          The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Board of Directors; Vacancies; Removal

          Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL, which is one, nor more than 15. Directors are elected by a plurality of the votes cast in the election of directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of stock, following the completion of this offering, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

          Our charter provides that, subject to the rights, if any, of holders of any class or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. "Cause" is defined in our charter to mean conviction of a director of a felony or a final judgment of a court of competent jurisdiction holding that a director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Action by Stockholders

          Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

          Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures and provided the information required by our bylaws. With respect to special meetings of stockholders, only the business specified in the notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of the board of directors or (iii) provided that the special meeting has been called for the purpose of electing directors, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the special meeting, and who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions and provided the information required by our bylaws.

          The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

          Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

          Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a share exchange, unless recommended by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. The affirmative vote of two-thirds of all votes entitled to be cast on the matter is required for approval of amendments to our charter related to (i) removal of directors from our board of directors, (ii) restrictions on transfer and ownership of our stock and (iii) any amendment to the provision of our charter governing amendments.

          Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

          As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights. This is in addition to Maryland law provisions that generally eliminate appraisal rights for exchange-listed securities.

Certain Restrictions on Ownership and Transfer of Our Capital Stock

          Our charter, with certain exceptions, authorizes our directors to take such actions as it determines are necessary or advisable to preserve our qualification as a REIT. Unless exempted by our board of directors, no individual may beneficially or constructively own more than 9.8% in value or by number of shares (whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the outstanding shares of our capital stock. Among other restrictions, the board may not grant such an exemption to any proposed transferee whose ownership in excess of these ownership limits would result in five or fewer individuals owning more than 49.9% in number or value of our outstanding shares of capital stock or our otherwise failing to qualify as a REIT. Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons after January 29, 2010. Any person who acquires or attempts to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who would have owned shares of our stock which are transferred to the trust (as described below), is required to give notice to us as soon as is reasonably practicable or, in the case of a proposed transfer, give at least 15 days prior notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. See "Description of Capital Stock — Restrictions on Transfer and Ownership". These restrictions on transferability and ownership will not apply prior to the completion of this offering or if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

          Our charter provides that any transfer of our capital stock that would result in our capital stock being beneficially owned by fewer than 100 persons after January 29, 2010 will be void ab initio. Our charter provides that any ownership or purported transfer of our capital stock in violation of any of the other foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If the transfer to the trust does not occur or is ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio. See "Description of Capital Stock — Restrictions on Transfer and Ownership".

Business Combinations

          Under the Maryland Business Combination Act, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

          A person is not an interested stockholder if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving such a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

          After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or held by an affiliate or associate of the interested stockholder.

          These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

          The Maryland Business Combination Act permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that provides that any business combination between us and our Manager or any of its affiliates is exempted from the provisions of the Maryland Business Combination Act. In addition, our board of directors has adopted a resolution which provides that any business combination between us and any other person, including an interested stockholder or an affiliate or associate of an interested stockholder, is exempted from the provisions of the Maryland Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of directors who are not affiliates or associates of such person. These resolutions, however, may be altered or repealed in whole or in part at any time. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and an interested stockholder that have been approved by our board of directors or business combinations between us and our Manager or its affiliates, unless our board in the future alters or repeals this resolution. As a result, any person who later becomes an interested stockholder may be able to enter into business combinations with us without compliance by our company with the supermajority vote requirements and the other provisions of the statute. If these resolutions are repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage other from trying to acquire control of us and increase the difficulty of consummating any offer.

          We cannot assure you that our board of directors will not determine to become subject to the Maryland Business Combination Act in the future. However, an alteration or repeal of these resolutions will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

          The Maryland Control Share Acquisition Act provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

          Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition is the acquisition of ownership or the power to direct the exercise of voting power with respect to issued and outstanding control shares, subject to certain exceptions.

          A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

          If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the charter provides otherwise. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

          The Control Share Acquisition Act does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.

          Our charter eliminates appraisal rights and our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. Our board of directors may rescind or modify this provision and may do so on a retroactive basis.

Subtitle 8

          Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  •
  a classified board;

  •
  a two-thirds stockholder vote requirement for removing a director;

  •
  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  •
  a majority requirement for the calling of a special meeting of stockholders.

          Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (i) require a two-thirds stockholder vote for the removal of any director from the board of directors, as well as require such removal be for cause (as defined in our charter), (ii) unless called by our chairman of the board, our president, our chief executive officer or the board of directors, require the request of holders of a majority of outstanding shares to call a special meeting and (iii) vest in the board of directors exclusive power to fix the number of directorships. In addition, we have elected in our charter to be subject to the provision of Subtitle 8 that provides that our board of directors has the exclusive power to fill vacancies on the board of directors, by a vote of the remaining directors.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

          Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any of our or our predecessor's employees or agents.

          Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to the corporation or on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation (and our bylaws require us) to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          Upon completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

FEDERAL INCOME TAX CONSEQUENCES OF OUR QUALIFICATION AS A REIT

          This section summarizes certain material federal income tax considerations that you, as a stockholder, may consider relevant. Paul, Hastings, Janofsky & Walker LLP has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein, insofar as it purports to summarize matters of law and legal matters, provides a fair summary of such matters. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in " — Taxation of Tax-Exempt Stockholders" below), financial institutions or broker-dealers, persons who receive our stock through the exercise of employee stock options or otherwise as compensation, persons holding our stock as part of a straddle, hedge, conversion transaction or synthetic security, real estate investment trusts, regulated investment companies, Subchapter S corporations, trusts, estates and other persons holding our stock through partnerships or other pass-through entities, persons holding our stock on behalf of another person as a nominee, and non-U.S. individuals and foreign corporations (except to the extent discussed in " — Taxation of Non-U.S. Stockholders" below).

          The statements in this section are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

          For purposes of this section, the term "U.S. stockholder" means a holder of our common stock that, for United States federal income tax purposes, is:

  •
  a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its States, or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

          The term "non-U.S. stockholder" means a holder (other than an entity or arrangement treated as a partnership for federal income tax purposes) of our common stock other than a U.S. stockholder.

          If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

          We urge you to consult your own tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

          We intend to elect and qualify to be taxed as a REIT under the federal income tax laws commencing with our taxable year ending on December 31, 2009. We believe that, commencing with such taxable year, we will be organized and will have operated in such a manner so as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

          In connection with this offering, Paul, Hastings, Janofsky & Walker LLP is rendering an opinion to the effect that, commencing with our taxable year ending December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the federal income tax laws, and our actual and proposed method of operation will enable us to meet on a continuing basis the requirements for qualification and taxation as a REIT under the federal income tax laws. Investors should be aware that Paul, Hastings, Janofsky & Walker LLP's opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court. In addition, Paul, Hastings, Janofsky & Walker LLP's opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Paul, Hastings, Janofsky & Walker LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see " — Failure to Qualify".

          As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders, but taxable income generated by any TRS will be subject to regular federal corporate income tax and any applicable state or local income tax on corporations. However, our stockholders generally will be taxed on dividends that they receive at ordinary income rates unless such dividends are designated by us as capital gain dividends, a return of capital or qualified dividend income. This differs from non-REIT Subchapter C corporations, which generally are subject to federal corporate income taxes but whose individual and certain non-corporate trust and estate stockholders generally are taxed on dividends they receive at a maximum rate of 15% (through 2010), and whose corporate stockholders generally receive the benefits of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. In general, income earned by a REIT and distributed to its stockholders will be subject to less aggregate federal income taxation than if such income were earned by a non-REIT Subchapter C corporation, subjected to corporate income tax on Subchapter C corporations, and then distributed and taxed to stockholders.

          While we generally are not subject to corporate income taxes on income that we distribute currently to stockholders, we will be subject to federal tax in the following circumstances:

  •
  We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

  •
  We may be subject to the "alternative minimum tax" on any items of tax preference that we do not distribute or allocate to stockholders.

  •
  We will pay income tax at the highest corporate rate on:

  •
  net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

  •
  other non-qualifying income from foreclosure property.

  •
  We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business. See " — Requirements for Qualification — Prohibited Transactions", below.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under " — Requirements for Qualification — Gross Income Tests", but nonetheless can continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

  •
  In the event of a more than de minimis failure of the asset tests, as described below under " — Requirements for Qualification — Asset Tests", as long as the failure was due to reasonable cause and not to willful neglect and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which the failure was discovered, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

  •
  If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests (due to reasonable cause and not willful neglect) and the asset tests, we will be required to pay a penalty of $50,000 for each such failure.

  •
  If we fail to distribute during a calendar year at least the sum of:

  •
  85% of our REIT ordinary income for the year,

  •
  95% of our REIT capital gain net income for the year, and

  •
  any undistributed taxable income from earlier periods,

    we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed (taking into account excess distributions from prior years), plus any retained amounts on which income tax has been paid at the corporate level.

  •
  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include in income for federal income tax purposes its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

  •
  We will be subject to a 100% excise tax on certain transactions between us and a TRS to the extent that such transactions are not conducted on an arm's-length basis.

  •
  If we acquire any asset from a Subchapter C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the Subchapter C corporation's basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

    •
    the amount of gain that we recognize at the time of the sale or disposition, and

    •
    the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the Subchapter C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

  •
  If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held by "disqualified organizations". Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income", see " — Requirements for Qualification — Taxable Mortgage Pools". A "disqualified organization" includes: the United States; any state or political subdivision of the United States; any foreign government; any international organization; any agency or instrumentality of any of the foregoing; any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and any rural electrical or telephone cooperative.

  •
  We will be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

          In addition, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal corporate income tax, and state and local tax where applicable, on its taxable income.

Requirements For Qualification

          A REIT is a corporation, trust, or association that meets each of the following requirements:

            1.      It is managed by one or more trustees or directors.

            2.      Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

            3.      It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

            4.      It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

            5.      At least 100 persons are beneficial owners of its shares or ownership certificates.

            6.      Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year.

            7.      It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

            8.      It uses a calendar year for federal income tax purposes and complies with the record-keeping requirements of the Code and the Treasury Regulations thereunder.

            9.      It meets certain other qualification tests, described below, regarding the nature of its income and assets.

          We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 will apply to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual", however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

          We are issuing sufficient common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in "Description of Capital Stock — Restrictions on Transfer and Ownership".

          For purposes of requirement 8, we intend to adopt December 31 as our year-end and thereby satisfy this requirement.

          Qualified REIT Subsidiaries.    A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, other than a TRS, all of the capital stock of which is owned directly or indirectly by the REIT. Thus, in applying the requirements described herein, the individual entity status of any "qualified REIT subsidiary" that we own will be ignored for federal income tax purposes, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit.

          Other Disregarded Entities and Partnerships.    An unincorporated domestic entity, such as a limited liability company, that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes unless an election is made to be taxed as a Subchapter C corporation. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (described in "Requirements for Qualification — Asset Tests"), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

          Taxable REIT Subsidiaries.    A REIT is permitted to own up to 100% of the stock of one or more "taxable REIT subsidiaries", or TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. The value of our interests in and thus the amount of assets held in a TRS may also be limited by our need to qualify for an exclusion from regulation as an investment company under the Investment Company Act.

          A TRS is subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that a TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid by a TRS to us, then the dividends we pay to our stockholders who are taxed as individuals, up to the amount of dividends we receive from the TRS, generally will be eligible to be taxed at a maximum rate of 15% (through 2010) applicable to qualified dividend income. See " — Taxation of Taxable U.S. Stockholders".

          The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT's tenants to the extent that they are not conducted on an arm's-length basis.

          Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

          Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets; therefore, the entity would not be treated as a taxable mortgage pool.

          We may make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more taxable mortgage pools. Where an entity, or a portion of an entity, is classified as a taxable mortgage pool, it generally is treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. The portion of the REIT's assets, held directly or through a qualified REIT subsidiary, that qualifies as a taxable mortgage pool is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the taxable mortgage pool classification does not affect the tax status of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a taxable mortgage pool.

          A portion of our income from a taxable mortgage pool arrangement, which might be non-cash accrued income, or "phantom" taxable income, could be treated as "excess inclusion income". Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of a REMIC residual interest or taxable mortgage pool interest over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or "phantom" income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See "— Distribution Requirements".

          Our excess inclusion income would be allocated among our stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, (iii) would be taxable at the highest corporate rate to us, rather than our stockholders, to the extent allocable to our stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations), and (iv) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See " — Taxation of Taxable U.S. Stockholders", " — Taxation of Tax-Exempt Stockholders" and " — Taxation of Non-U.S. Stockholders". The manner in which excess inclusion income would be allocated among shares of different classes of our stock or how such income is to be reported to stockholders is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in our common stock.

          If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We currently do not have, and currently do not intend to form, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become taxable mortgage pools, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our status as a REIT.

  Gross Income Tests

          We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by a mortgage on real property, or on interests in real property (including certain types of mortgage-backed securities);

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets;

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  income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC's assets are real estate assets, in which case all of the income derived from the REMIC; and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

          Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from "hedging transactions", as defined in " — Hedging Transactions", that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. We will monitor the amount of our non-qualifying income and we will manage our investment portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

          Interest.    The term "interest", as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

          If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

          Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property — that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

          The interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, some of our loans may not be secured by mortgages on real property or interests in real property. Our interest income from those loans will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our loans is less than the principal amount of the loan, a portion of the income from that loan will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

          Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure (i) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that allows us to comply with the applicable REIT qualification requirements. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans. To the extent we make mezzanine loans that do not qualify as real estate assets, the interest income with respect to such loans will not be qualifying income for the 75% gross income test.

          We intend to hold certain participation interests, including B notes, in mortgage loans and mezzanine loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposed of the 75% income test. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See "— Taxation of Our Company", "— Requirements for Qualification", "Requirements for Qualification — Asset Tests" and "— Failure to Qualify".

          Fee Income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits of the borrower. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

          Dividends.    Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

          Rents from Real Property.    We do not intend to acquire any real property with the proceeds of this offering, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

  •
  The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

  •
  Rents we receive from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

  •
  If rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

  •
  We generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

          Hedging Transactions.    From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from hedging transactions that are entered into to hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets will be excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test. A qualified hedging transaction includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into. A hedging transaction also includes a transaction entered into to manage foreign currency risks with respect to items of income and gain (or any property which generates such income or gain) that would be qualifying income under the 75% or 95%

gross income tests, but only if such transaction is (i) clearly identified before the close of the day it was acquired, originated or entered into and (ii) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transactions (generally, not more than 25 days after entering into the hedging transaction). To the extent that we hedge for other purposes, or to the extent that a portion of our mortgage loans is not secured by "real estate assets" (as described below under " — Asset Tests") or in other situations, the income from those transactions likely will be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

          Prohibited Transactions.    A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances surrounding the sale, including those related to a particular asset. Nevertheless, to the extent necessary, we will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when a sale of real property will not be characterized as a prohibited transaction. Congress significantly relaxed the requirements for complying with the safe harbor in 2008. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business". To the extent necessary to avoid the prohibited transactions tax, we will attempt to conduct sales of our assets through TRSs.

          Foreclosure Property.    We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

          However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

  •
  on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

  •
  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

          Failure to Satisfy Gross Income Tests.    If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions generally will be available if:

  •
  our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

  •
  following such failure for any taxable year, a schedule of the sources of our income is filed in accordance with regulations prescribed by the Secretary of the Treasury.

          We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in " — Taxation of Our Company", even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

  Asset Tests

          To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

  •
  cash or cash items, including certain receivables;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  stock in other REITs;

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  investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

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  regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

          Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets.

          Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities.

          Fourth, of our investments not included in the 75% asset test, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of any one issuer's outstanding securities.

          Fifth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

          Sixth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

          For purposes of the second, third and fourth asset tests, the term "securities" does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership.

          For purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

  •
  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate.

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  Any "section 467 rental agreement", other than an agreement with a related party tenant.

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  Any obligation to pay "rents from real property".

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  Certain securities issued by governmental entities.

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  Any security issued by a REIT.

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  A REIT's interest as a partner in a partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

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  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from the prohibited transaction, is qualifying income for purposes of the 75% gross income test described above in " — Requirements for Qualification — Gross Income Tests".

          It is possible that we may hold mezzanine loans that are secured by equity interests in a non-corporate entity that directly or indirectly owns real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan to such a non-corporate entity, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. For example, our corporate mezzanine loans will not qualify for the safe harbor and generally will not be qualifying assets for purposes of the 75% asset test.

          We expect that most of the residential mortgage loans and mortgage-backed securities that we will hold will be qualifying assets for purposes of the 75% asset test. For purposes of these rules, however, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the federal income tax laws. Although the law on the matter is not entirely clear, it appears that the non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is security for that loan. Our debt securities issued by other REITs or Subchapter C corporations that are not secured by mortgages on real property, such as corporate mezzanine loans, will not be qualifying assets for purposes of the 75% asset test. We believe that any stock that we will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth assets tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT Subchapter C corporations for which we do not make a TRS election.

          We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we will have to value our investment in our other assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

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  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

          If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

          In the event that we violate the second, third or fourth asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter of identification of the issue and (ii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

          To avoid an inadvertent violation of the second, third, fourth or fifth asset tests described above, we may form a trust the sole beneficiary of which will be a newly formed TRS. Upon an uncured violation of the second, third, fourth or fifth asset tests described above that we believe may not qualify due to reasonable cause and not due to willful neglect, the asset or assets causing the violation would be deemed automatically to have been transferred to the trust prior to the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on such TRS's tax returns and would be subject to federal income tax, and state and local tax where applicable. Although the IRS has issued favorable protective asset trust rulings to a REIT, there can be no assurances that the IRS would respect the deemed transfer of assets to the trust.

          We currently believe that the mortgage-related assets, securities and other assets that we expect to hold will satisfy the foregoing asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities, or in many cases, the real estate collateral for the mortgage loans that we hold. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

          Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

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  90% of our "REIT taxable income", computed without regard to the dividends paid deduction and our net capital gain, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  certain items of non-cash income.

          We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January or the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

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  any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See "— Taxation of Taxable U.S. Stockholders". If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

          It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Possible examples of those timing differences include the following:

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  Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

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  We will recognize taxable income in advance of the related cash flow if any of our mortgage-backed securities are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

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  We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings. We may elect to include in taxable income accrued market discounts as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting losses.

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  We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt.

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  We may continue to recognize unpaid interest as taxable income in the event that any debt instruments or mortgage-backed securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

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  We may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

          Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred stock.

          Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

          We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

          If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in "— Gross Income Tests" and "— Asset Tests".

          If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders, and we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced federal income tax rate, currently at a maximum rate of 15%, on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

          As long as we qualify as a REIT, a taxable "U.S. stockholder" must generally take into account as ordinary income the distributions that we make of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Such distribution to a U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not be treated as "qualified dividend income". Under current law, the maximum tax rate for qualified dividend income received by non-corporate taxpayers is 15% for tax years through 2010. Without future congressional action, the maximum tax rate for such taxpayers on qualified dividend income will increase to 39.6% in 2011. Qualified dividend income generally includes dividends paid to individuals, trusts and estates by domestic Subchapter C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see "— Taxation of Our Company" above), our dividends generally will not be eligible for the maximum 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rate generally applicable to ordinary income. Currently, the highest marginal individual income tax rate on ordinary income is 35%. However, the maximum 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable to (i) dividends received by us from non-REIT corporations, such as any TRSs, and (ii) income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend.

          We may distribute taxable dividends that are payable partly in cash and partly in shares of our common stock. Taxable stockholders receiving such dividends will be required to include the full amount of the dividends as ordinary income to the extent of our current and accumulated earnings and profits.

          A U.S. stockholder generally will take into account distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. stockholder has held our common stock, but only to the extent that such distributions do not exceed our actual net capital gain for the taxable year. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

          A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the adjusted basis of such common stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year and that such distribution qualifies as a dividend consisting of current and accumulated earnings and profits.

          Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses", such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

          We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, stockholders at times may be required to pay federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Taking into account the time value of money, this acceleration of federal income tax liabilities may reduce a stockholder's after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor's before-tax return on the investment would be 10% and the investor's after-tax return would be 7%. However, if the same investor purchased our common stock at a time when the before-tax rate of return was 10%, the investor's after-tax rate of return on such stock might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable stockholder will decrease. We will consider the potential effects of phantom income on our taxable stockholders in managing our investments.

          Any excess inclusion income that we recognize generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year. A stockholder's share of excess inclusion income would not be allowed to be offset by any net operating losses or other deductions otherwise available to the stockholder.

Taxation of U.S. Stockholders on the Disposition of Common Stock

          In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in such common stock. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by any returns of capital.

          Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within the 61 day period beginning 30 days before and ending 30 days after the disposition of the common stock.

Capital Gains and Losses

          A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35% (which rate is scheduled to apply through December 31, 2010). The maximum tax rate on long-term capital gain applicable to individuals, trusts and estates is 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2010. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property", or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property". With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our individual, trust and estate stockholders at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000, or $1,500 in the case of a married individual filing a separate tax return. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses generally being eligible to be carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

          We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding, currently at a rate of 28%, with respect to distributions unless the holder:

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  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

          A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. Non-U.S. stockholders generally are not subject to backup withholding, however, we may be required to withhold a portion of capital gain distributions to any non-U.S. stockholders who fail to certify their non-foreign status to us.

Taxation of Tax-Exempt Stockholders

          Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Furthermore, a tax-exempt stockholder's share of any excess inclusion income that we recognize would be subject to tax as UBTI. Finally, a qualified employee pension or profit sharing trust that owns more than 10% of our stock must treat a percentage of the dividends that it receives from us as UBTI if we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust, and we meet one of two tests for being "predominantly held by pension trusts. Due to our expected wide public ownership, we do not expect these rules to apply.

Taxation of Non-U.S. Stockholders

          The rules governing U.S. federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our common stock, including any reporting requirements.

          A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of United States real property interests, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply (including in respect of all or a portion of a dividend that is payable in stock) unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless either:

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  a lower treaty rate applies and the non-U.S. stockholder provides us with the appropriate IRS Form W-8 BEN evidencing eligibility for that reduced rate, or

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  the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected income.

          However, reduced treaty rates are not available to the extent that the income allocated to the non-U.S. stockholder is excess inclusion income. Our excess inclusion income generally will be allocated among our stockholders to the extent that it exceeds our undistributed REIT taxable income in a particular year.

          A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that common stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

          We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits if our stock constitutes a "United States real property interest" (as described below). Consequently, although we intend to withhold at a rate of 30% (unless a lower treaty rate applies) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30% (or other applicable treaty rate).

          For any year in which we qualify as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of "United States real property interests" under special provisions of the federal income tax laws known as "FIRPTA". The term "United States real property interests", or USRPI, includes interests in real property and shares in corporations at least 50% of whose assets consists of interests in real property. The term "United States real property interests" generally does not include mortgage loans or mortgage-backed securities. As a result, we do not anticipate that we will generate material amounts of gain that would be subject to FIRPTA. Under the FIRPTA rules, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of United States real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any such distribution that we could designate as a capital gain dividend to the extent attributable to gain from "United States real property interests". A non-U.S. stockholder may receive a credit against our tax liability for the amount we withhold. Because our common stock will be traded on an established securities market after the consummation of this offering, capital gain distributions that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a United States real property interest, as long as the non-U.S. stockholder receiving such distributions does not own more than 5% of our common stock during the taxable year. As a result, non-U.S. stockholders generally would be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends.

          Unless our common stock constitutes a USRPI, a sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United Stated, excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our common stock will constitute a USRPI. However, we cannot assure you that our common stock will not become a USRPI. Even if the foregoing 50% test is not met, our common stock nonetheless will not constitute a USRPI if we are a "domestically-controlled qualified investment entity". A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. stockholders at all times during a specified testing period. We expect that we will be a domestically-controlled qualified investment entity, and that a sale of our common stock should not be subject to taxation under FIRPTA. However, no assurances can be given that we are or will remain a domestically-controlled qualified investment entity.

          If our common stock becomes regularly traded on an established securities market following this offering, an additional exception to the tax under FIRPTA will become available, even if we do not qualify as a domestically-controlled REIT at the time the non-U.S. stockholder sells our common stock. The gain from such a sale by such a non-U.S. stockholder will not be subject to tax under FIRPTA if:

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  our common stock is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange; and

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  the non-U.S. stockholder owned, actually or constructively, 5% or less of our common stock at all times during a specified testing period.

          If the gain on the sale of the common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

  •
  the gain is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or

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  the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

State and Local Taxes

          We and our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the common stock.

ERISA CONSIDERATIONS

          A fiduciary of a pension, profit sharing, retirement or other employee benefit plan, or plan, subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in shares of our common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in shares of our common stock also should consider whether the acquisition or the continued holding of shares of our common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor, or the DOL. Similar restrictions ("Similar Laws") may apply to many governmental and foreign plans which are not subject to ERISA. Thus, those considering investing in shares of our common stock on behalf of such a plan should consider whether the acquisition or the continued holding of shares of our common stock might violate any such Similar Laws.

          The DOL has issued final regulations, or the DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, as amended by the Pension Protection Act of 2006, if a plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the plan's assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "widely held", "freely transferable", and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of our common stock being offered in this prospectus are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

          The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect our common stock to be "widely held" upon completion of the initial public offering.

          The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are "freely transferable". We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations are not likely to result in the failure of common stock to be "freely transferable". The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

          Assuming that our common stock will be "widely held" and "freely transferable", we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be "plan assets" of any plan that invests in our common stock.

          Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or violate any Similar Laws.

PROSPECTIVE INVESTORS THAT ARE SUBJECT TO THE PROVISIONS OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE SHOULD CONSULT WITH THEIR COUNSEL AND ADVISORS REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE INTERNAL REVENUE CODE RELEVANT TO AN INVESTMENT IN THE SHARES OF COMMON STOCK, AND TO CONFIRM THAT SUCH AN INVESTMENT WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION OR ANY OTHER VIOLATION OF AN APPLICABLE REQUIREMENT OF ERISA.

UNDERWRITING

          Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Goldman, Sachs & Co., have severally agreed to purchase from us the following respective number of shares of common stock at a public offering price less the underwriting discount set forth on the cover page of this prospectus:

Underwriters	Number of Shares
Goldman, Sachs & Co.

Total

          The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the shares of common stock offered by this prospectus, other than those covered by the option described below, if any of these shares are purchased.

          We have been advised by the representative of the underwriters that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $       per share under the public offering price. After the initial public offering, the representative of the underwriters may change the offering price and other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

          We have granted to the underwriters an option, exercisable not later than 30 days after the date of this prospectus, to purchase up to       additional shares of common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of common stock as the number of shares of common stock to be purchased by it in the above table bears to the total number of shares of common stock offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriters to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the        shares are being offered.

          The underwriting discount per share is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting discount is       % of the initial public offering price. We have agreed to pay the underwriters the following discount on the       shares to be sold in this offering, assuming either no exercise or full exercise by the underwriters of their option.

Total Fees
	Per share	Without Exercise of Option	With Full Exercise of Option
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds before expenses, to us	$	$	$

(1)
All of the shares sold in this offering will be sold to the underwriters at $       per share, representing an initial discount to the underwriters of $       per share. We will bear $       per share and our Manager will bear $       per share of the underwriters' discount, in each case upon the closing of this offering. We have agreed to reimburse our Manager upon the closing of this offering $       per share with respect to all shares sold in this offering, in the form of Underwriting Discount Restricted Stock Units valued at the initial public offering price (or       Underwriting Discount Restricted Stock Units). The Underwriting Discount Restricted Stock Units will vest and settle in shares of our common stock in equal 1/12 increments for each full calendar quarter (if any) after the consummation of this offering during which we achieve Excess Earnings (as described elsewhere herein) for such quarter, until such time as the full amount of the Manager's share of the underwriters' discount has been reimbursed or the end of the 24th full calendar quarter following this offering, whichever occurs first. Our Manager will be entitled to receive "distribution equivalents" with respect to these Underwriting Discount Restricted Stock Units, whether or not vested, at the same time distributions are paid to our common stockholders. The following tables present information for two potential alternatives: (i) assuming that Excess Earnings are not achieved during any full calendar quarter within the first 24 full calendar quarters following this offering (such that no portion of the Manager's share of the underwriters' discount is reimbursed) and (ii) assuming that Excess Earnings are achieved in at least 12 of the first 24 full calendar quarters following this offering (such that the Manager is reimbursed in full for its share of the underwriters' discount):

Excess Earnings are not achieved during any full calendar quarter within the first 24 full calendar quarters following this offering	Per share
Public offering price	$
Underwriting discount paid by us at closing ( )%	$
Underwriting discount paid by our Manager at closing ( )%	$

Total underwriting discount paid by us and our Manager ( )%	$

Excess Earnings are achieved in at least 12 of the first 24 full calendar quarters following this offering	Per share
Public offering price	$
Underwriting discount paid by us at closing ( )%	$
Underwriting discount paid by our Manager at closing and fully reimbursed by us ( )%	$

Total underwriting discount paid by us	$

            The tables above illustrate only two possible scenarios. Actual reimbursements to the Manager may be any amount within the parameters set by these two scenarios.

            Payment by our Manager of a portion of the underwriting discount at the time of closing reduces the amount immediately payable by us. Then, if (and only if) we achieve Excess Earnings in any quarter before the end of the 24th full calendar quarter following this offering, will we issue shares of our common stock to our Manager in settlement of Underwriting Discount Restricted Stock Units, as reimbursement for our Manager's share of the underwriting discount. By using Excess Earnings as a trigger for the reimbursement, we tie reimbursement payments to a certain level of performance. If we do not achieve Excess Earnings, such Underwriting Discount Restricted Stock Units issued to our Manager will never vest and settle in shares of our common stock (unless the management agreement is terminated under circumstances in which we are required to pay the termination fee thereunder).

          In addition, we estimate that our share of the total expenses of this offering, excluding the underwriting discount, will be approximately $        million.

          We have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

          Subject to certain exceptions, we and our Manager and each of our directors and executive officers will agree with the underwriters not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of our common stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, enter into any transaction that is designed to or which reasonably could be expected to lead to or result in a sale or disposition of shares even if such shares would be disposed of by a third party, including without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares, or enter into any transaction that could be expected to require any filings to be made, for a period of 180 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representative of the underwriters.                      has agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the shares of our common stock it purchases in our concurrent private placement for a period of 365 days after the effective date of the registration statement of which this prospectus is a part without the prior written consent of the representatives. This consent may be given at any time without public notice. Transfers or dispositions may be made during the lock-up period in the case of gifts or for estate planning purposes where the donee signs a copy of the same lock-up agreement, and where such transfer or disposition will not require any filing to be made or involve a disposition of value. We may issue shares and grant options or other securities exchangeable or exercisable for shares of common stock pursuant to the 2009 Plan during the 180-day period. Additionally, during the 180-day period we may grant Underwriting Discount Restricted Stock Units and Incentive Restricted Stock Units to our Manager and we may issue the shares to be sold hereunder and the shares to be sold in the concurrent private placement.

          Notwithstanding the foregoing, if (i) during the last 17 days of the lock-up periods described above, (a) we release earnings results or (b) material news or a material event relating to us occurs, or (ii) prior to the expiration of the lock-up periods, we announce that we will release earnings results during the 16-day period following the last day of the lock-up periods, then in each case the lock-up periods will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, as the case may be, unless the representative of the underwriters waives, in writing, such extension.

          There are no agreements between the representative of the underwriters and any of our stockholders or affiliates releasing them from these lock-up agreements prior to the expiration of the lock-up periods.

          The representative of the underwriters has advised us that the underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

          In connection with the offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

          Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares of common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option.

          Naked short sales are any sales in excess of the option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

          Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of the offering.

          The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

          Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of our common stock. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Other Relationships

          The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, our Manager and our respective affiliates, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments in us, our Manager or our respective affiliates.

European Economic Area

          In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

            (i)      to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (ii)     to any legal entity which has two or more of (a) an average of at least 250 employees during the last financial year; (b) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

            (iii)    to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

            (iv)    in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe to the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each underwriter has represented and agreed that:

            (i)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

            (ii)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

          The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the shares are subscribed for or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, (b) where no consideration is given for the transfer or (c) by operation of law.

          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          We have applied to have our common stock listed on the New York Stock Exchange under the symbol "BRCC".

          A prospectus in electronic format may be made available on web sites maintained by some of the underwriters. Other than the prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus or the registration statement of which the prospectus forms a part.

 LEGAL MATTERS

          Certain legal matters in connection with this offering will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. Venable LLP will pass upon the validity of the shares of common stock sold in this offering and certain other matters under Maryland law. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hogan & Hartson LLP.

EXPERTS

          The balance sheet of Brookfield Realty Capital Corp. at July 31, 2009 appearing in this prospectus and the registration statement of which this prospectus is a part has been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

          As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Brookfield Realty Capital Corp.

          We have audited the accompanying balance sheet of Brookfield Realty Capital Corp. (the "Company") as of July 31, 2009. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Brookfield Realty Capital Corp. at July 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
August 20, 2009

BROOKFIELD REALTY CAPITAL CORP.

BALANCE SHEET

July 31, 2009

ASSETS:
Cash	$1,000

STOCKHOLDER'S EQUITY:
Common stock, $0.001 par value, 1,000 shares authorized, 1,000 shares issued and outstanding	$1
Additional paid in capital	999

Total stockholder's equity	$1,000

BROOKFIELD REALTY CAPITAL CORP.

NOTES TO BALANCE SHEET

July 31, 2009

1. Organization

          Brookfield Realty Capital Corp. (the "Company") was organized in the state of Maryland on July 28, 2009. Under the Company's charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2. Formation of the Company and Initial Public Offering

          The Company intends to conduct an initial public offering of common stock (the "IPO"), which is anticipated to be finalized in 2009. Proceeds from the IPO will be used to invest in certain of the Company's target assets, including commercial mortgage loans, other commercial real estate-related debt investments, CMBS and other real estate and real estate-related assets.

          The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

          The sole stockholder of the Company is Brookfield Asset Management LLC, a Delaware limited liability company. On July 30, 2009, Brookfield Asset Management LLC made a $1,000 initial capital contribution to the Company. The Company and Brookfield Asset Management LLC are related parties.

          The Company will be managed by Brookfield Realty Capital Advisors LLC, a Delaware limited liability company, and an affiliate of the sole stockholder.

3. Significant Accounting Policies

Use of Estimates

          The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Costs

          Underwriting commissions and costs to be incurred in connection with the Company's common share offerings will be reflected as a reduction of additional paid-in-capital.

Organization and Offering Costs

          Costs incurred to organize the Company will be expensed as incurred.

          As of July 31, 2009, Brookfield Asset Management LLC has incurred approximately $0.2 million of costs related to this offering. Upon successful completion of the IPO, the Company

BROOKFIELD REALTY CAPITAL CORP.

NOTES TO BALANCE SHEET

July 31, 2009

3. Significant Accounting Policies (Continued)

will reimburse Brookfield Asset Management LLC for these amounts from the proceeds of the offering.

4. Subsequent Events

          We have evaluated subsequent events through August 20, 2009, the date the balance sheet was available to be issued, and we do not believe there are any other material subsequent events which would require further disclosure.

BROOKFIELD REALTY CAPITAL CORP.

BALANCE SHEET

	September 30, 2009	July 31, 2009
	(unaudited)
ASSETS:
Cash	$1,000	$1,000

STOCKHOLDER'S EQUITY:
Common stock, $0.001 par value, 1,000 shares authorized, 1,000 shares issued and outstanding	$1	$1
Additional paid in capital	999	999

Total stockholder's equity	$1,000	$1,000

BROOKFIELD REALTY CAPITAL CORP.

NOTES TO BALANCE SHEET

September 30, 2009

(unaudited)

1. Organization

          Brookfield Realty Capital Corp. (the "Company") was organized in the state of Maryland on July 28, 2009. Under the Company's charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2. Formation of the Company and Initial Public Offering

          The Company intends to conduct an initial public offering of common stock (the "IPO"), which is anticipated to be finalized in 2009. Proceeds from the IPO will be used to invest in certain of the Company's target assets, including commercial mortgage loans, other commercial real estate-related debt investments, CMBS and other real estate and real estate-related assets.

          The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

          The sole stockholder of the Company is Brookfield Asset Management LLC, a Delaware limited liability company. On July 30, 2009, Brookfield Asset Management LLC made a $1,000 initial capital contribution to the Company. The Company and Brookfield Asset Management LLC are related parties.

          The Company will be managed by Brookfield Realty Capital Advisors LLC, a Delaware limited liability company, and an affiliate of the sole stockholder.

3. Significant Accounting Policies

Use of Estimates

          The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Costs

          Underwriting commissions and costs to be incurred in connection with the Company's common share offerings will be reflected as a reduction of additional paid-in-capital.

Organization and Offering Costs

          Costs incurred to organize the Company will be expensed as incurred.

BROOKFIELD REALTY CAPITAL CORP.

NOTES TO BALANCE SHEET

September 30, 2009

(unaudited)

3. Significant Accounting Policies (Continued)

          As of September 30, 2009, Brookfield Asset Management LLC has incurred approximately $1.2 million of costs related to this offering. Upon successful completion of the IPO, the Company will reimburse Brookfield Asset Management LLC for these amounts from the proceeds of the offering and these amounts will be reflected as a reduction of additional paid-in capital.

4. Subsequent Events

          We have evaluated subsequent events through November 30, 2009, the date the balance sheet was available to be issued, and we do not believe there are any other material subsequent events which would require further disclosure.

                    Shares

Common Stock

PROSPECTUS

Goldman, Sachs & Co.

          Through and including                           , 2009 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

          The following table sets forth the various fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee		$27,900
Financial Industry and Regulatory Authority, Inc. filing fee		50,500
New York Stock Exchange listing fee		*
Legal fees and expenses (including Blue Sky fees)		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous fees		*

Total expenses	$	*

          All expenses, except the SEC registration fee, the FINRA filing fee and the NYSE listing fee, are estimated.

    *
    To be filed by amendment

Item 32.    Sales to Special Parties.

          None.

Item 33.    Recent Sales of Unregistered Securities.

          On July 30, 2009, Brookfield Asset Management LLC purchased 1,000 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

          Simultaneously with the completion of the offering of our common stock pursuant to this registration statement, we will issue                    shares of common stock to                     for an aggregate purchase price of $                    . Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

          Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter contains a provision which limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

          Our charter authorizes us, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or is threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served as our predecessor in any of the capacities described above and any of our or our predecessor's employees or agents.

          Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable to the corporation or on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation (and our bylaws require us) to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

  •
  a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

          Upon the completion of this offering, we may enter into indemnification agreements with each of our directors and executive officers that would provide for indemnification to the maximum extent permitted by Maryland law.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35.    Treatment of Proceeds from Stock Being Registered.

          None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

          (a)     Financial Statements. See page F-1 for an index to the financial statements included in this Registration Statement on Form S-11.

          (b)     Exhibits. The following exhibits are filed as part of, or incorporated by reference into, this Registration Statement on Form S-11:

Exhibit Number		Title
1.1	*	Form of Underwriting Agreement among Brookfield Realty Capital Corp. and the underwriters named therein
3.1	*	Articles of Amendment and Restatement of Brookfield Realty Capital Corp.
3.2	*	Amended and Restated Bylaws of Brookfield Realty Capital Corp.
4.1	*	Specimen Common Stock Certificate of Brookfield Realty Capital Corp.
5.1	*	Opinion of Venable LLP (including consent of such firm)
8.1	*	Tax Opinion of Paul, Hastings, Janofsky & Walker LLP (including consent of such firm)
10.1	*	Form of Management Agreement between Brookfield Realty Capital Corp. and Brookfield Realty Capital Advisors LLC
10.2	*	Form of Registration Rights Agreement by and among Brookfield Realty Capital Corp. and the persons listed on Schedule 1 thereto
10.3	*	Form of Private Placement Purchase Agreement between Brookfield Realty Capital Corp. and
10.4	*	Form of Co-Investment and Allocation Agreement among Brookfield Realty Capital Corp., Brookfield Realty Capital Advisors LLC and Brookfield Asset Management Inc.
10.5(a)	*	Brookfield Realty Capital Corp. 2009 Long-Term Incentive Plan
10.5(b)	*	Form of Restricted Common Stock Award Agreement
10.5(c)	*	Form of Stock Option Agreement
10.5(d)	*	Form of Restricted Stock Unit Award Agreement
10.5(e)	*	Form of Restricted Stock Unit Award Agreement to Manager
10.6	*	Form of License Agreement
10.7	*	Form of Indemnification Agreement
23.1		Consent of Ernst & Young LLP
23.2	*	Consent of Venable LLP (included in Exhibit 5.1)
23.3	*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on August 28, 2009)

*
To be filed by amendment.

Item 37.    Undertakings.

          (a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (b)     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c)     The undersigned registrant hereby undertakes that:

            (1)     For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)     For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 4, 2009.

BROOKFIELD REALTY CAPITAL CORP.
By:	/s/ WILLIAM M. POWELL William M. Powell President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM M. POWELL William M. Powell	President and Chief Executive Officer and Director (principal executive officer)	December 4, 2009
* Lowell G. Baron	Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 4, 2009
* Barry S. Blattman	Chairman of the Board of Directors	December 4, 2009
* Brian D. Lawson	Director	December 4, 2009

*By:	/s/ WILLIAM M. POWELL William M. Powell Attorney- in- fact

S-1

EXHIBIT INDEX

Exhibit Number		Title
1.1	*	Form of Underwriting Agreement among Brookfield Realty Capital Corp. and the underwriters named therein
3.1	*	Articles of Amendment and Restatement of Brookfield Realty Capital Corp.
3.2	*	Amended and Restated Bylaws of Brookfield Realty Capital Corp.
4.1	*	Specimen Common Stock Certificate of Brookfield Realty Capital Corp.
5.1	*	Opinion of Venable LLP (including consent of such firm)
8.1	*	Tax Opinion of Paul, Hastings, Janofsky & Walker LLP (including consent of such firm)
10.1	*	Form of Management Agreement between Brookfield Realty Capital Corp. and Brookfield Realty Capital Advisors LLC
10.2	*	Form of Registration Rights Agreement by and among Brookfield Realty Capital Corp. and the persons listed on Schedule 1 thereto
10.3	*	Form of Private Placement Purchase Agreement between Brookfield Realty Capital Corp. and
10.4	*	Form of Co-Investment and Allocation Agreement among Brookfield Realty Capital Corp., Brookfield Realty Capital Advisors LLC and Brookfield Asset Management Inc.
10.5(a)	*	Brookfield Realty Capital Corp. 2009 Long-Term Incentive Plan
10.5(b)	*	Form of Restricted Common Stock Award Agreement
10.5(c)	*	Form of Stock Option Agreement
10.5(d)	*	Form of Restricted Stock Unit Award Agreement
10.5(e)	*	Form of Restricted Stock Unit Award Agreement to Manager
10.6	*	Form of License Agreement
10.7	*	Form of Indemnification Agreement
23.1		Consent of Ernst & Young LLP
23.2	*	Consent of Venable LLP (included in Exhibit 5.1)
23.3	*	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to the Registration Statement filed with the Securities and Exchange Commission on August 28, 2009)

*
To be filed by amendment.